Exhibit 2.1

Execution Version

MEMBERSHIP INTEREST

CONTRIBUTION AGREEMENT

BY AND AMONG

CC ENERGY II L.L.C.,

CROW CREEK ENERGY II L.L.C.

AND

CROW CREEK OPERATING COMPANY II L.L.C.

AS THE COMPANY ENTITIES

THE ENTITIES AND INDIVIDUALS

LISTED ON THE SIGNATURE PAGES HERETO

AS CONTRIBUTORS

AND

EAGLE ROCK ENERGY PARTNERS, L.P.

AS THE PARTNERSHIP

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.01	Defined Terms	1
Section 1.02	Interpretation	15

ARTICLE II
COMPANY ENTITIES’ ASSETS

Section 2.01	Assets	16
Section 2.02	Excluded Assets	17

ARTICLE III
CONTRIBUTION

Section 3.01	Agreement to Contribute	17
Section 3.02	Allocated Values	18

ARTICLE IV
TITLE MATTERS

Section 4.01	General Disclaimer of Title Warranties and Representations; Special Warranty	18
Section 4.02	Title Examination Period	19
Section 4.03	Title Defects	19
Section 4.04	Notice of Title Defects	20
Section 4.05	Remedies for Title Defects	20
Section 4.06	Limitations	21
Section 4.07	Title Defect Amount	21
Section 4.08	Title Benefits	22
Section 4.09	Title Dispute Resolution	23
Section 4.10	Preferential Purchase Rights	23

ARTICLE V
ENVIRONMENTAL

Section 5.01	Environmental Examination Period	24
Section 5.02	Environmental Defect	24
Section 5.03	Notice of Environmental Defects	24
Section 5.04	Remedies for Environmental Defects	25
Section 5.05	Limitations	25
Section 5.06	Environmental Dispute Resolution	25

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.01	Representations and Warranties of Contributors	26
Section 6.02	Representations and Warranties Regarding the Company Entities	29
Section 6.03	Representations and Warranties of the Partnership	46

i

ANNEXES

Annex A	–	Allocation of Contribution Consideration

EXHIBITS

Exhibit A	–	Part 1-1	Producing Leases
Exhibit A	–	Part 1-2	Non-Producing Leases/Allocated Values
Exhibit A	–	Part 1-3	Fee Interests
Exhibit A	–	Part 2	Wells/Allocated Values
Exhibit A	–	Part 3	[Reserved]
Exhibit A	–	Part 4	Access Rights
Exhibit A	–	Part 5	Field Offices
Exhibit A	–	Part 6	Contracts
Exhibit A	–	Part 7	Vehicles
Exhibit B	–	Excluded Assets
Exhibit C	–	Form of Assignment
Exhibit D	–	Form of Escrow Agreement
Exhibit E-1	–	Form of Transition Services Agreement
Exhibit E-2	–	Form of Consulting Agreement
Exhibit F-1	–	Form of Confidentiality, Non-Compete and Non-Solicitation Agreement (Texas and Arkansas)
Exhibit F-2	–	Form of Confidentiality, Non-Compete and Non-Solicitation Agreement (Oklahoma)
Exhibit G	–	Form of Registration Rights Agreement
Exhibit H	–	Form of Voting Agreement
Exhibit I	–	Form of Spousal Consent
Exhibit J-1	–	Form of Mutual Release (Employee-Contributor)
Exhibit J-2	–	Form of Mutual Release (Manager)
Exhibit K	–	Form of NGP Release

SCHEDULES

Schedule 1.01(a)		–	Company Entities’ Knowledge Person
Schedule 1.01(b)		–	Partnership’s Knowledge Person
Schedule 1.02		–	Liens; Tax Liens
Schedule 1.03		–	Cana Shale Assets
Schedule 3.02		–	Allocated Value
Schedule 4.03		–	Title Defects
Schedule 6.01(k)		–	Brokers’ Fees
Schedule 6.02(c)		–	Consents
Schedule 6.02(d)		–	Noncontravention
Schedule 6.02(e)		–	Litigation
Schedule 6.02(f)		–	Capitalization
Schedule 6.02(f)(i)		–	Capitalization—Options and Rights

Schedule 6.02(g)	–	Other Equity Interests
Schedule 6.02(i)(ii)	–	Indebtedness
Schedule 6.02(i)(v)	–	Capital Expenditures
Schedule 6.02(i)(vi)	–	Liens
Schedule 6.02(j)	–	Absence of Changes
Schedule 6.02(k)(i)	–	Company Employees
Schedule 6.02(k)(ii)	–	Compliance with Employment Laws
Schedule 6.02(k)(iii)	–	Employment Complaints
Schedule 6.02(k)(v)	–	Collective Bargaining Agreements or Labor Union Agreement
Schedule 6.02(k)(vi)	–	Pensions; Allowances
Schedule 6.02(l)(i)	–	Employee Benefit Plans
Schedule 6.02(l)(iv)	–	Employee Benefit Plans—Noncompliance
Schedule 6.02(l)(ix)	–	Employee Benefit Plans—Certain Payments
Schedule 6.02(l)(x)	–	Employee Benefit Plans—Nonqualified Deferred Compensation
Schedule 6.02(m)	–	Bank Accounts
Schedule 6.02(n)	–	Insurance
Schedule 6.02(o)	–	Taxes
Schedule 6.02(o)(ix)	–	Tax Jurisdictions
Schedule 6.02(p)	–	Royalty Payments
Schedule 6.02(q)	–	Hydrocarbon Sales
Schedule 6.02(r)	–	Environmental Matters
Schedule 6.02(s)	–	Compliance with Laws
Schedule 6.02(u)(i)	–	Material Contracts
Schedule 6.02(u)(iii)	–	Compliance with Material Contracts
Schedule 6.02(v)	–	Preferential Purchase Rights and Consents
Schedule 6.02(w)	–	Imbalances
Schedule 6.02(x)	–	Payout Balances
Schedule 6.02(y)	–	Plugging and Abandonment
Schedule 6.02(z)(i)	–	Affiliate Transactions—Advances to Directors, Officers, etc.
Schedule 6.02(z)(ii)	–	Affiliate Transactions—Powers of Attorney
Schedule 6.02(z)(iii)	–	Affiliate Transactions—Exceptional Payments
Schedule 6.02(z)(iv)	–	Affiliate Transactions—Contributor Services and Assets
Schedule 6.02(z)(v)	–	Affiliate Transactions—Payments to Contributors
Schedule 6.02(cc)	–	Brokers’ Fees
Schedule 7.02(b)(xix)	–	Joint Operating Agreement Proposed Operations
Schedule 7.02(b)(xx)	–	Third Party Proposed Operations
Schedule 7.04(a)	–	Designated Contributors
Schedule 8.02(g)(i)	–	Resignations
Schedule 8.02(g)(ii)	–	Releases

v

MEMBERSHIP INTEREST
CONTRIBUTION AGREEMENT

This Membership Interest Contribution Agreement (as amended or otherwise modified from time to time in accordance with its terms, this “Agreement”) is made and entered into this 12th day of April, 2011, by and among CC Energy II L.L.C., a Delaware limited liability company (the “Company”), Crow Creek Energy II L.L.C., a Delaware limited liability company (“CCEII”), Crow Creek Operating Company II L.L.C., a Delaware limited liability company (collectively with the Company and CCEII, the “Company Entities”), Natural Gas Partners VIII, L.P., a Delaware limited partnership (“NGP”), the other persons listed as “Contributors” on the signature pages hereto (together with NGP, each a “Contributor” and collectively, “Contributors”), and Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”).  The Company Entities, Contributors and the Partnership are sometimes referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

W I T N E S S E T H:

WHEREAS, Contributors are the owners of all of the issued and outstanding membership interests (including any options, warrants, other rights to purchase equity, incentive rights or participation in profits or appreciation in value) of the Company (the “Company Interests”); and

WHEREAS, subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), (a) each Contributor shall contribute the Company Interests owned by such Contributor to the Partnership in exchange for either (i) a certain number of the issued and outstanding common units of the Partnership (the “Partnership Common Units”), calculated as hereinafter set forth or (ii) a certain amount of cash as hereinafter set forth, or a combination of each, as applicable, and (b) immediately after such contributions by the Contributors, the Partnership will own 100% of the Company Interests;

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01           Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accelerated Income Tax” shall mean the amount of federal and state income tax on allocations to a Contributor of ordinary income or short-term capital gain (assuming a 40% applicable combined federal and state rate) or long-term capital gain (assuming a 20% applicable combined federal and state rate) pursuant to Section 704(c) of the Code with respect to the built-in gain in the Assets (or relevant portion thereof) at the time of the Closing that has not been recognized as taxable income or gain by the Contributor as of the time of, and that results from, a Cana Disposition or a Non-Cana Asset Disposition.

“Access Rights” shall have the meaning given that term in Section 2.01(d)

“Accounting Arbitrator” shall have the meaning given that term in Section 9.02(d).

“Adjusted Allocated Value” for a particular Asset shall mean the Allocated Value for such Asset increased by the amount of capital expenditures, if any, made by the Company with respect to such Asset since the Balance Sheet Date.

“Adjusted Cash Consideration” shall mean the Cash Consideration as adjusted pursuant to Section 9.02.

“Adjusted Equity Consideration” shall mean the Equity Consideration as adjusted pursuant to Section 9.02.

“Advisory Services Agreement” shall mean the Advisory Services, Reimbursement and Indemnification Agreement, effective as of October 31, 2006, between the Company and NGP.

“AFEs” shall have the meaning given that term in Section 6.02(i)(v).

“Affiliate” shall mean any Person that, directly or indirectly, through one or more entities, controls, is controlled by or is under common control with the Person specified; provided, however, except for purposes of Sections 6.02(u)(i)(P) and 7.02(b)(xi), in no event shall any Person controlled by or under common control with NGP or any of its Affiliates (other than the Company Entities) be deemed to be an “Affiliate” of any Company Entity for purposes of this Agreement.  For the purpose of the immediately preceding sentence, the term “control” and its syntactical variants mean the power, direct or indirect, to direct or cause the direction of the management of such Person, whether through the ownership of voting securities, by contract, agency or otherwise.  For avoidance of doubt: (a) prior to Closing, each Company Entity shall be considered an Affiliate of Contributors and from and after Closing, each Company Entity shall be considered an Affiliate of the Partnership, and (b) a Contributor is not necessarily an Affiliate of another Contributor.

“Affiliate Contracts” shall have the meaning given that term in Section 6.02(u)(i)(P).

“Agreement” shall have the meaning given that term in the Preamble.

“Allocated Value” shall have the meaning given that term in Section 3.02.

“Approval” shall mean any approval, authorization, grant of authority, consent, order, qualification, permit, license, variance, exemption, franchise, concession, certificate, filing or registration, or any waiver of the foregoing, or any notice, statement or other communication required to be filed with or delivered to any Governmental Authority or any other Person.

“Assets” shall have the meaning given that term in Section 2.01.

“Audited December 31, 2010 Balance Sheet” shall mean the audited consolidated balance sheet of the Company Entities, as of December 31, 2010 and audited by the Company Auditor in accordance with GAAP.

“Balance Sheet Date” shall mean December 31, 2010.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in Houston, Texas are authorized or obligated by Law to close.

“Cana Disposition” shall have the meaning given that term in Section 15.01(d).

“Cana Shale Assets” shall mean those certain Assets set forth on Schedule 1.03.

“Cash Consideration” shall mean $15,000,000.

“Casualty Loss” shall mean any physical damage to an Asset that (a) occurs during the period between execution of this Agreement and Closing as a result of acts of God, fire, explosion, pipeline or gathering failure, earthquake, windstorm, flood or drought, and (b) is not the result of normal wear and tear, net to the Company Entities’ interest in such Asset.

“CCEII” shall have the meaning given that term in the Preamble.

“CC Equity Documents” shall mean (a) the Company LLC Agreement, (b) the Advisory Services Agreement, (c) the Voting and Members Agreement, effective as of October 31, 2006, by and among the Company, NGP, and certain other parties, and (d) the Subscription and Contribution Agreement, effective as of October 31, 2006, by and among the Company, NGP, and certain other parties, as amended.

“CERCLA” shall have the meaning given that term in the definition of “Environmental Laws.”

“Claim” shall have the meaning given that term in Section 13.11(b).

“Claim Notice” shall have the meaning given that term in Section 13.11(b).

“Closing” shall have the meaning given that term in Section 9.01.

“Closing Date” shall have the meaning given that term in Section 9.01.

“COBRA” shall have the meaning given that term in Section 6.02(l)(vi).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

“Commonly Controlled Entity” shall have the meaning given that term in Section 6.02(l)(i).

“Company” shall have the meaning given that term in the Preamble.

“Company Auditor” shall mean Grant Thornton LLP.

“Company Employees” shall have the meaning given that term in Section 6.02(k)(i).

“Company Entities” shall have the meaning given that term in the Preamble.

“Company Entity Group Member” shall have the meaning given that term in Section 6.02(l)(i).

“Company Interests” shall have the meaning given that term in the Recitals.

“Company LLC Agreement” shall mean that certain Amended and Restated Operating Agreement of the Company, dated as of October 31, 2006, as amended by that certain First Amendment to Amended and Restated Operating Agreement of the Company, dated May 17, 2007, and by that certain Second Amendment to Amended and Restated Operating Agreement of the Company, effective as of January 1, 2009 and by that certain Third Amendment to Amended and Restated Operating Agreement of the Company, effective as of June 25, 2010.

“Confidentiality, Non-Compete and Non-Solicitation Agreement” shall mean two Confidentiality, Non-Compete and Non-Solicitation Agreements, substantially in the form attached hereto as Exhibit F-1 and Exhibit F-2.

“Consulting Agreement” shall mean the Consulting Agreements between the Partnership and each of certain Contributors designated by the Partnership, substantially in the form attached hereto as Exhibit E-2.

“Continuing Employee” shall have the meaning given that term in Section 11.05(a).

“Contract” shall mean any agreement, contract, obligation, promise, understanding or undertaking (whether written or oral and whether express or implied) that is legally binding and (a) under which any Company Entity has or may acquire any rights, (b) under which any Company Entity has or may become subject to any Liability, or (c) by which any Company Entity or any of the assets owned or used by such entity is or may become bound.

“Contribution Consideration” shall have the meaning given that term in Section 3.01.

“Contributors” shall have the meaning given that term in the Preamble.

“Contributor Indemnitees” shall mean each Contributor and its members, partners, shareholders, Affiliates, successors and assigns, and the officers, board of directors and/or managers, employees, agents, and representatives of each of the foregoing Persons.

“Contributor Representative” shall have the meaning given that term in Section 10.01.

“Defensible Title” shall have the meaning given that term in Section 4.03.

“Dispute Notice” shall have the meaning given that term in Section 9.02(c).

“Employee Pension Plans” shall have the meaning given that term in Section 6.02(l)(i).

“Employee Plans” shall have the meaning given that term in Section 6.02(l)(i).

“Employee Welfare Plans” shall have the meaning given that term in Section 6.02(l)(i).

“Enforceability Exceptions” shall have the meaning given that term in Section 6.01(d).

“Environmental Arbitrator” shall have the meaning given that term in Section 5.06.

“Environmental Defect” shall have the meaning given that term in Section 5.02.

“Environmental Defect Amount” shall have the meaning given that term in Section 5.04.

“Environmental Defect Deductible” shall have the meaning given that term in Section 5.05.

“Environmental Defect Notice” shall have the meaning given that term in Section 5.03.

“Environmental Defect Property” shall have the meaning given that term in Section 5.03.

“Environmental Examination Period” shall have the meaning given that term in Section 5.01.

“Environmental Laws” shall mean all Laws pertaining to protection of human health and the environment (including natural resources), the prevention of pollution, remediation of contamination and restoration of environmental quality to the extent applicable to the Asset at issue, including the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act of 1970 (to the extent pertaining to the environment (including natural resources), the prevention of pollution, remediation of contamination and restoration of environmental quality), the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Safe Drinking Water Act, the Toxic Substances Control Act, the Oil Pollution Act of 1990 and any comparable state Laws.  The term “Environmental Laws” shall also include all amendments to any of the foregoing.

“Equity Consideration” shall mean $303,000,000, payable in Partnership Common Units, calculated at Closing using the Equity Price.

“Equity Price” shall mean the VWAP of the Partnership Common Units for the 20 Business Days ending on, and inclusive of, the fifth Business Day prior to the Closing Date; provided that (a) if such VWAP is greater than $10.50, the Equity Price shall be $10.50 and (b) if such VWAP is less than $7.50, the Equity Price shall be $7.50.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall mean Wells Fargo, N.A.

“Escrow Agreement” shall mean that certain Escrow Agreement to be entered into as of the Closing Date, by and among the Partnership, NGP, the Contributor Representative and the Escrow Agent, substantially in the form attached hereto as Exhibit D with such revisions requested by the Escrow Agent as are mutually agreed upon by the Escrow Agent, the Partnership, NGP and the Contributor Representative.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall have the meaning given that term in Section 2.02.

“Excluded Contributors” shall mean, collectively, Sara Hills, Debbie Brown, Kristina Hoffman, Gralyne Watkins, Mary Jo Thomas, Anna Lawless, Paulette Hanner and Peggy Gillette.

“Existing Credit Facility” shall mean, collectively, (a) that certain Credit Agreement, dated as of June 29, 2007, among Crow Creek Energy II L.L.C., as Borrower, CC Energy II L.L.C., as Parent Guarantor, Wachovia Bank, National Association, as Administrative Agent and other signatories party thereto, as amended by that certain First Amendment to Credit Agreement, dated as of June 25, 2008, by that certain Second Amendment to Credit Agreement, dated as of June 24, 2009, and by that certain Third Amendment to Credit Agreement, dated as of June 29, 2010, and as may be further amended prior to the date of this Agreement, and (b) that certain Second Lien Term Loan Agreement, dated as of June 29, 2007, among Crow Creek Energy II L.L.C., as Borrower, CC Energy II L.L.C., as Parent Guarantor, Wachovia Bank, National Association, as Administrative Agent and other signatories party thereto, as amended by that certain First Amendment to Second Lien Term Loan Agreement, dated as of June 29, 2010, and as may be further amended prior to the date of this Agreement.

“Facilities” shall have the meaning given that term in Section 2.01(c).

“FCC” shall mean the Federal Communications Commission.

“Fee Interests” shall have the meaning given that term in Section 2.01(a).

“Files” shall have the meaning given that term in Section 2.01(i).

“Filings” shall mean, collectively, any filings that may be required to be made by the Partnership or any of its Affiliates as a result of the transactions contemplated by this Agreement with any Governmental Authority, including any filings that may be required to be made with the SEC, including the filing by the Partnership with the SEC of one or more registration statements to register any securities of the Partnership under the Securities Act or of any report required to be filed by the Partnership under the Exchange Act.

“Final Accounting Statement” shall have the meaning given that term in Section 9.02(c).

“Financial Statements” shall have the meaning given that term in Section 6.02(h).

“Fundamental Representations” shall mean the representations and warranties set forth in Sections 6.01(a), (b), (c), (d), (e) and (g) and Section 6.02(f).

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” shall mean any federal, state, local, tribal or foreign government or any court of competent jurisdiction, regulatory or administrative agency, commission or other governmental authority that exercises jurisdiction over any of the Assets.

“Hazardous Materials” shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “acutely hazardous material,” “extremely hazardous material,” “hazardous waste,” “hazardous waste constituent,” “acutely hazardous waste,” “extremely hazardous waste,” “solid waste,” “infectious waste,” “medical waste,” “biomedical waste,” “pollutant,” “toxic pollutant,” or “contaminant.”  The term “Hazardous Materials” shall include any “hazardous substances” as defined, listed, designated or regulated under CERCLA, any “hazardous wastes” or “solid wastes” as defined, listed, designated or regulated under RCRA, and, to the extent defined, listed, designated or regulated under Environmental Laws:  any asbestos or asbestos containing materials, any polychlorinated biphenyls, and any petroleum or hydrocarbonic substance, fraction, distillate or by-product.

“HIPAA” shall have the meaning given such term in Section 6.02(l)(xi).

“Holdback Account” shall mean a deposit account established pursuant to the Escrow Agreement in which the Holdback Amount is deposited.

“Holdback Amount” shall mean the Holdback Cash and the Holdback Units held in the Holdback Account at any particular time.

“Holdback Cash” shall mean $1,500,000.

“Holdback Units” shall mean a portion of the Equity Consideration equal to $30,300,000, calculated at Closing using the Equity Price.

“Hydrocarbons” shall mean oil and natural gas, including casinghead gas and condensate, and other hydrocarbons produced or processed in association therewith.

“Identified Zone” shall mean (a) with respect to a Well that is capable of production as of the date hereof, the interval(s) in such Well that are so capable of production (irrespective of the formation or zone identified in Exhibit A—Part 2 with respect thereto, if any), (b) with respect to a Well (or interval thereof) that is not capable of production as of the date hereof or has not been drilled and completed as of the date hereof, the formation or zone identified in Exhibit A—Part 2 with respect thereto, and (c) with respect to a Non-Producing Lease described in Exhibit A—Part 1-2, the formation or zone identified in Exhibit A—Part 1-2 with respect thereto.

“Imbalance” shall mean any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and taken by and allocated to the Company Entities (and any predecessors in title to the extent of the interests of the Company Entities in such Well) and the amount of Hydrocarbons produced from a Well and allocable to the interest therein of the Company Entities (and any predecessors in title to the extent of the interests of the Company Entities in such Well).

“Indebtedness” shall mean, without duplication:  (a) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of any Company Entity, whether or not represented by bonds, debentures, notes, or other securities (whether or not convertible into any other security), for the repayment of money borrowed, whether owing to banks, financial institutions, on equipment leases or otherwise; (b) all deferred payment obligations of the Company Entities for the purchase price of property or assets purchased (other than current accounts payable incurred in the Ordinary Course of Business); (c) all obligations of the Company Entities to pay rent or other payment amounts under a lease which is required to be classified as a capital lease or a Liability on the face of a balance sheet prepared in accordance with GAAP; (d) all outstanding reimbursement obligations of the Company Entities with respect to letters of credit, bankers’ acceptances, or similar facilities issued for the account of the Company Entities; (e) all obligations of any Company Entity with respect to any hedging, swap, spot market, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; (f) all obligations secured by any Lien, other than Permitted Encumbrances, existing on properties owned by the Company Entities, whether or not indebtedness secured thereby will have been assumed; (g) all guaranties, endorsements (other than endorsements of negotiable instruments in the Ordinary Course of Business), assumptions, and other contingent obligations of the Company Entities in respect of, or to purchase, or to otherwise acquire, indebtedness of others; (h) all premiums, penalties, fees, expenses, breakage costs, and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment as a result of the consummation of the transactions contemplated by this Agreement or in connection with any lender consent; and (i) all of the Company Entities’ obligations of the types referred to in clauses (a) through (h) of this definition, whether interest bearing or otherwise, owed to any Contributor and/or any Contributor’s Affiliates.

“Indemnified Parties” shall have the meaning given that term in Section 7.08.

“Indemnitee” shall have the meaning given that term in Section 13.11(a).

“Indemnitor” shall have the meaning given that term in Section 13.11(a).

“Indemnity Deductible” shall have the meaning given that term in Section 13.03(b).

“ISDAs” shall mean those International Swap Dealers Association Master Agreements, schedules and amendments thereto, as set forth in more detail in subsection (e) of Schedule 6.02(i)(ii).

“Knowledge” shall mean, (a) with respect to the Company Entities, the actual knowledge of the Persons listed on Schedule 1.01(a) hereto and (b) with respect to the Partnership, the actual knowledge of the Persons listed on Schedule 1.01(b) hereto.

“Law” shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Leases” shall have the meaning given that term in Section 2.01(a).

“Lessor Consent” shall have the meaning given that term in Section 8.02(j).

“Liabilities” shall mean any and all claims, causes of action, payments, charges, judgments, assessments, liabilities, obligations, losses, damages, penalties, fines or costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage.

“Liens” shall mean any mortgage, lien, pledge, security interest or other charge or encumbrance, any financing lease having substantially the same economic effect as any of the foregoing, any assignment of the right to receive income, or any other type of preferential arrangement.

“Lost Deferral Amount” shall mean, as calculated for each Contributor, (1) an amount of interest equal to seven percent (7%) per annum multiplied by the Accelerated Income Tax other than any portion thereof in respect to short-term capital gain (a) with respect to a Cana Disposition, accruing from the time of such Cana Disposition until the seventh anniversary of the Closing Date and (b) with respect to a Non-Cana Asset Disposition, accruing from the time of such Non-Cana Asset Disposition until the seventh anniversary of the Closing Date plus (2) if a Cana Disposition or a Non Cana Asset Disposition causes the Partnership to recognize a short-term capital gain, an amount equal to the excess of the Accelerated Income Tax resulting from such short-term capital gain over an amount equal to the present value (using a 7% discount rate) of the tax (computed in the same manner as Accelerated Income Tax) in respect of the remedial allocations of income attributable to the assets disposed of that otherwise (but for the disposition) would have been made to the Contributor under the Partnership Agreement through the seventh anniversary of the Closing Date.

“Material Adverse Effect” shall mean: (a) with respect to a Contributor, (i) a material adverse change in or a material adverse effect on the ability of such Contributor to perform any of the obligations of such Contributor in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or (ii) any event or circumstance that could reasonably be likely to result in a material adverse effect or material adverse change described in clause (a)(i); (b) with respect to the Company Entities, (i) a material adverse change in or a material adverse effect on the business, operations, assets and properties, Liabilities (actual or contingent), or condition (financial or otherwise) of the Company Entities, taken as a whole, or (ii) any event or circumstance that could reasonably be likely to result in a material adverse effect or material adverse change described in clause (b)(i); and (c) with respect to the Partnership, (i) a material adverse change in or a material adverse effect on (A) the business, operations, assets and properties, Liabilities (actual or contingent), or condition (financial or otherwise) of the Partnership and its subsidiaries, taken as a whole, or (B) the ability of the Partnership to perform any of the obligations of the Partnership in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) any event or circumstance that could reasonably be likely to result in a material adverse effect or material adverse change described in clause (c)(i).

“Material Contract” shall have the meaning given that term in Section 6.02(u)(i).

“Multiemployer Plan” shall have the meaning given that term in Section 6.02(l)(i).

“Net Acre” shall mean, as computed separately with respect to each Non-Producing Lease, (a) the number of gross acres in the lands covered by that Non-Producing Lease, multiplied by (b) the undivided percentage interest in oil, gas or other minerals covered by such Non-Producing Lease in such lands, multiplied by (c) the Company Entities’ Working Interest in such Non-Producing Lease; provided, however, that if items (b) and/or (c) vary as to different areas of the lands (including depths) covered by that Non-Producing Lease, a separate calculation shall be done for each such area as if it were a separate Lease.

“Net Revenue Interest” shall mean, with respect to any Well or Non-Producing Lease, as applicable, the interest in and to all Hydrocarbons produced, saved, and sold from or allocated to such Well or Non-Producing Lease, as applicable, after giving effect to all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests, and other burdens upon, measured by, or payable out of production therefrom.

“New Lessee” shall mean Crow Creek Operating Company III L.L.C.

“NGP” shall have the meaning given that term in the Preamble.

“Non-Cana Asset Disposition” shall have the meaning given that term in Section 15.01(e).

“Non-Producing Leases” shall mean those Leases or Unit Interests described in Exhibit A—Part 1-2 of this Agreement.

“Non-Transferred Excluded Asset” shall have the meaning given that term in Section 11.04.

“Ordinary Course of Business” shall mean, with respect to any action taken by a Person:

(a)           such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

(b)           such action is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person and consistent with prudent oilfield practices.

“Organizational Documents” shall mean, with respect to a particular Person (other than a natural person), the certificate or articles of incorporation, bylaws, partnership agreement, limited liability company agreement, trust agreement or similar organizational document or agreement, as applicable of such Person.

“Other Plan” shall have the meaning given that term in Section 6.02(l)(i).

“Parties” shall have the meaning given that term in the Preamble.

“Partnership” shall have the meaning given that term in the Preamble.

“Partnership Common Units” shall have the meaning given that term in the Recitals.

“Partnership Credit Agreement” shall mean that certain Credit Agreement dated as of December 13, 2007 among the Partnership, Wachovia Bank, National Association, as administrative agent, and HSH Nordbank AG, New York Branch, The Royal Bank of Scotland, PLC and BNP Paribas, as co-documentation agents, and the lenders party thereto.

“Partnership Employer” shall mean Eagle Rock Energy G&P, LLC.

“Partnership Indemnitees” shall mean the Partnership and its members, partners, shareholders and Affiliates, and the officers, board of directors and/or managers, employees, agents and representatives of each of the foregoing Persons.  From and after the Closing, “the Partnership Indemnitees” shall also include each Company Entity and its respective members, partners, shareholders and Affiliates, and the officers, board of directors and/or managers, employees, agents and representatives of each of the foregoing Persons.

“Partnership SEC Documents” shall have the meaning given that term in Section 6.03(g).

“Payoff Amount” shall mean the amount required to fully discharge as of Closing the Indebtedness represented by the Existing Credit Facility.

“Permitted Encumbrances” shall mean any of the following:

(a)           the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the agreements, instruments and documents that create or reserve to the Company Entities their interests in any of the Assets, including the Leases and assignments thereof, and in the Material Contracts to the extent that such agreements, instruments, documents and Material Contracts do not operate to reduce any Net Revenue Interest or Net Acres of the Company Entities (as set forth in Exhibit A—Part 2 or Exhibit A—Part 1-2, respectively) or increase any Working Interest of the Company Entities (as set forth in Exhibit A—Part 2) without a proportionate increase in the corresponding Net Revenue Interest of the Company Entities;

(b)           any materialman’s, mechanic’s, repairman’s, vendor’s, construction, employee’s, contractor’s, operator’s or other similar Liens for the payment of expenses arising in the Ordinary Course of Business (in each case) that are not yet due and payable or, if due and payable, that are being contested in good faith in the Ordinary Course of Business and are identified on Schedule 1.02 and for which adequate reserves are maintained in accordance with GAAP;

(c)           any Liens for Taxes or assessments not yet due and payable or, if due and payable, that are (i) disclosed on Schedule 1.02, (ii) being contested in good faith in the Ordinary Course of Business and (iii) for which adequate reserves are maintained in accordance with GAAP;

(d)           any Liens created by Law, reserved in oil and gas leases for royalties, bonuses or rentals or created to secure compliance with the terms of the agreements, instruments and documents that create or reserve to the Company Entities their interests in the Assets, govern the operation thereof or provide for the sale of production therefrom;

(e)           any obligations or duties affecting the Assets to any municipality or Governmental Authority with respect to any franchise, grant, license or permit and all applicable Laws;

(f)            any easements, rights-of-way, servitudes, licenses, covenants, surface leases, permits and other similar rights for the purposes of pipelines, transmission lines, Facilities or other similar fixtures or personalty that do not individually or in the aggregate materially interfere with the operation or ownership of any Asset;

(g)           all lessors’ royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on, or deductions from the proceeds of production, that do not operate to reduce any Net Revenue Interest or Net Acres of the Company Entities (as set forth in Exhibit A—Part 2 or Exhibit A—Part 1-2, respectively) or increase any Working Interest of the Company Entities (as set forth in Exhibit A—Part 2) without a proportionate increase in the corresponding Net Revenue Interest of the Company Entities;

(h)           conventional rights of reassignment;

(i)            such Title Defects which the Partnership waives or for which a remedy is provided at or before Closing pursuant to Section 4.05;

(j)            all rights to consent by, required notices to, filings with or other actions by any Governmental Authority in connection with the sale or conveyance of oil and gas leases or interests therein to the extent such actions are typically taken following closing;

(k)           the Existing Credit Facility and all related security agreements or similar agreements associated therewith; provided that such Assets are released as security under such Contracts on or before the Closing; and

(l)            gas balancing and other production balancing obligations, and obligations to balance or furnish make-up Hydrocarbons under Hydrocarbon sales, gathering, processing or transportation contracts.

“Person” shall mean an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including government or political subdivisions or an agency, unit or instrumentality thereof.

“Pre-Closing Period” means any Tax period ending on or before the Closing Date.

“Pre-Closing Tax Returns” shall have the meaning given such term in Section 15.01(a)(ii).

“Properties” shall have the meaning given that term in Section 2.01(b).

“Public Company Representations” shall mean the representations set forth in Section 6.03(g), Section 6.03(h) and Section 6.03(i).

“RCRA” shall have the meaning given that term in the definition of “Environmental Laws.”

“Registration Rights Agreement” shall mean that certain Registration Rights Agreement, substantially in the form attached hereto as Exhibit G.

“Remediation” shall mean, with respect to an Environmental Defect, the implementation and completion of any remedial, removal, response, construction, repair, closure, disposal, restoration, or other corrective actions required under Environmental Laws to correct or remove such Environmental Defect.

“Remediation Amount” shall mean, with respect to an Environmental Defect, the present value as of the Closing Date (using an annual discount rate of six percent (6%)) of the reasonable cost (net to the Company Entities’ interest) of Remediation of such Environmental Defect, taking into account the continuing long-term need to operate the Asset, customary industry practices, and the requirements of Environmental Laws.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Laws” shall mean the Securities Act and the Exchange Act and any rule or regulation promulgated thereunder.

“Straddle Period” means any Tax period beginning before and ending after the Closing Date.

“Straddle Tax Returns” shall have the meaning given such term in Section 15.01(a)(iii).

“Tax Liability” shall mean any Liability related to Taxes.

“Tax Returns” shall mean any report, return, form, information statement, payee statement or other information required to be provided to any Governmental Authority with respect to Taxes or any amendment thereof, including any return of an affiliated, combined or unitary group, and any and all work papers relating to any Tax Return.

“Taxes” shall mean any taxes, assessments, unclaimed property and escheat obligations and other governmental charges imposed by any Governmental Authority, including net income, gross income, profits, gross receipts, license, employment, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock, franchise, excise, withholding, social security (or similar), unemployment, disability, payroll, fuel, excess profits, windfall profit, severance, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax Liability.

“Third Party” shall mean any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Title IV Plan” shall have the meaning given that term in Section 6.02(l)(i).

“Title Arbitrator” shall have the meaning given that term in Section 4.09.

“Title Benefit” shall mean, with respect to any Non-Producing Lease or Well, as applicable, any right, circumstance or condition that operates (a) to increase the Net Acres of the Company Entities in the Identified Zone of such Non-Producing Lease above that shown on Exhibit A—Part 1-2, (b) to increase the Net Revenue Interest of the Company Entities in the Identified Zone of such Well above that shown on Exhibit A—Part 2 to the extent not causing a proportionate or greater increase in the Company Entities’ Working Interest in the Identified Zone of such Well above that shown on Exhibit A—Part 2, or (c) to decrease the Working Interest of the Company Entities in the Identified Zone of any Well below that shown for such Well in Exhibit A—Part 2 to the extent the same causes a decrease in the Company Entities’ Working Interest that is proportionately greater than the decrease in the Company Entities’ Net Revenue Interest therein below that shown in Exhibit A—Part 2; provided in each case that (i) a Title Benefit for which the Title Benefit Amount is not greater than $35,000 shall not be considered a Title Benefit for purposes of this Agreement and shall not result in any adjustment or payment under this Agreement and (ii) changes as a result of forced pooling elections after the Balance Sheet Date shall not be considered Title Benefits.

“Title Benefit Amount” shall have the meaning given that term in Section 4.08(b).

“Title Benefit Property” shall have the meaning given that term in Section 4.08(a).

“Title Defect” shall have the meaning given that term in Section 4.03.

“Title Defect Amount” shall have the meaning given such term in Section 4.05.

“Title Defect Deductible” shall have the meaning given that term in Section 4.06.

“Title Defect Notice” shall have the meaning given such term in Section 4.04.

“Title Defect Property” shall have the meaning given such term in Section 4.04.

“Title Examination Period” shall have the meaning given that term in Section 4.02.

“Trading Days” shall mean the days during which Partnership Common Units are traded on NASDAQ.

“Transaction Documents” shall mean, collectively, this Agreement, the Escrow Agreement, the Registration Rights Agreement, the Voting Agreement, the Transition Services Agreement and any other agreement or document delivered pursuant to this Agreement.

“Transfer Documents” shall have the meaning given that term in Section 10.02.

“Transition Services Agreement” shall mean that certain Services Agreement between the Partnership and New Lessee in substantially the form attached hereto as Exhibit E-1.

“Tulsa Office Lease” shall mean the Office Lease Agreement by and between Utica Place, L.L.C. and Crow Creek Operating Company II L.L.C. dated July 17, 2007, as amended by First Amendment to Office Lease dated January 14, 2008.

“Unit Interests” shall have the meaning given that term in Section 2.01(a).

“Voting Agreement” shall mean that certain Voting Agreement, substantially in the form attached hereto as Exhibit H.

“VWAP” shall mean, for any specified period of consecutive Trading Days for the Partnership Common Units, an amount equal to (i) the cumulative sum of the products of (x) the sale price for each trade of Partnership Common Units occurring during such period (as reported by NASDAQ) times (y) the number of Partnership Common Units sold at such price (as reported by NASDAQ), divided by (ii) the total number of Partnership Common Units so traded during such period (as reported by NASDAQ).

“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act, as amended.

“Wells” shall have the meaning given that term in Section 2.01(b).

“Working Interest” shall mean, with respect to any Well or Non-Producing Lease, the interest in and to such Well or Non-Producing Lease, as applicable, that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Well or Non-Producing Lease, as applicable, but without regard to the effect of any royalties, overriding royalties, production payments, net profits interests and other similar burdens upon, measured by, or payable out of production therefrom.

Section 1.02           Interpretation.  As used in this Agreement, unless the context otherwise requires, the term “includes” and its syntactical variants means “includes but is not limited to.”  The headings and captions contained in this Agreement have been inserted for convenience only and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions hereof.  Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.  All references herein to “Sections” and “Articles” in this Agreement shall refer to the corresponding section and article of this Agreement unless specific reference is made to such sections of another document or instrument.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in any agreement or instrument shall refer to such agreement or instrument as a whole and not to any particular provision of such agreement or instrument.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  The inclusion of an item in a Schedule hereto as a required disclosure pursuant to a representation and warranty or as an exception thereto will not be deemed an admission that such item was required to be so disclosed or that such item satisfies any material qualification applicable thereto.

ARTICLE II
COMPANY ENTITIES’ ASSETS

Section 2.01           Assets.  Subject to Section 2.02, the term “Assets” shall mean, less and except the Excluded Assets, all of the Company Entities’ properties and assets, including their right, title and interest in and to:

(a)           (i) the oil and gas leases (including interests arising under forced pooling orders) of any Company Entity (the Company Entities’ interests in such leases, including all overriding royalty interests, collectively, the “Leases”), including those as more particularly described in Exhibit A—Part 1-1 and Exhibit A—Part 1-2, (ii) the interests in any units or pooled or communitized lands arising on account of the Leases having been unitized or pooled into such units or with such lands (the Company Entities’ interests in such units and lands, the “Unit Interests”), and (iii) mineral fee interests, including those disclosed in Exhibit A—Part 1-3 (the Company Entities’ interests in such mineral fee interests, the “Fee Interests”);

(b)           all existing (on or after the date of this Agreement but prior to Closing) oil and gas wells located on lands covered by the Leases, Unit Interests or Fee Interests (the Company Entities’ interests in such wells, collectively and including the wells set forth on Exhibit A—Part 2, the “Wells,” and the Leases, the Unit Interests, the Fee Interests, and the Wells being collectively referred to hereinafter as the “Properties”);

(c)           all movable or personal property, improvements, fixtures, platforms, facilities (production, gathering or otherwise), structures, tubular goods, gathering lines, flow lines, injection lines, disposal wells, injection wells, pipelines, processing or separating systems and plants, tanks, pits, boilers, buildings, machinery, equipment (surface and downhole, well and production, owned or leased, or otherwise), inventory, utility lines, power lines, telephone lines, roads and all other personal property, fixtures and facilities to the extent appurtenant to or used or obtained for use in connection with the Properties (collectively, the “Facilities”);

(d)           all permits, licenses, servitudes, easements, rights-of-way, surface fee interests and other surface use agreements to the extent used in connection with the ownership or operation of the Properties or the Facilities, including those described in Exhibit A—Part 4 (collectively, the “Access Rights”);

(e)           the offices described on Exhibit A—Part 5, including the computers, furniture and other personal property located therein, and the lands and leases associated therewith, including those described in Exhibit A—Part 5;

(f)            the Hydrocarbons produced from or attributable to the Properties as of the Closing Date that have not been sold, used or lost;

(g)           all Contracts (including the Contracts listed in Exhibit A—Part 6);

(h)           all Imbalances relating to the Properties;

(i)            all of those records, files, contracts, orders, agreements, permits, licenses, easements, maps, data, interpretations, seismic data, geological and geographic information, schedules, reports and logs relating to the Company Entities or the other Assets (collectively referred to as the “Files”); and

(j)            all vehicles, including those described on Exhibit A—Part 7.

Section 2.02           Excluded Assets.  The Assets shall not include, and there is excepted, reserved and excluded from the purchase and sale contemplated hereby, the Excluded Assets.  The “Excluded Assets” shall mean:

(a)           the Tulsa Office Lease;

(b)           the rights to the “Crow Creek” name and logo; and

(c)           the assets described in Exhibit B or otherwise expressly retained hereunder.

ARTICLE III
CONTRIBUTION

Section 3.01           Agreement to Contribute.  Subject to the terms and conditions of this Agreement, at the Closing, Contributors agree to contribute to the Partnership the Company Interests in exchange for the Equity Consideration and the Cash Consideration (the “Contribution Consideration”), as adjusted pursuant to this Agreement.  The calculation of the percentages of the Equity Consideration and of the Cash Consideration to be received by each Contributor are set forth on Annex A.  Unless otherwise provided for in this Agreement, any adjustment to the Contribution Consideration shall be made pro rata to the Cash Consideration and to the Equity Consideration and pro rata to each Contributor in accordance with their entitlement to the Cash Consideration or Equity Consideration, as applicable.  The Adjusted Equity Consideration (less the Holdback Units) and the Adjusted Cash Consideration (less the

Holdback Cash) shall be paid by the Partnership to Contributors at the Closing as set forth in Section 9.04(a).

Section 3.02           Allocated Values.  The Partnership and Contributors agree that the unadjusted Contribution Consideration is allocated among the Assets in the amounts set forth in Exhibit A—Part 2 and Exhibit A—Part 1-2 or otherwise set forth on Schedule 3.02.  The “Allocated Value” for any Asset equals, as applicable, (i) the sum of the portion of the unadjusted Contribution Consideration allocated to such Asset on Exhibit A—Part 2 or Exhibit A—Part 1-2 and the portion of the Company Entities’ Indebtedness allocated to such Asset on Exhibit A—Part 2 or Exhibit A—Part 1-2 or (ii) as otherwise set forth on Schedule 3.02, and such Allocated Value shall be used in calculating adjustments to the Contribution Consideration as provided herein.  The Partnership and Contributors agree (a) that the Allocated Values, as adjusted pursuant to this Agreement and to reflect the fair market value of the Equity Consideration on the Closing Date (with such fair market value being calculated, consistent with the Partnership’s past practice, based on the closing price of a Partnership Common Unit on the Closing Date), shall be used by Contributors and the Partnership as the basis for reporting Asset values and other items for purposes of all federal, state and local Tax Returns, including Internal Revenue Service Form 8594, which the Partnership and Contributors shall timely file with the Internal Revenue Service (if required to be filed by the Partnership or Contributors) and (b) that neither they nor their Affiliates will take positions inconsistent with such Allocated Values in notices to Governmental Authorities, in audit or other proceedings with respect to Taxes, in notices to preferential purchase right holders or in other documents or notices relating to the transactions contemplated by this Agreement unless required to do so by a final determination as defined in Section 1313 of the Code.  NGP, the Contributor Representative and the Partnership shall confer and the Contributors and the Partnership shall cooperate on any revisions to the allocation of the Contribution Consideration, including reporting any matters that require updating (including adjustments to the Contribution Consideration) to be consistent with the agreed allocation.

ARTICLE IV
TITLE MATTERS

Section 4.01           General Disclaimer of Title Warranties and Representations; Special Warranty.

(a)           General Disclaimer of Title Warranties and Representations.  Except for the special warranty of title as set forth in Section 4.01(b) and without limiting the Partnership’s remedies for Title Defects set forth in this Article IV, Contributors and the Company Entities make no warranty or representation, express, implied, statutory or otherwise, with respect to the Company Entities’ title to any of the Assets, and the Partnership hereby acknowledges and agrees that (except for breaches of any of the covenants set forth in Section 7.02(b)(xiii), for which the Partnership will have the remedies provided in Article XIII) the Partnership’s sole remedy for any Title Defect, with respect to any of the Assets shall be as set forth in this Article IV.

(b)           Special Warranty.  If the Closing occurs, then effective as of the Closing Date, Contributors warrant Defensible Title as of the Closing Date to the Wells and Non-

Producing Leases unto the Partnership against any Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under the Company Entities, but not otherwise, subject, however, to the Permitted Encumbrances.

Section 4.02           Title Examination Period.  Commencing on the date of the execution of this Agreement and ending at 5:00 p.m. Houston time on the day that is 10 days prior to Closing (the “Title Examination Period”), the Company Entities shall, subject to Section 7.01, (a) permit the Partnership and/or its representatives to examine, in a reasonable manner, at reasonable times and in the offices of each Company Entity, all abstracts of title, title opinions, title files, ownership maps, property files, assignments, division orders, operating records and agreements (including the Contracts) pertaining to the Assets insofar as same may now be in existence and in the possession of the Company Entities and (b) subject to Third Party operator approval (which the Company Entities shall use their commercially reasonable efforts to obtain), permit the Partnership and/or its representatives, at reasonable times and at the Partnership’s sole risk, cost and expense, to conduct reasonable inspections of the Assets (other than environmental inspections which are covered by Section 5.01).  The Company Entities shall also make available to the Partnership and/or its representatives, upon reasonable notice during normal business hours, the Company Entities’ personnel knowledgeable with respect to the Assets in order that the Partnership may make such diligence investigation as the Partnership considers desirable.

Section 4.03           Title Defects.  An Asset or Assets shall be deemed to have a “Title Defect” if the Company Entities are found to have less than Defensible Title thereto and it is reasonably estimated to (a)  require an expenditure of $35,000 or more to remedy or (b)  reduce the value of an Asset or Assets by an amount of $35,000 or more.  For purposes of this Agreement, the term “Defensible Title” shall mean such record title of the Company Entities that, subject to and except for the Permitted Encumbrances:

(i)            with respect to the Identified Zone of any Well or Non-Producing Lease shown in Exhibit A—Part 2 or Exhibit A—Part 1-2, as applicable:

(A)          entitles the Company Entities to receive not less than the percentage set forth in Exhibit A—Part 2 as the Net Revenue Interest for such Well of all Hydrocarbons produced, saved and marketed from the Identified Zone of such Well without reduction of such interest throughout the duration of the life of such Well except as otherwise set forth in Exhibit A—Part 2;

(B)           obligates the Company Entities to bear the Working Interest of the Identified Zone of such Well not greater than the Working Interest for such Well (shown in Exhibit A—Part 2), without increase throughout the duration of the life of such Well, except (1) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements, (2) increases to the extent that they are accompanied by a proportionate increase in the Company Entities’ corresponding Net Revenue Interest, and (3) as otherwise set forth in Exhibit A—Part 2;

(C)           with respect to Non-Producing Leases, entitles the Company Entities to explore for Hydrocarbons and produce Hydrocarbons from the lands covering the Net Acres set forth in Exhibit A—Part 1-2 with respect to the Identified Zone of such Non-Producing Lease;

(ii)           with respect to Assets other than the Properties, is defensible;

(iii)          is not subject to an adverse claim that would interfere materially with the ownership, use, operation or value of the Assets; and

(iv)          is free and clear of all Liens.

Notwithstanding the foregoing, none of the following shall constitute a Title Defect:  (1) the loss of or reduction of interest in any Well, Non-Producing Lease or other Property following the date hereof due to any election or decision made by a Company Entity in accordance with applicable joint operating agreements as permitted under this Agreement; or (2) the matters set forth on Schedule 4.03 and waived by the Partnership in its sole discretion.  In evaluating whether an adverse claim, Lien or other objection to title constitutes a Title Defect, due consideration shall be given to the following matters to the extent that they would be customarily acceptable to prudent acquirers: defects that have been cured by possession under applicable statutes of limitation, defects in the early chain of title such as failure to recite marital status in documents, omission of heirship or succession proceedings, lack of survey and failure to record releases of lien, and production payments or mortgages that have expired of their own terms, in each case to the extent such objections represent matters that are not reasonably expected to result in claims that will adversely affect the Company Entities’ title to such Property.

Section 4.04           Notice of Title Defects.  Should the Partnership or its representatives discover any Title Defect on or before the end of the Title Examination Period, the Partnership shall have the right to notify the Company Entities on or before the end of the Title Examination Period.  To be effective, such notice (a “Title Defect Notice”) shall be in writing and shall include (a) a description of each alleged Title Defect, (b) the Asset or Assets or portion thereof affected thereby (each, a “Title Defect Property”), (c) the value of such Title Defect Property (which shall be the Allocated Value thereof), and (d) the amount which the Partnership reasonably believes to be the Title Defect Amount resulting from such alleged Title Defect.  Subject to the Partnership’s rights with respect to any breach by Contributors of Section 4.01(b) or the Company Entities of Section 7.02, any matters that may otherwise constitute Title Defects but that are not specifically disclosed to the Company Entities pursuant to a Title Defect Notice delivered to the Company Entities prior to the expiration of the Title Examination Period shall be deemed to have been waived by the Partnership, on behalf of itself and its successors and assigns, for all purposes.

Section 4.05           Remedies for Title Defects.  The Company Entities shall have the option, but not the obligation, to attempt to cure, or cause to be cured, any Title Defect prior to Closing.  Costs paid or payable by the Company Entities attributable to curing any Title Defect prior to Closing shall be considered Title Defect Amounts for purposes of this Agreement.  The Partnership shall have the right to waive any Title Defect.  Subject to Section 4.06, in the event that any Title Defect for which an effective Title Defect Notice was timely given is not cured or waived on or before Closing, and the Partnership and the Company Entities agree that the Title Defect is valid and agree on the cost to remedy or the reduction in the value of the Title Defect

Property as a result of the Title Defect (the “Title Defect Amount”), the Contribution Consideration will be reduced by the Title Defect Amount pursuant to Section 9.02.  If the Company Entities and the Partnership do not so agree on the validity of the Title Defect or the Title Defect Amount, the dispute shall be resolved in accordance with the provisions of Section 4.09.

Section 4.06           Limitations.  Notwithstanding anything to the contrary in this Agreement, (a) in no event shall there be any adjustments to the Contribution Consideration or other remedies under this Agreement for any Title Defect if the sum of all Title Defect Amounts does not exceed $5,000,000 (the “Title Defect Deductible”), (b) in the event that the sum of all Title Defect Amounts exceeds the Title Defect Deductible, then any adjustments to the Contribution Consideration or other remedies provided by the Company Entities pursuant to Section 4.05 shall be applicable to the portion of all Title Defect Amounts in excess of the Title Defect Deductible, and (c) subject to the Partnership’s rights with respect to any breach by Contributors of Section 4.01(b) and by the Company Entities of Section 7.02, Section 4.05 (as limited by this Section 4.06) shall, to the fullest extent permitted by applicable Law and without duplication, be the exclusive right and remedy of the Partnership with respect to any Title Defect or any other title matter related to the Assets and the Partnership waives any and all other rights, at law or in equity, with respect thereto.

Section 4.07           Title Defect Amount.  The Title Defect Amount resulting from a Title Defect shall be the amount by which the Adjusted Allocated Value of the applicable Title Defect Property is reduced as a result of the existence of such Title Defect and shall be determined in accordance with the following terms and conditions:

(a)           if the Partnership and the Company Entities agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

(b)           if the Title Defect is a Lien that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

(c)           if the Title Defect represents a discrepancy between (i) the Net Revenue Interest for any Title Defect Property and (ii) the Net Revenue Interest stated therefor in Exhibit A—Part 2 then the Title Defect Amount shall be the product of the Adjusted Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest stated in Exhibit A—Part 2;

(d)           if the Title Defect represents a discrepancy between (i) the Net Acres for any Title Defect Property and (ii) the Net Acres stated therefor in Exhibit A—Part 1-2, then the Title Defect Amount shall be the product of the Adjusted Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net Acres decrease and the denominator of which is the Net Acres stated in Exhibit A—Part 1-2;

(e)           if the Title Defect represents a Liability upon, Lien upon or other defect in title to the Title Defect Property of a type not described above, the Title Defect Amount shall be determined by taking into account the Adjusted Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property and such other reasonable factors as are necessary to make a proper evaluation; provided, however, that if such Title Defect is reasonably capable of being cured, the Title Defect Amount shall not be greater than the reasonable cost and expense of curing such Title Defect;

(f)            the Title Defect Amount with respect to each Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and

(g)           notwithstanding anything to the contrary in this Section 4.07, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon a Title Defect Property shall not exceed the Adjusted Allocated Value of such Title Defect Property.

Section 4.08           Title Benefits.

(a)           Should a Company Entity (or its representatives) discover any Title Benefit on or before the end of the Title Examination Period, the Company Entities shall have the right to notify the Partnership on or before the end of the Title Examination Period, which notice shall include (i) a description of the Title Benefit(s), (ii) the Asset(s) affected (each, a “Title Benefit Property”), (iii) the Allocated Value of such Title Benefit Property, and (iv) the amount by which the Company Entities reasonably believe the Allocated Value of such Title Benefit Property is increased by the alleged Title Benefit.

(b)           With respect to each Title Benefit Property, (i) if the Net Revenue Interest of the Identified Zone of such Title Benefit Property is greater than the Net Revenue Interest stated therefor on Exhibit A—Part 2, then any reduction in the Contribution Consideration on account of Title Defects shall be offset by an amount equal to the product of the Adjusted Allocated Value of such Title Benefit Property multiplied by a fraction, the numerator of which is the actual Net Revenue Interest increase and the denominator of which is the Net Revenue Interest stated on Exhibit A—Part 2, (ii) if the Working Interest of the Identified Zone of such Title Benefit Property is less than the Working Interest stated therefor on Exhibit A—Part 2 (without a proportionate reduction in the corresponding Net Revenue Interest stated on Exhibit A—Part 2), then any reduction in the Contribution Consideration on account of Title Defects shall be offset by an amount mutually agreed by the Company Entities and the Partnership, and (iii) if the Net Acres of the Identified Zone of such Title Benefit Property is greater than the Net Acres stated therefor on Exhibit A—Part 1-2, then any reduction in the Contribution Consideration on account of Title Defects shall be offset by an amount equal to the product of the Adjusted Allocated Value of such Title Benefit Property multiplied by a fraction, the numerator of which is the additional Net Acres and the denominator of which is the Net Acres stated on Exhibit A—Part 1-2.  The amount by which any reduction in the Contribution Consideration on account of Title Defects may be offset pursuant to the preceding sentences of this Section 4.08(b) shall be referred to herein as the “Title Benefit Amount.”  It is understood that the Title Benefit Amount shall only serve to offset reductions in the Contribution Consideration on account of Title Defects and will not be used for any other adjustment related to the Contribution Consideration.

Section 4.09           Title Dispute Resolution.  The Partnership and the Company Entities shall attempt to agree on all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts (in each case for which the proper notice was timely given) prior to Closing.  If such Parties are unable to agree by Closing, the Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts in dispute shall be exclusively and finally resolved pursuant to this Section 4.09.  The Partnership and the Company Entities agree to pursue any such arbitration in good faith and with reasonable diligence, with the goal of concluding the arbitration as soon as practicable.  There shall be a single arbitrator, who shall be a title attorney with at least ten (10) years experience in oil and gas titles involving properties in the relevant jurisdiction in which the Title Defect Properties are located, as selected by mutual agreement of the Partnership and the Company Entities within ten (10) days after either the Partnership or the Company Entities have provided the other with a notice of dispute invoking this Section 4.09, and absent such agreement, by the Dallas office of the American Arbitration Association (the “Title Arbitrator”).  The arbitration proceeding shall be held in Dallas, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 4.09.  The Title Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon all Parties, without right of appeal.  In making his determination, the Title Arbitrator shall be bound by the rules set forth in this Article IV and, subject to the foregoing, may consider such other matters as in the opinion of the Title Arbitrator are necessary to make a proper determination.  The Title Arbitrator, however, may not award the Partnership a greater Title Defect Amount than the Title Defect Amount claimed by the Partnership in its applicable Title Defect Notice and may not award Contributors a greater Title Benefit Amount than the Title Benefit Amount claimed by the Company Entities in their applicable Title Benefit Notice.  The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defects, Title Benefits, Title Defect Amounts and/or Title Benefit Amounts submitted by either the Partnership or the Company Entities and may not award damages, interest or penalties to any Party with respect to any matter.  The Parties shall each bear their own legal fees and other costs of presenting its case.  Each of the Partnership, on one hand, and the Company Entities, on the other hand, shall bear one-half of the costs and expenses of the Title Arbitrator.  Notwithstanding anything in this Agreement to the contrary, Closing shall be delayed until no earlier than the delivery by the Title Arbitrator of his award.  Subject to the limitations set forth in Section 4.06 and Section 4.08 and without duplication under Section 9.02, the Contribution Consideration at Closing shall be reduced by any Title Defect Amount awarded by the Title Arbitrator and shall be increased by any Title Benefit Amount awarded by the Title Arbitrator (to the extent offsetting reductions in the Contribution Consideration on account of Title Defects).

Section 4.10           Preferential Purchase Rights.  With respect to each preferential purchase right pertaining to a Property and the transactions contemplated hereby, the Company Entities, within five (5) days of the date hereof, shall send to the holder of each such right a notice, in material compliance with the contractual provisions applicable to such right.  The Partnership shall promptly notify the Company Entities of any preferential purchase right triggered by the transactions contemplated by this Agreement that it discovers prior to the Closing that is not set forth in Schedule 6.02(v).

ARTICLE V
ENVIRONMENTAL

Section 5.01           Environmental Examination Period.  Commencing on the date of the execution of this Agreement and ending at 5:00 p.m. Houston time on the date that is (i) with respect to Assets operated by the Company Entities, 10 days prior to Closing or (ii) with respect to Assets not operated by the Company Entities, 5 days prior to Closing (the “Environmental Examination Period”), the Company Entities shall, subject to Third Party operator and surface owner approval (which, upon the Partnership’s request, the Company Entities shall use commercially reasonable efforts to obtain) and the provisions of Section 7.01, permit the Partnership and/or its representatives, in a reasonable manner, at reasonable times and at the Partnership’s sole risk, liability, cost and expense, to conduct reasonable (1) non-invasive environmental inspections of the Assets or (2) subject to the Company Entities’ prior consent, other environmental inspections of the Assets; provided that (a) the Partnership shall provide the Company Entities with prior notice of any activities with respect to any such environmental inspections, and shall provide the Company Entities the opportunity to accompany the Partnership or its representatives in all such activities; (b) any contractor engaged to perform all or any portion of such environmental inspection shall execute and deliver to the Company Entities a confidentiality agreement with respect to such environmental inspection; and (c) in the event that the Partnership desires to perform an invasive inspection of a Property that is operated by a Third Party, the Company Entities shall reasonably cooperate with the Partnership in its efforts to obtain authorization to perform such inspections from such operator.  The Partnership agrees to indemnify, hold harmless, and defend the Company Entities and Contributors from any and all Liabilities for personal injury or property damage incurred or suffered by any of the Company Entities or Contributors in connection with the Partnership’s performance of the environmental inspections, except to the extent attributable to the negligence, gross negligence or intentional act of the Company Entities or their employees, assignees, or invitees (other than the Partnership and its representatives).

Section 5.02           Environmental Defect.  An Asset shall be deemed to have an “Environmental Defect” if the Partnership discovers that such Asset is subject to (a) a condition existing on the date of this Agreement with respect to the air, soil, subsurface, surface waters, ground waters and/or sediments that causes an Asset (or any Company Entity with respect to an Asset) not to be in compliance with any Environmental Law, (b) the existence as of the date of this Agreement with respect to such Asset or the ownership or operation thereof of any environmental pollution, contamination, degradation, damage or injury where remedial or corrective action is presently required by a Governmental Authority (or if known to that Governmental Authority, would be presently required) under Environmental Laws, or (c) any operational or permitting requirements imposed under Environmental Laws and fails to be in compliance with such requirements.

Section 5.03           Notice of Environmental Defects.  If the Partnership discovers any Environmental Defect, the Partnership shall notify the Company Entities thereof prior to the expiration of the Environmental Examination Period.  To be effective, such notice (an “Environmental Defect Notice”) shall be in writing and shall include (a) a reasonably detailed description of each alleged Environmental Defect, (b) a reasonably detailed description of the Asset or portion thereof allegedly affected thereby (each, an “Environmental Defect

Property”), (c) the asserted value of such Environmental Defect Property (which shall be the Allocated Value thereof), (d) the Remediation Amount that the Partnership asserts is attributable to such alleged Environmental Defect, and (e) to the extent available, a copy of the Partnership’s consultant’s reports with respect to the Environmental Defect.  The Partnership’s calculation of the Remediation Amount of any alleged Environmental Defect included in the Environmental Defect Notice must describe in reasonable detail the cure or investigation proposed for the alleged Environmental Defect and identify the key assumptions used by the Partnership in calculating the cost estimate.  Any matters that may otherwise constitute Environmental Defects but that are not specifically disclosed to the Company Entities pursuant to an Environmental Defect Notice prior to the expiration of the Environmental Examination Period shall be deemed to have been waived by the Partnership, on behalf of itself and its successors and assigns, for all purposes (other than Section 6.02(r)).

Section 5.04           Remedies for Environmental Defects.  The Company Entities shall have the option, but not the obligation, to attempt to cure, or cause to be cured, any Environmental Defect prior to Closing.  Costs paid or payable by the Company Entities attributable to curing any Environmental Defects prior to Closing shall be considered Environmental Defect Amounts for purposes of this Agreement.  The Partnership shall have the right to waive any Environmental Defect.  Subject to Section 5.05, in the event that any Environmental Defect is not cured or waived on or before Closing, and the Partnership and the Company Entities agree that the Environmental Defect is valid and agree on the Remediation Amount to cure such Environmental Defect (the “Environmental Defect Amount”), then the Contribution Consideration will be reduced by the Environmental Defect Amount pursuant to Section 9.02.  If such Parties do not so agree on the validity of the Environmental Defect or the Environmental Defect Amount, the dispute shall be resolved in accordance with the provisions of Section 5.06.

Section 5.05           Limitations.  Notwithstanding anything to the contrary in this Agreement, (a) in no event shall there be any adjustments to the Contribution Consideration or other remedies under this Agreement for any Environmental Defect if the Environmental Defect Amount is less than $35,000, (b) in no event shall there be any adjustments to the Contribution Consideration or other remedies under this Agreement for any Environmental Defect if the sum of all Environmental Defect Amounts does not exceed $5,000,000 (the “Environmental Defect Deductible”), (c) in the event that the sum of all Environmental Defect Amounts exceeds the Environmental Defect Deductible, then any adjustments to the Contribution Consideration or other remedies provided by the Company Entities pursuant to Section 5.04 shall be applicable to the portion of all Environmental Defect Amounts in excess of the Environmental Defect Deductible, and (d) except for any breach of the representations in Section 6.02(r), Section 5.04 (as limited by this Section 5.05) shall, to the fullest extent permitted by applicable Law and without duplication, be the exclusive right and remedy of the Partnership with respect to any Environmental Defect or any other matter related to the environmental condition of the Assets, and the Partnership waives any and all other rights, at law or in equity, with respect thereto.

Section 5.06           Environmental Dispute Resolution.  The Partnership and the Company Entities shall attempt to agree on all Environmental Defects and Environmental Defect Amounts prior to Closing.  If such Parties are unable to agree by Closing, the Environmental Defects and Environmental Defect Amounts in dispute shall be exclusively and finally resolved pursuant to this Section 5.06.  The Partnership and the Company Entities agree to pursue any such arbitration in good faith and with reasonable diligence, with the goal of concluding the arbitration as soon as practicable.  There shall be a single arbitrator, who shall be an environmental consultant with at least ten (10) years experience in the oil and gas industry involving properties in the relevant jurisdiction in which the Environmental Defect Properties are located, as selected by mutual agreement of the Partnership and the Company Entities within ten (10) days after either the Partnership or the Company Entities have provided the other with a notice of dispute invoking this Section 5.06, and absent such agreement, by the Dallas office of the American Arbitration Association (the “Environmental Arbitrator”).  The arbitration proceeding shall be held in Dallas, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section.  The Environmental Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon all Parties, without right of appeal.  In making his determination, the Environmental Arbitrator shall be bound by the rules set forth in this Article V and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Arbitrator are necessary to make a proper determination.  The Environmental Arbitrator, however, may not award the Partnership a greater Environmental Defect Amount than the Environmental Defect Amount claimed by the Partnership in its applicable Environmental Defect Notice.  The Environmental Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Environmental Defects and Environmental Defect Amounts submitted by either the Partnership or the Company Entities and may not award damages, interest or penalties to any Party with respect to any matter.  The Parties shall each bear their own legal fees and other costs of presenting its case.  Each of the Partnership, on one hand, and the Company Entities, on the other hand, shall bear one-half of the costs and expenses of the Environmental Arbitrator.  Notwithstanding anything in this Agreement to the contrary, Closing shall be delayed until no earlier than the delivery by the Environmental Arbitrator of his award.  The Contribution Consideration at Closing shall be reduced by any Environmental Defect Amount awarded by the Environmental Arbitrator subject to the limitations set forth in Section 5.05 without duplication under Section 9.02.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.01           Representations and Warranties of Contributors.  Each Contributor represents and warrants to the Partnership severally as to itself and not as to the other Contributors as follows:

(a)           Organization.  If such Contributor is not a natural person, such Contributor is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation, with full corporate or other applicable power and authority to enter into this Agreement and perform its obligations hereunder; and if such Contributor is a natural person, such Contributor has all requisite and legal capacity to enter into this Agreement and perform its obligations hereunder.  If such Contributor is a natural person, the correct marital status for such Contributor is as set forth on Annex A.

(b)           Qualification.  If such Contributor is not a natural person, such Contributor is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted makes such qualification necessary, except where the failure to be so qualified or in good standing would not materially hinder or impede the consummation by such Contributor of the transactions contemplated by this Agreement.

(c)           Authorization / Consents.

(i)            If such Contributor is not a natural person, the execution and delivery by such Contributor of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite action of such Contributor and no other actions on the part of such Contributor are necessary to authorize and approve this Agreement and the transactions contemplated hereby.

(ii)           There are no Approvals required of such Contributor or any Affiliate of such Contributor (excluding the Company Entities) from or to any Governmental Authority or any other Third Party, in each case, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(d)           Enforceability.  This Agreement has been duly executed and delivered by such Contributor and constitutes the valid and legally binding obligation of such Contributor, enforceable in accordance with its terms and conditions except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity (the “Enforceability Exceptions”).  At Closing, all documents contemplated by this Agreement to be executed and delivered by such Contributor shall have been duly executed and delivered by such Contributor and all such documents executed and delivered by such Contributor shall constitute valid and binding obligations of such Contributor, enforceable in accordance with their terms and conditions except insofar as the enforceability thereof may be limited by the Enforceability Exceptions.

(e)           Noncontravention.  Neither the execution and the delivery of this Agreement by such Contributor, nor the consummation of the transactions contemplated hereby by such Contributor will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, modification, revocation, cancellation or acceleration of any obligation or to the loss of a benefit under, give rise to a right of purchase as to the Company Interests, or result in the creation of any claim upon any of the Company Entities or the Company Interests under, any provision of (A) any applicable Law, (B) if such Contributor is not a natural person, the Organizational Documents of such Contributor, or (C) any contract or instrument to which such Contributor is a party or by which it is bound.

(f)            Litigation.  There are no actions, suits or proceedings, arbitrations or disputes, claims, audits or investigations, whether administrative, judicial or otherwise that are pending or, to the knowledge of such Contributor, threatened by or against or affecting such Contributor that are attributable to such Contributor’s ownership of or relationship with the Company Entities.

(g)           Title to Company Interests.  Such Contributor is the record and beneficial owner of the applicable Company Interests separately disclosed by such Contributor to the Partnership in writing contemporaneous with its execution hereof, free and clear of all Liens.  Such Company Interests constitute all of the Company Interests or other equity interests or rights to acquire any such interests (including any incentive rights or participation in the profits or appreciation in value of any Company Entity) in any Company Entity held by such Contributor.

(h)           Foreign Person.  Such Contributor is not a “foreign person” or a “disregarded entity” within the meaning of Section 1445 of the Code and the regulations promulgated thereunder.

(i)            Investment Representation.  If such Contributor is to receive Partnership Common Units pursuant to this Agreement, such Contributor warrants as follows:

(i)            the Partnership Common Units to be issued pursuant to this Agreement will be acquired for investment for such Contributor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Contributor has no present intention of selling, granting any participation in, or otherwise distributing the same.  Such Contributor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any Third Party, with respect to any of the Partnership Common Units to be issued hereunder;

(ii)           such Contributor understands that the Partnership Common Units to be issued hereunder are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and Rule 506 promulgated thereunder;

(iii)          such Contributor believes it has received all the information such Contributor considers necessary or appropriate for deciding whether to invest in the Partnership Common Units to be issued hereunder.  Such Contributor has had an opportunity to ask questions and receive answers from the Partnership regarding the terms and conditions of the offering of the Partnership Common Units to be issued hereunder and the business, properties, prospects and financial condition of the Partnership;

(iv)          such Contributor confirms that it has such knowledge and experience in financial and business matters that such Contributor is capable of evaluating the merits and risks of an investment in the Partnership Common Units to be issued hereunder and of making an informed investment decision and understands that, without limiting a Contributor’s ability to rely on the Partnership’s representations and warranties under this Agreement, (x) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment, (y) the exchange of Company Interests with the Partnership Common Units to be issued hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment, and (z) there are substantial restrictions on the transferability of the

Partnership Common Units to be issued hereunder, and accordingly, it may not be possible for such Contributor to liquidate its investment in case of emergency;

(v)           such Contributor is an “accredited investor,” as such term is defined in Rule 501(e) under the Securities Act; and

(vi)          such Contributor understands that none of the Partnership Common Units to be issued hereunder may be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering such sale or disposition or an available exemption from registration under the Securities Act, the Partnership Common Units to be issued hereunder must be held indefinitely.  In particular, such Contributor is aware that the Partnership Common Units to be issued hereunder may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

(j)            Taxes.  Such Contributor has reviewed with its own Tax advisors the federal, state, local and the other Tax consequences of the transactions contemplated by this Agreement.  Such Contributor acknowledges and agrees that the Partnership is not making any representation or warranty as to the federal, state, local or other Tax consequences to such Contributor as a result of the transactions contemplated by this Agreement.  Except as otherwise provided pursuant to Sections 15.01(c), 15.01(d) and 15.01(e), such Contributor understands that it (and not the Partnership) shall be responsible for such Contributor’s own Tax Liability that may arise as a result of the transactions contemplated hereby.

(k)           Brokers’ Fees.  Except as described on Schedule 6.01(k), such Contributor does not have any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Partnership or the Company Entities will be liable or obligated or which would otherwise burden the Assets.

Section 6.02           Representations and Warranties Regarding the Company Entities.  The Company Entities hereby jointly and severally represent and warrant to the Partnership as follows:

(a)           Organization of the Company Entities.  Each Company Entity is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation.

(b)           Qualification of the Company Entities.  Each Company Entity is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted makes such qualification necessary.

(c)           Consents.  Subject to compliance with the preferential rights to purchase set forth on Schedule 6.02(v), and other than as set forth on Schedule 6.02(c), there are no Approvals required for any Company Entity from or to any Governmental Authority or any other Third Party, in each case, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(d)           Noncontravention.  Except as described on Schedule 6.02(d), assuming (i) compliance with all consent requirements set forth on Schedule 6.02(c) and preferential rights to purchase set forth on Schedule 6.02(v) and (ii) the release at the Closing of the mortgages and security interests upon the Assets securing the Existing Credit Facility, neither the execution and the delivery of this Agreement by the Company Entities or Contributors, nor the consummation of the transactions contemplated hereby by Contributors or the Company Entities will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, modification, revocation, cancellation or acceleration of any obligation or to the loss of a benefit under, give rise to a right of purchase as to the Company Interests, or result in the creation of any claim upon any of the Company Entities or the Company Interests under any provision of (A) any applicable Law, (B) the Organizational Documents of any Company Entity or (C) any Material Contract.

(e)           Litigation.  Except as set forth in Schedule 6.02(e), there are no actions, suits or proceedings, arbitrations or disputes, claims (other than routine claims under any Employee Plan), audits or investigations, whether administrative, judicial or otherwise that are pending or, to the Knowledge of the Company Entities, threatened, by or against any Company Entity or, to the Knowledge of the Company Entities, affecting any Assets.

(f)            Capitalization.

(i)            Schedule 6.02(f) sets forth a true and complete list of all of the issued and outstanding Company Interests or other equity interests of each Company Entity.  The Company Interests or other equity interests of each Company Entity have been duly authorized, are validly issued and are fully paid and, except to the extent otherwise provided under Delaware Law, non assessable and were issued in conformity with the Organizational Documents of each Company Entity and all applicable contracts or Laws and were not issued in violation of, and, except pursuant to the CC Equity Documents or as identified on Schedule 6.02(f)(i), are not subject to, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Organizational Documents of the applicable Company Entity or any contract to which any Company Entity is or was a party or by which it is or was otherwise bound.  There are no certificates representing any of the Company Interests.  The Partnership has been provided with true and correct copies of the Organizational Documents, minute books, membership interest certificate books, membership interest transfer books and equity ledgers of each Company Entity to the extent the same are in existence.

(ii)           Except to the extent set forth in the CC Equity Documents, there are no rights or Contracts (including options, warrants, calls and preemptive rights) obligating any Company Entity (A) to issue, sell, pledge, dispose of or encumber any Company Interest or other equity interests of any Company Entity or any securities convertible, exercisable or exchangeable into Company Interests or other equity interests of any Company Entity (excluding the obligation to pledge the equity interests of the Company Entities (other than the Company) as security in connection with the Existing Credit Facility), (B) to redeem, purchase or acquire in any manner any Company Interests or other equity interests of any Company Entity or any securities that are convertible, exercisable or exchangeable into any Company Interests or other equity interests of any Company Entity or (C) to make any dividend or distribution of any kind with respect to the Company Interests or other equity interests of any Company Entity (or to allow any participation in the profits or appreciation in value of any Company Entity).  Except as set forth in the CC Equity Documents, there are no outstanding or authorized membership interest appreciation, phantom unit, profit participation, or similar rights affecting the Company Interests or other equity interests of any Company Entity or any securities that are convertible, exercisable or exchangeable into any Company Interests or other equity interests of any Company Entity.  Except as set forth in the CC Equity Documents, there are no agreements, instruments, proxies, judgments or decrees, whether written or oral, express or implied, other than this Agreement, relating to the voting of, sale, assignment, conveyance, transfer, delivery, right of first refusal, option or limitation on transfer of any of the Company Interests or other equity interests of any Company Entity or any securities that are convertible, exercisable or exchangeable into any Company Interests or other equity interests of any Company Entity.

(g)           Other Equity Interests and Joint Ventures.  Except as set forth in Schedule 6.02(g), no Company Entity (i) owns any equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust company, land trust, business trust, sole proprietorship, arrangement treated as a partnership for federal income tax purposes or other business entity or organization, and whether in the form of capital stock, ownership units, limited liability company interest, limited or general partnership interest or any other form of ownership or (ii) has any rights or interests in a joint venture or any similar business arrangement (except for joint operating agreements in the Ordinary Course of Business).

(h)           Financial Statements.  The Company Entities have delivered to the Partnership true and complete copies of the audited consolidated financial statements of the Company Entities for the three years ended December 31, 2010, including the balance sheets of the Company Entities as of December 31, 2009 and December 31, 2010 (collectively, as the “Financial Statements”).  The Financial Statements have been prepared in accordance with GAAP and regulations of the SEC and present fairly in all material respects the financial position, results of operations, cash flows and change in equity of the Company Entities as of and for the periods presented.

(i)            No Liabilities; Indebtedness.

(i)            The Company Entities have no Liabilities of any kind, whether accrued, absolute, fixed, contingent or otherwise, that would have been required to be reflected in, reserved against or otherwise described on the Financial Statements or in the notes thereto in accordance with GAAP (it being understood that the unaudited financial statements included therein are subject to normal year-end adjustments and lack footnotes otherwise required by GAAP), that (a) are not shown on the Financial Statements or the notes thereto or (b) were not incurred in the Ordinary Course of Business since the Balance Sheet Date excluding costs and expenses incurred in connection with the transactions contemplated by this Agreement to the extent included in Section 9.02(b)(i).

No Company Entity is, nor has ever been, a party to any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S K promulgated by the SEC).

(ii)           Schedule 6.02(i)(ii) sets forth a complete and correct list of all Indebtedness (other than clauses (f) and (h) of the definition thereof to the extent applicable to the Existing Credit Facility or the ISDAs) of the Company Entities as of the date of this Agreement, identifying the creditor including name and address, and the type of instrument under which the Indebtedness is owed.  With respect to each item of Indebtedness, the Company Entities are not in default and no payments are past due, and no circumstance exists that, with notice, the passage of time or both, could constitute a default by the Company Entities under any item of Indebtedness.  The Company Entities have not received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any item of Indebtedness that has not been fully remedied and withdrawn.  No Company Entity has guaranteed or is responsible or liable for any Indebtedness of any other Person (excluding another Company Entity).

(iii)          No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any claim for indemnification, reimbursement, contribution, or the advancement of expenses by any Company Employee (other than a claim for reimbursement by the Company Entities, in the Ordinary Course of Business, of travel expenses or other out of pocket expenses of a routine nature incurred by a Company Employee in the course of performing such Company Employee’s duties for the Company Entities) pursuant to: (A) the terms of the Organizational Documents of any Company Entity; (ii) any indemnification agreement or other contract between the Company Entities and any Company Employee; or (iii) any applicable Law.

(iv)          No event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in, any Liability of the Company Entities to any current, former, or alleged member in such Person’s capacity (or alleged capacity) as a member of the Company.

(v)           Schedule 6.02(i)(v) sets forth a complete and correct list of all capital expenditures of the Company Entities since the Balance Sheet Date and prior to the date hereof exceeding $150,000 net to the Company Entities’ interest, identifying in reasonable detail the Property to which such capital expenditure applies.  Except as set forth on Schedule 6.02(i)(v), no Company Entity has signed any authorizations for expenditures (collectively, “AFEs”) exceeding $150,000 net to the Company Entities’ interest, elected to be a non-consent co-owner with respect to any AFE or any applicable pooling orders, or otherwise executed a pooling order, in each case since the Balance Sheet Date.

(vi)          Except as set forth on Schedule 6.02(i)(vi) and except for Permitted Encumbrances, there are no Liens on any of the Assets, the Company Interests or otherwise upon any of the Company Entities.

(j)            Absence of Certain Changes and Events.  Except as set forth in Schedule 6.02(j), since the Balance Sheet Date, the business of each Company Entity has been conducted only in the Ordinary Course of Business and there has not been any:

(i)            increase by any Company Entity of any actual, potential or future bonuses, salaries or other compensation to any equityholder, director, officer, manager, member or other equity owner or Company Employee or entry into any employment, severance, change in control, retention, equity compensation or other employment contract with any equityholder, director, officer, manager, member or other equity owner or Company Employee or consultant, except for increases in salary or wages payable or to become payable upon promotion to an office having greater operational responsibilities or otherwise in the Ordinary Course of Business;

(ii)           adoption of, or increase in the payments to, or benefits under, or other amendment to any Employee Plan or any profit sharing, bonus, severance, retention, change in control, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any Company Employees except as required by applicable Law;

(iii)          distribution of any cash or other assets of any Company Entity to its stockholders, members or other equity owners as a dividend or other distribution (excluding amounts paid by a Company Entity to another Company Entity);

(iv)          discharge or satisfaction of any Lien, or payment of any Liabilities other than in the Ordinary Course of Business, or failure to pay or discharge when due any Liabilities the failure to pay or discharge of which has caused or may cause any material damage or risk of material loss;

(v)           material damage, destruction or loss to its assets or properties;

(vi)          sale (other than sales of Hydrocarbon production and inventory in the Ordinary Course of Business), lease, transfer, farm-out, or other disposition of any material asset or property of any Company Entity;

(vii)         cancellation or waiver of any claims or rights with a value to any Company Entity in excess of $25,000;

(viii)        change in the bookkeeping or accounting methods or principles or Tax reporting principles used by any Company Entity;

(ix)           election or rescission of any election relating to Taxes or settlement or compromise of any claim relating to Taxes;

(x)            merger or consolidation of any of the Company Entities with any other Person, or acquisition or disposition of any equity interests or business of any other Person;

(xi)           instituting or settlement of any material legal actions, suits or other legal proceedings;

(xii)          Material Adverse Effect on the Company Entities (taken as a whole); or

(xiii)         entry into any contract (other than this Agreement and any document delivered pursuant to or permitted under this Agreement) or agreement by any Company Entity to do any of the foregoing.

(k)           Employee Matters.

(i)            Schedule 6.02(k)(i) sets forth a true and complete list of each individual employed by any of the Company Entities as of the date hereof, including the name, title and length of service, hereinafter referred to as the “Company Employees.”  The Company Entities have heretofore disclosed to the Partnership complete and accurate information detailing the salary of each Company Employee.  Schedule 6.02(k)(i) also sets forth a true and complete list of each contract pumper engaged by a Company Entity as of the date hereof.

(ii)           Except as set forth on Schedule 6.02(k)(ii), each of the Company Entities has complied in all material respects with all Laws relating to the employment of labor, including provisions thereof related to wages, hours, equal opportunity, collective bargaining, layoffs, immigration compliance and the collection and payment of social security and other withholding Taxes.

(iii)          Except as set forth on Schedule 6.02(k)(iii), there are no administrative charges or court complaints pending or, to the Knowledge of the Company Entities, threatened against any of the Company Entities before the U.S. Equal Employment Opportunity Commission or any Governmental Authority concerning alleged employment discrimination or any other matters relating to the employment of labor.  There are no unfair labor practices charges or complaints pending, or to the Knowledge of the Company Entities, threatened against any of the Company Entities before the National Labor Relations Board or any Governmental Authority.

(iv)          None of the Company Entities has implemented any employee layoffs that could implicate the WARN Act.

(v)           None of the Company Entities has experienced any union organization attempts, material labor disputes or work stoppage or slowdowns due to labor disagreements.  To the Knowledge of the Company Entities, there is no labor strike, dispute, work stoppage or slowdown pending or threatened with respect to the Company Employees or contractors of the Company Entities.  Except as disclosed on Schedule 6.02(k)(v), there are no collective bargaining agreements or other labor union agreements to which any of the Company Entities is a party or by which it is bound, nor is any of the Company Entities the subject of any legal proceeding asserting that such Company Entity has committed an unfair labor practice or seeking to compel them to bargain with any labor organization as to wages or conditions.  Since each Company

Entity’s inception, such Company Entity has not experienced any union organizing activities and, to the Knowledge of the Company Entities, no such activities are underway or threatened.  There is no request for representation pending and no question concerning representation has been raised.  There is no formal grievance or arbitration pending involving any of the Company Entities.

(vi)          Except as set forth on Schedule 6.02(k)(vi) or Schedule 6.02(l)(i) or otherwise contained in this Agreement, there are no agreements or arrangements for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or termination or during periods of disability for the benefit of any current or former employees of the Company Entities or consultant of any of the Company Entities or for the benefit of the dependents of any such person in operation at the date hereof.

(vii)         As to employees previously employed by any of the Company Entities but who are no longer employed as of the signing of this Agreement, there are no claims that relate to events that occurred prior to the Balance Sheet Date and there are no claims by such employees, other than routine claims under any Employee Plan and claims for payment of compensation and benefits in the Ordinary Course of Business, that relate to events that occurred after the Balance Sheet Date and prior to Closing.

(viii)        During the three years prior to the execution of this Agreement, none of the Company Employees or any former employee of the Company Entities has suffered an injury or illness that would be required to be recorded under the regulations of the Occupational Safety and Health Administration (OSHA).

(l)            Employee Benefit Plans.

(i)            Except as set forth on Schedule 6.02(l)(i), none of the Company Entity Group Members maintains, contributes to or has any obligation to contribute to, or has any Liability with respect to, (A) any defined benefit plans or arrangements (whether or not terminated) which are employee pension benefit plans (as defined in Section 3(2) of ERISA) (the “Employee Pension Plans”); (B) any ongoing or terminated funded or unfunded employee welfare benefit plans (as defined in Section 3(1) of ERISA) (“Employee Welfare Plans”); or (C) any plan, policy, program or arrangement which provides nonqualified deferred compensation benefits, bonus or compensation benefits, severance benefits, incentive or compensation benefits, “change of control” benefits, equity-based compensation awards, collective bargaining agreements, executive or supplemental income benefits, or any other program, plan, policy or arrangement which provides retirement, health, life, disability, accident, vacation, tuition reimbursement or material fringe benefits (“Other Plans”).  Within the past six years, no Company Entity Group Member has had any obligation to contribute to any defined benefit pension plan. None of the Company Entity Group Members or any Commonly Controlled Entity currently participates in or contributes to, or has within the past six years participated in or contributed to, or maintains or has any obligation to contribute to (or has or reasonably expects to incur any other Liability with respect to), (1) any retirement plan subject to Title IV of ERISA or Section 412 of the Code or (2) any multiemployer plan (as defined in Section 3(37) of ERISA) (“Multiemployer Plan”), and none of the Company Entity

Group Members or any Commonly Controlled Entity has incurred or reasonably expects to incur any current or potential withdrawal Liability with respect to any Multiemployer Plan.  None of the Company Entity Group Members maintains or has any obligation to contribute to (or any other Liability with respect to) any funded or unfunded Employee Welfare Plan or Other Plan which provides post retirement health, accident or life insurance benefits to current or former employees, current or former independent contractors, current or future retirees, their spouses, dependents or beneficiaries, other than health benefits required to be provided to former employees, their spouses and other dependents under Code Section 4980B or similar state Law.  (Any Employee Pension Plan, any Employee Welfare Plan and any Other Plan shall be referred to herein collectively as the “Employee Plans”).  Solely for purposes of Section 6.02(l), a “Commonly Controlled Entity” means any entity (whether or not incorporated) which is a member of a controlled group including any of the Company Entities or which is under common control with any of the Company Entities within the meaning of Sections 414(b), (c), (m) or (o) of the Code.  Solely for purposes of Section 6.02(l), a “Company Entity Group Member” means any entity (whether or not incorporated) which is a Company Entity or a subsidiary of any Company Entity.

(ii)           The Company Entity Group Members have made available to the Partnership (A) true and complete copies of each Employee Plan and amendments thereto (or, if not written, a summary of its terms); (B) any related trust agreement or other funding agreement, including insurance Contracts; (C) the most recent Internal Revenue Service determination letter or opinion letter, if applicable; (D) any summary plan description and other material written communication (or a description of any material oral communications) by such Company Entity Group Member to its employees concerning the benefits provided under the Employee Plan, if applicable; (E) the most recent financial statements and last three Form 5500 annual reports (including schedules), if applicable; (F) the most recent actuarial report, if applicable; and (G) all administrative service agreements with respect to the Employee Plans.

(iii)          There are no pending or, to the Knowledge of the Company Entities, threatened claims (other than routine claims for benefits) by or on behalf of any Employee Plan or otherwise involving any such Employee Plan or any trusts which are associated with such Employee Plans and, to the Knowledge of the Company Entities, none of the Employee Plans are under audit or investigation by the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other agency.

(iv)          Except as set forth on Schedule 6.02(l)(iv), each of the Employee Plans has been, and is being, maintained, funded and administered in accordance with their terms and comply in form and in application in all material respects with the applicable requirements of all applicable Law, including ERISA and the Code.  No fiduciary has any material Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Plan.

(v)           For each Employee Plan that is intended to satisfy the provisions of Section 401(a) of the Code, (A) such Employee Plan has been timely amended to comply with changes in any applicable Law (or an interpretation thereof); (B) such Employee Plan is the subject of a favorable determination or opinion letter from the Internal Revenue Service; (C) none of the determination or opinion letters has been revoked by the Internal Revenue Service, nor has the Internal Revenue Service given any indication to any of the Company Entity Group Members that it intends to revoke any such letter; and (D) no prohibited transaction within the meaning of Section 406 of ERISA has occurred with respect to any Employee Plan that could reasonably be expected to result in any material Liability to any of the Company Entities and no Tax has been imposed pursuant to Section 4975 or 4976 of the Code or Section 502(c), (i) or (l) of ERISA in respect thereof.

(vi)          For each Employee Plan which is a “group health plan” within the meaning of Section 5000(b)(1) of the Code, each of the Company Entities has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

(vii)         All contributions to, and payments from, the Employee Plans which are required to have been made by each of the Company Entity Group Members with respect to any period ending on or before the Closing Date, in accordance with such Employee Plans, have been timely made, and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each Employee Plan or accrued in accordance with past custom and practice of each of the Company Entity Group Members.

(viii)        None of the Company Entity Group Members has any formal plan or commitment, whether legally binding or not, to create any additional Employee Plans or modify or change any existing Employee Plans that would materially increase the cost of providing benefits to any employee or terminated employee, manager or director of any of the Company Entity Group Members.  None of the Company Entity Group Members has entered into any Contract with a trade union or other representative entity that would restrict or prevent the implementation of layoff, severance or similar programs.  No Commonly Controlled Entity has any formal plan or commitment, whether legally binding or not, to create any Title IV Plans or Multiemployer Plans.

(ix)           Except as set forth in Schedule 6.02(l)(ix), neither the execution and delivery of this Agreement by the Contributors nor the performance by any of the Company Entities of this Agreement nor the consummation of the transactions contemplated hereby will (1) accelerate the time of payment or vesting, or increase the amount of compensation due any director, manager, officer or employee under any of the Employee Plans; (2) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or (3) result in any payment becoming due to any officer, director, Company Employee or consultant of any of the Company Entities.

(x)            Each Employee Plan (and any other program or arrangement) that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code (after taking into account any applicable exemptions) is identified as such on Schedule 6.02(l)(x).  Each plan, program or arrangement therein identified has been operated and maintained in accordance with a good faith, reasonable interpretation of Section 409A of the Code and the applicable regulatory guidance with respect thereto.

(xi)           All “health plans” and “group health plans” (as those terms are defined by the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 (“HIPAA”)) that any of the Company Entity Group Members sponsors are in compliance in all material respects with all applicable requirements under HIPAA and the regulations issued thereunder.

(xii)          There has been no partial termination of any Employee Plan within the meaning of Section 411(d)(3) of the Code.

(xiii)         No Employee Plan is funded with or allows for payment or distributions in any employer security of any of the Company Entity Group Members.

(m)          Bank Accounts.  Schedule 6.02(l)(i) sets forth (i) the name of each financial institution in which the Company Entities have borrowing or investment agreements (excluding the Existing Credit Facility), deposit or checking accounts or safe deposit boxes and (ii) the types of those arrangements and accounts, including, as applicable, names in which accounts or boxes are held, the account or box numbers and the name of each Person authorized to draw thereon or have access thereto.

(n)           Insurance.  Schedule 6.02(n) sets forth a description of all policies of insurance to which any Company Entity is a party or under which any Company Entity is covered, including the types of Liabilities covered thereby, the limits of the coverage and the deductible for which any Company Entity is responsible with respect to such insurance.  Such insurance (excluding the portion thereof covering real property subject to the Tulsa Office Lease and the parts thereof covering commercial vehicles and workers’ compensation) covers all of the Wells (except to the extent covered by insurance obtained for the Company Entities’ benefit by Third Party operators and except to the extent the Company Entities only own an overriding royalty interest therein).  None of such insurance coverage was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the Liabilities and risks insured.  There is no material default with respect to any provision contained in any such policy or binder, and no Company Entity has failed to give any notice or present any claim under such policy or binder in due and timely fashion.  There are no billed but unpaid premiums past due under any such policy or binder.  Except as shown in Schedule 6.02(n) and other than routine claims under any Employee Plan,  (i) there have been no claims under any such policies or binders or previously existing policies and, to the Knowledge of the Company Entities, there has not occurred any event that might reasonably form the basis of any claim against or relating to the Company Entities that is covered by any such policies or binders with respect to which a claim has not been properly submitted thereunder and (ii) no notice of cancellation or non-renewal of any such policies or binders has been received.

(o)           Taxes.  Except as described on Schedule 6.02(o):

(i)            all Tax Returns required to be filed by or with respect to any Company Entity have been duly and timely filed with the appropriate Governmental Authorities (taking into account all available extensions of time),

(ii)           such Tax Returns are true and correct in all material respects,

(iii)          all Taxes that have become due and payable by a Company Entity have been duly paid,

(iv)          there are no administrative proceedings or lawsuits pending or, to the Knowledge of the Company Entities, threatened against any Company Entity or the Assets by any Governmental Authority with respect to Taxes,

(v)           there are no Liens (other than Permitted Encumbrances) on any of the Assets that arose in connection with the failure (or alleged failure) to pay any Tax,

(vi)          no Company Entity is subject to any Liability for Taxes under Treasury Regulation § 1.1502-6 (or any similar provision of state or local Law) or as an indemnitor, successor or transferee of any other person, by contract or operation of law,

(vii)         the Company is, and has at all times since its formation been, properly treated as a partnership for U.S. federal income tax purposes, and each Company Entity other than the Company is, and has at all times since its formation been, an entity properly treated as “disregarded as an entity separate from its owner” within the meaning of Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes,

(viii)        all assets owned by each Company Entity, other than intangible assets, have been properly listed and described on the property tax rolls in the jurisdictions in which such listing and description is required for all periods prior to the Closing Date, and no portion of the assets owned by each Company Entity constitutes omitted property for property tax purposes,

(ix)           Schedule 6.02(o)(ix) contains a list of all jurisdictions (A) in which any Company Entity is required to file a Tax Return, or (B) to which any Tax is properly payable by any Company Entity, and no jurisdiction in which a Company Entity has not filed a specific Tax Return has asserted that such Company Entity is required to file such Tax Return in such jurisdiction, and

(x)            each Company Entity has complied in all respects with all Laws relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by Law, withheld from wages of all employees of any Company Entity and paid over to the proper Governmental Authority all required amounts.

(p)           Royalty Payments; Rentals.  Except as described on Schedule 6.02(p), all royalties on production, shut-in royalties, delay rentals, overriding royalties and other royalties or similar burdens on production with respect to the Properties that have become due and payable have been duly paid (other than royalties held in escrow or suspense accounts).

(q)           Hydrocarbon Sales.  Except as described on Schedule 6.02(q), (i) none of the Company Entities is obligated by virtue of:  (A) a prepayment arrangement under any Contract for the sale of Hydrocarbons that contains a “take or pay” provision, (B) a production payment, or (C) any other arrangement, other than gas balancing arrangements, to deliver Hydrocarbons produced from the Assets at some future time without then or thereafter receiving payment for the production commensurate with the Company Entities’ ownership in and to the Assets, and (ii) the Company Entities are not subject to any penalties or other payments under any gas transportation or other agreement as a result of the delivery of quantities of gas from the Assets in excess of the Contract requirements.

(r)            Environmental Matters.  Except as described on Schedule 6.02(r) or as set forth in an Environmental Defect Notice, (i) none of Contributors and the Company Entities has received any written notice of violation of any Environmental Laws relating to the Assets within the five years preceding the date hereof where such violation has not been cured or otherwise remedied prior to the date hereof, (ii) there has been no disposal offsite from the Properties by the Company Entities or its contractors before the Closing Date of any Hazardous Materials other than in accordance with Environmental Laws and (iii) the Contributors and the Company Entities have made available for review by the Partnership all documents and correspondence in their possession pertaining to potentially material environmental Liabilities associated with the Assets.  Anything in this Agreement to the contrary notwithstanding, except for the representation and warranty set forth in this Section 6.02(r) and the indemnity relating to such representation and warranty in Section 13.02:  (x) the representations and warranties of Contributors and the Company Entities in this Agreement do not extend to environmental matters, compliance with Environmental Laws, and environmental Liabilities pertaining to the Company Entities and the ownership and operation of the Assets, and (y) all obligations of Contributors and Company Entities with respect to environmental matters, compliance with Environmental Laws, and environmental Liabilities pertaining to the Company Entities and the ownership and operation of the Assets will be governed solely and exclusively by the provisions of Article V.

(s)           Compliance with Laws; Approvals.

(i)            Except as described on Schedule 6.02(s), the Company Entities are in compliance in all material respects with all Laws to which any of the Company Entities or their respective business, operations, agents, employees, assets or properties are subject (including, all record keeping and reporting requirements thereof).  None of the Company Entities has received any claim or notice that any Company Entity is not in compliance in any material respect with any such Laws where such violation has not been cured or otherwise remedied prior to the date hereof.  No Company Entity has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of such Company.

(ii)           The Company Entities have all Approvals from Governmental Authorities necessary to operate their businesses in all material respects as currently conducted.  The execution of this Agreement by the Contributors and the consummation of the transactions contemplated hereby, and the compliance by the Contributors and the Company Entities with the terms hereof, will not cause or permit the imposition of any restrictions of such a nature as would limit any operations of the Company Entities as historically conducted.  No event has occurred which permits, or after the giving of notice or lapse of time or both would permit, the revocation or termination of any Approval or the imposition of any restrictions of such a nature as may limit any of the operations of the Company Entities as historically conducted.

(iii)          Anything in this Section 6.02(s) to the contrary notwithstanding: (A) Section 6.02(k) sets forth the sole representations and warranties of the Company Entities with respect to employment-related matters, (B) Section 6.02(l) sets forth the sole representations and warranties of the Company Entities with respect to matters related to Employee Plans, (C) Section 6.02(o) sets forth the sole representations and warranties of the Company Entities with respect to Tax matters, and (D) Section 6.02(r) sets forth the sole representations and warranties of the Company Entities with respect to environmental matters.

(t)            Assets.

(i)            The Assets constitute all of the properties and assets used or held for use by the Company Entities, except for the Excluded Assets.  The Assets (A) listed on Exhibit A or (B) reflected in the Audited December 31, 2010 Balance Sheet which the Company Entities will own at Closing constitute all of the material Assets of the Company Entities.

(ii)           Exhibit A—Part 2 sets forth all of the oil and gas wells in which the Company Entities have an interest.

(iii)          The Facilities are in good working order and sufficient to operate the Properties in the Ordinary Course of Business.

(iv)          The Access Rights are sufficient to permit access to the Properties and to operate the Properties in the Ordinary Course of Business.

(u)           Contracts.

(i)            Schedule 6.02(u)(i) sets forth a true and complete list of the following Contracts as of the date hereof (excluding any Leases, any instrument creating or transferring title to any Property and Employee Plans) (each, together with the Contracts identified on Schedules 6.02(i)(ii), 6.02(k)(v), 6.02(k)(vi), 6.02(l)(i), 6.02(n) and 6.02(v), a “Material Contract” and collectively, the “Material Contracts”):

(A)          each Contract that involves performance of services (other than as an employee) or delivery of goods or materials by or to any Company Entity of an amount or value in excess of $75,000 determined on an annual basis;

(B)                                each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of any Company Entity in excess of $50,000 determined on an annual basis;

(C)                                personal property leases and installment and conditional sales agreements having a value per item or aggregate payments in excess of $75,000 determined on an annual basis;

(D)                               each joint venture, partnership and other Contract (however titled) involving a sharing of profits, losses, costs or Liabilities by any Company Entity with any other Person and Contracts providing for commissions based on sales or purchases of or by any Company Entity;

(E)                                 each Contract containing covenants that in any way purport to restrict the business activity of any Company Entity or any Affiliate of any such Company Entity or limit the freedom of any Company Entity or any Affiliate of any Company Entity to engage in any line of business or to compete with any Person;

(F)                                 all area of mutual interest, farmout, farmin, development agreements or similar Contracts under which any of the Company Entities has any remaining performance obligations;

(G)                                all joint operating agreements or similar Contracts under which any of the Company Entities has any remaining performance obligations

(H)                               all Contracts that pertain to the acquisition of material Property by any of the Company Entities;

(I)                                    all Contracts that pertain to the ongoing provision of drilling services to any Company Entity;

(J)                                   all Contracts that concern the purchase and sale, exchange, marketing, gathering, transportation, compression, processing or treating of Hydrocarbons or similar Contracts relating to or included in the Properties that are operated by a Company Entity and that are (i) not terminable without penalty on 60 or less days’ notice or (ii) can be reasonably expected to result in aggregate monthly revenues to the Company Entities of more than $10,000 (based solely on the terms thereof and without regard to any expected increase in volumes or revenues) during the current or any subsequent calendar year;

(K)                               all leases (other than a Lease) under which any Company Entity is the lessor or the lessee of real or personal property which lease (i) cannot be terminated by such Company Entity without penalty or payment upon sixty or less days notice or (ii) involves an annual base rental of more than $100,000;

(L)                                 all Contracts (other than the Organizational Documents of the Company Entities) granting any Person registration, purchase or sale rights with respect to any Company Interests or other equity securities of any of the Company Entities;

(M)                            all bonds, letters of credit, guaranties and similar instruments issued by any Company Entity, Contributor or their Affiliates and required by contract or applicable Law to be posted or otherwise tendered in order to own and/or operate any of the Assets;

(N)                               all employment Contracts of each Company Entity that cannot be terminated at the will of the Company Entity without Liability to the Company Entity that is a party to such Contract and all Contracts for contract pumping services;

(O)                               any Contract or commitment to which any Company Entity is a party or is bound containing a “right of first refusal,” “right of first offer,” “put or call right” or other preferential purchase or sale right (excluding conventional preferential purchase rights under joint operating agreements);

(P)                                 any Contract between a Contributor or an Affiliate of such Contributor (other than the Company Entities and the Partnership and its subsidiaries) and any Company Entity (“Affiliate Contracts”); provided, however, that, with respect to Contracts that an Affiliate of NGP is a party to, such Affiliate Contracts shall not be required to be listed on subsection (P) of Schedule 6.02(u)(i) unless such Affiliate Contracts contain terms that are not reasonably consistent with similar arm’s length transactions executed around the time that such Affiliate Contracts were executed;

(Q)                               all seismic or geophysical Contracts;

(R)                                all software licenses or any other license agreements related to intellectual property which involve expenditures of any Company Entity in excess of $5,000 determined on an annual basis;

(S)                                 each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(ii)                                  Each Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and except as may be terminated by operation of its terms through no fault or election of the Company Entities or as permitted under this Agreement between the date hereof and Closing.

(iii)                               Except as set forth in Schedule 6.02(u)(iii):

(A)                              Each of the Company Entities and Contributors, if applicable, is in compliance in all material respects with all applicable terms and requirements of each Material Contract under which such entity has any Liability or by which such entity or any of the assets owned or used by such entity is bound;

(B)                                to the Knowledge of the Company Entities, each other Person  (other than Company Entities and Contributors) that has any Liability under any Material Contract is in compliance with all applicable terms and requirements of such Material Contract;

(C)                                no event has occurred or circumstance exists that (with or without notice or lapse of time) contravenes, conflicts with or results in a violation or breach of, or give any Company Entity or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract; and

(D)                               no Company Entity has given to or received from any Person any written notice or other written communication and, to the Knowledge of the Company Entities, no Company Entity has given to or received from any Person any oral notice or other oral communication, in each case, regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Material Contract.

(iv)                              There are no Contracts that could materially restrict the ability of the Partnership to own, use and operate the business and Assets and the Company Entities as historically owned, used and operated by the Company Entities and the Contributors.

(v)                                 True and complete copies (including all amendments thereto) of each Material Contract have been made available to the Partnership.

(vi)                              The Material Contracts together with the other Assets are sufficient to operate the Properties in the Ordinary Course of Business.

(v)                                 Preferential Purchase Rights and Consents.  Schedule 6.02(v) sets forth those preferential rights to purchase, consents or similar rights that are applicable to the transactions contemplated hereby.

(w)                               Imbalances.  Schedule 6.02(w) sets forth all Imbalances associated with the Assets as of the dates set forth on such Schedule 6.02(w).  It is acknowledged that the foregoing representation and warranty is made to the Knowledge of the Company Entities with respect to (i) those Properties that are not operated by a Company Entity and (ii) Imbalances accruing prior to the acquisition of a Property by the Company Entities from a Third Party.

(x)                                   Payout Balances.  Schedule 6.02(x) contains a list of the estimated status of any “payout” balance (net to the interest of the Company Entities), as of the dates shown in such Schedule, for each Property that is subject to a reversion or other adjustment at some level of cost recovery or payout.  It is acknowledged that the foregoing representation and warranty is made to the Knowledge of the Company Entities with respect to those Properties that are not operated by a Company Entity.

(y)                                 Plugging and Abandonment.  Except as shown on Schedule 6.02(y), there are no wells located on the Leases or Unit Interests (i) with respect to which any Contributor or any Company Entity has received a written order from any Governmental Authority requiring, or any written claim from any other Person requesting or demanding that, such wells be plugged and abandoned, where the work relating to such order or claim has not yet been completed, or (ii) that have been plugged and abandoned but have not been plugged and abandoned in accordance with applicable contracts and the requirements of each Governmental Authority having jurisdiction over the subject Properties.

(z)                                   Affiliate Transactions.

(i)                                     Except as set forth on Schedule 6.02(z)(i), no Company Entity nor any Contributor has made any exchanges, barter arrangements, loans or advances or otherwise extended credit to any managers, directors, officers, agents, employees, consultants or equityholders of any Company Entity in their roles as managers, directors, officers, agents, employees, consultants or equityholders, or any of their respective Affiliates, since the Balance Sheet Date or that are otherwise outstanding, and any such exchanges, barter arrangements, loans, advances or extensions of credit will have been repaid as of Closing.

(ii)                                  Except as set forth in Schedule 6.02(z)(ii), there are no powers of attorney outstanding by any Company Entity in favor of any other Person.

(iii)                               Except as set forth in Schedule 6.02(z)(iii), since the Balance Sheet Date, there has not been paid or been committed to be paid to or for the benefit of any of the managers, directors, officers, agents, employees, consultants or representatives of any Company Entity anything other than fees (including directors’ fees), wages, salaries, commissions and expense reimbursements, in each case in the Ordinary Course of Business.

(iv)                              Schedule 6.02(z)(iv) sets forth all services (excluding service as a Company Employee) and assets owned, licensed to or otherwise held by any Contributor or any Affiliate of such Contributor (other than the Company Entities), that are or were made available or provided to or used by the Company Entities within the one-year period prior to the date of this Agreement (excluding services provided pursuant to the Advisory Services Agreement) or which may be required to operate the business of the Company Entities from and after the Closing Date consistent with past practices in the preceding year.

(v)                                 Except as set forth in Schedule 6.02(z)(v) and as expressly provided for in the Advisory Services Agreement and the Company LLC Agreement, (A) no Company Entity is obligated to pay currently or in the future any amounts to any Contributor or Affiliate of any Contributor for services rendered to any of the Company Entities (excluding service as a Company Employee), and no Contributor or any Affiliate of any Contributor is obligated to pay currently or in the future any amounts to any Company Entity and (B) since the Balance Sheet Date, no Company Entity has purchased, transferred or leased any real or personal property from or for the benefit of, paid any commission, salary or bonus to or for the benefit of, any Contributor (excluding compensation for service as a Company Employee) or any Affiliate of such Contributor or any manager, director, officer, shareholder, member or partner thereof and no Company Entity has sold, transferred or leased any real or personal property to any Contributor or any Affiliate of any Contributor.

(aa)                            Intangible Property.  There are no material trademarks, trade names, patents, service marks, brand names, computer programs, databases, industrial designs, copyrights or other intangible property that are necessary for the operation, or continued operation, of the business of any Company Entity, or for the ownership and operation, or continued ownership and operation, of any Assets of any Company Entity, for which the Company Entities do not hold valid and continuing authority in connection with the use thereof.

(bb)                          Books and Records.  All books, records and files of the Company Entities (including those pertaining to the Assets, those pertaining to the production, gathering, transportation and sale of Hydrocarbons, and corporate, accounting, financial and employee records):  (i) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures; and (ii) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company Entities of the Assets.

(cc)                            Brokers’ Fees.  Except as described on Schedule 6.02(cc), the Company Entities do not have any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Partnership will be liable or obligated or which would otherwise burden the Assets.

(dd)                          Internal Accounting Controls.  The Company Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 6.03                                Representations and Warranties of the Partnership.  The Partnership represents and warrants to Contributors as follows:

(a)                                  Organization.  The Partnership is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation with full partnership power and authority to enter into this Agreement and perform its obligations hereunder.

(b)                                 Qualification.  The Partnership is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business as now conducted makes such qualification necessary, except where the failure to be so qualified or in good standing would not materially hinder or impede the consummation by the Partnership of the transactions contemplated by this Agreement.

(c)                                  Authorization / Consents.

(i)                                     The execution and delivery by the Partnership of this Agreement and the performance of its obligations hereunder have been duly and validly authorized by all requisite action of the Partnership and its general partner and no other actions on the part of the Partnership or its general partner are necessary to authorize and approve this Agreement and the transactions contemplated hereby.  The conflicts committee of the general partner of the general partner of the Partnership has (i) granted “Special Approval” under the Second Amended and Restated Limited Partnership Agreement of Partnership dated as of July 27, 2010 (as amended) of the general partner of the Partnership; and (ii) recommended to the board of directors of the general partner of the general partner of the Partnership that the transactions contemplated by this Agreement be approved and authorized.

(ii)                                  There are no Approvals required of the Partnership or any Affiliate of the Partnership from or to any Governmental Authority or any other Third Party, in each case, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

(d)                                 Common Units.  The Partnership Common Units to be issued as Equity Consideration hereunder have been duly authorized and, when issued, will be validly issued, fully paid and, except as otherwise provided by Delaware Law, non-assessable when issued and will be issued in compliance with the Organizational Documents of the Partnership and will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under such Organizational Documents and applicable state and federal securities Laws and other than such Liens or restrictions on transfer as are created by the Contributors or set forth in the Voting Agreement.

(e)                                  Enforceability.  This Agreement has been duly executed and delivered by the Partnership and constitutes the valid and legally binding obligation of the Partnership, enforceable in accordance with its terms and conditions, except insofar as the enforceability thereof may be limited by the Enforceability Exceptions.  At Closing, all documents contemplated by this Agreement to be executed and delivered by the Partnership shall have been duly executed and delivered by the Partnership and all such documents executed and delivered by the Partnership shall constitute valid and binding obligations of the Partnership, enforceable in accordance with their terms and conditions except insofar as the enforceability thereof may be limited by the Enforceability Exceptions.

(f)                                    Noncontravention.  Neither the execution and the delivery of this Agreement by the Partnership, nor the consummation of the transactions contemplated hereby by the Partnership will conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, modification, revocation, cancellation or acceleration of any obligation or to the loss of a benefit under any provision of (A) any applicable Law, (B) the Organizational Documents of the Partnership, or (C) any contract or instrument to which the Partnership is a party or by which it is bound.

(g)                                 Partnership SEC Documents.  The Partnership has filed with or furnished to the SEC all reports and statements required to be filed or furnished by it under the Exchange Act or the Securities Act since January 1, 2010 (all such documents collectively, the

“Partnership SEC Documents”).  The Partnership SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (except to the extent corrected by a subsequently filed Partnership SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iv) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the business of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

(h)                                 No Material Adverse Change.  Except as set forth in or contemplated by the Partnership SEC Documents filed prior to the date hereof and as contemplated by this Agreement, since December 31, 2010 and except for matters relating to the transactions contemplated by this Agreement, the business of each of the Partnership and its subsidiaries has been conducted only in the Ordinary Course of Business and there has not been (i) any Material Adverse Effect on the Partnership, (ii) acquisition or disposition of any material asset by the Partnership or any of its subsidiaries or any contract or arrangement therefor, other than in the Ordinary Course of Business, (iii) material change in the Partnership’s accounting principles, practices or methods except to the extent required in accordance with GAAP, (iv) incurrence of material indebtedness other than in the Ordinary Course of Business, (v) amendment, or approval of any amendment, to the Organizational Documents of the Partnership, or (vi) material actions, suits or proceedings, arbitrations or disputes, claims, audits or investigations, whether administrative, judicial or otherwise, instituted or, to the Knowledge of the Partnership, threatened by or against or affecting the Partnership.

(i)                                     Internal Accounting Controls.  Except as disclosed in the Partnership SEC Documents, the Partnership and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(j)                                     Brokers’ Fees.  The Partnership has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Contributors will be liable or obligated.

(k)                                  Offering.  Assuming the accuracy of the representations and warranties of the Contributors contained in this Agreement, the sale and issuance of the Partnership Common Units pursuant to this Agreement are exempt from the registration requirements of the Securities Act, and neither the Partnership nor any authorized Person acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(l)                                     Investment Intent.  The Partnership acknowledges that the Company Interests being acquired by the Partnership under this Agreement are not registered under the Securities Act or registered or qualified for sale under any state securities Law and cannot be resold without registration under or an exemption from the Securities Act.  The Partnership is acquiring the Company Interests for its own account for investment and not with a view toward the sale or distribution thereof.  The Partnership has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Company Interests and has the ability to bear the economic risks of such investment.

ARTICLE VII
CERTAIN COVENANTS

Section 7.01                                Access.  Between the date of this Agreement and the Closing Date, each Company Entity will, during normal business hours, (a) subject to obtaining any consents required with respect to Properties not operated by the Company Entities (and the Company Entities shall reasonably cooperate with the Partnership in its efforts to obtain such consents), give the Partnership and its authorized representatives reasonable access to the Assets and all offices of such Company Entity, (b) subject to obtaining any consents required with respect to Properties not operated by the Company Entities (which the Company Entities shall use commercially reasonable efforts to obtain) and subject to the Company Entities’ prior consent, permit the Partnership to make such inspections thereof as the Partnership may reasonably request, including the performance of sampling and testing of facilities, soils and other substances, (c) give the Partnership the opportunity to discuss the business of the Company Entities with such officers, directors, managers, accountants, consultants and counsel of the Company Entities as the Partnership deems reasonably necessary or appropriate for the purpose of familiarizing itself with the Company Entities and Assets and (d) cause its employees to furnish the Partnership with such financial and operating data and other information with respect to the business and Assets of such Company Entity as the Partnership may from time to time reasonably request except as may be prohibited by applicable Law; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of such Company Entity.

Section 7.02                                Conduct of Business of each Company Entity.  On and after the date hereof and prior to the Closing Date, and except as contemplated by this Agreement or as otherwise consented to by the Partnership in writing (in the Partnership’s sole discretion):

(a)                                  each Company Entity shall:

(i)                                     conduct its business in the Ordinary Course of Business;

(ii)                                  operate, maintain and otherwise deal with the Properties and all of its other Assets in accordance with past practices and in accordance with applicable Leases and other Contracts and applicable Laws and Approvals;

(iii)                               use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its current officers and employees until Closing at their current rates of compensation, commissions and benefits and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Closing;

(iv)                              keep and maintain accurate books, records and accounts;

(v)                                 maintain in full force and effect existing insurance policies and binders of such Company Entity subject only to variations required by the Ordinary Course of Business, or else will obtain, prior to the lapse of any such policy or binder, substantially similar coverage with insurers of recognized standing;

(vi)                              pay all Taxes imposed upon any of its assets or with respect to its franchises, business, income or assets before any penalty or interest accrues thereon;

(vii)                           pay all claims and expenses (including claims and expenses for labor, services, materials and supplies) which are not the subject of a bona fide dispute when they become due and payable in accordance with their terms;

(viii)                        pay all wages and other compensation (including paid vacation) accrued by all Company Employees through the Closing Date when they become due and payable in accordance with the obligations of the Company Entities under any labor or employment practices and policies, or any collective bargaining agreement or other labor contract or individual agreement to which a Company Entity is a party, or by which the Company Entities may be bound;

(ix)                                comply in all material respects with the requirements of applicable Laws and Approvals of any Governmental Authority and comply with and enforce the provisions of the Material Contracts, including paying when due all Indebtedness, payables, rentals, royalties, expenses and other Liabilities relating to its business or Assets which are not the subject of a bona fide dispute; and

(x)                                   at all times preserve and keep in full force and effect its corporate or other legal existence and rights and franchises material to the performance by such Company Entity of its obligations under this Agreement; and

(b)                                 without limiting the generality of the foregoing, no Company Entity will:

(i)                                     declare, set aside or pay any dividend or distribution, whether in cash, membership interests or property (or any combination thereof); issue, sell, purchase, redeem or otherwise acquire any membership interests or other equity interests of any Company Entity or issue any option, warrant or right relating to its membership interests or other equity interests or any securities convertible into or exchangeable for any membership interests or other equity interests; liquidate, dissolve, merge, consolidate, restructure, recapitalize or otherwise reorganize any Company Entity or make any other change in the capitalization of any Company Entity; split, combine or reclassify any of its membership interests or other outstanding equity interests; or enter into, or otherwise become a party to, any Contract relating to the voting, registration or transfer of any membership interests or other equity interests of any Company Entity;

(ii)                                  (A) increase the rate or terms of compensation payable or to become payable by any Company Entity to its managers, directors, officers or Company Employees, except increases occurring in the Ordinary Course of Business; or (B) increase the rate or terms (including vesting status) of any bonus, insurance, pension or other employee benefit plan or arrangement made to, for or with any such managers, directors, officers or Company Employees, except increases occurring in the Ordinary Course of Business;

(iii)                               create, incur or assume any Indebtedness (excluding borrowings under the Existing Credit Facility in the Ordinary Course of Business) or guarantee any such Indebtedness or create, incur or permit to exist any Lien other than Permitted Encumbrances;

(iv)                              (A) amend its Organizational Documents, (B) amend in any material respects or terminate any Lease or any Material Contract except as may be terminated by operation of its terms through no fault or election of the Company Entities or as permitted under this Agreement or (C) assign any Lease or Material Contract to any Person;

(v)                                 make an equity investment in any other Person or acquire by merger or consolidation or purchase of equity interests any corporation, partnership, association or any other business organization or division thereof;

(vi)                              engage in any line of business in which it is not engaged as of the date hereof;

(vii)                           make any change in any method of accounting or accounting principles;

(viii)                        enter into any settlement of any material issue with respect to any assessment or audit or other administrative or judicial proceeding with respect to Taxes for which any Company Entity or the Partnership may have Liability;

(ix)                                terminate or voluntarily relinquish any Approval from any Governmental Authority or Person necessary for the conduct of the business of the Company Entity or any Asset, except in the Ordinary Course of Business;

(x)                                   establish, amend or terminate an Employee Plan or any other employee benefit plan except for amendments and terminations required by applicable

Law; or enter into, amend or terminate any consulting, employment, severance, change of control, bonus, termination or similar Contract with any Person;

(xi)                                make any loan to or enter into any transaction with any Company Employee, officer, director or Affiliate of a Company Entity, except for the payment of salaries, commissions and benefits to which all similarly situated employees are generally entitled; or make any loan to any consultant of a Company Entity;

(xii)                             resign, transfer or otherwise voluntarily relinquish any control, possession of or right it has as of the date of this Agreement as operator of any Asset;

(xiii)                          sell, lease or sublease, transfer, farm out or otherwise dispose of or mortgage, pledge or otherwise encumber any Asset (except for Permitted Encumbrances and sales of Hydrocarbons in the Ordinary Course of Business); or acquire any oil and gas interests or any other assets that have a value at the time of such acquisition of $150,000 or more;

(xiv)                         enter into any hedging or derivative Contracts (financial, commodity or otherwise);

(xv)                            make any loans, advances or capital contributions to, or investments in, any Person other than another Company Entity;

(xvi)                         agree with any Person to limit or otherwise restrict in any manner the ability of any Company Entity to compete or otherwise conduct its business;

(xvii)                      assume, endorse (other than endorsements of negotiable instruments in the Ordinary Course of Business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the Liabilities of any other Person (excluding another Company Entity);

(xviii)                   incur any cost or expense for geophysical items including acquisition, processing, reprocessing or interpretation; make a capital expenditure or series of related capital expenditures of $150,000 or more except for those listed in Schedule 6.02(i)(v) and those approved or deemed approved pursuant to this Section 7.02(b);

(xix)                           propose, under any joint operating agreement, any operation with respect to the Assets reasonably expected to cost the Company Entities in excess of $150,000 except for those operations set forth in Schedule 7.02(b)(xix) and those approved or deemed approved pursuant to this Section 7.02(b);

(xx)                              consent to any operation with respect to the Assets reasonably expected to cost the Company Entities in excess of $150,000 that is proposed by any Third Party except for those operations set forth in Schedule 7.02(b)(xx) and those approved or deemed approved pursuant to this Section 7.02(b);

(xxi)                           execute any applicable pooling order except for those approved or deemed approved pursuant to this Section 7.02(b);

(xxii)                        elect to be a non-consent co-owner with respect to any AFE or any applicable pooling orders except as approved or deemed approved pursuant to this Section 7.02(b);

(xxiii)                     enter into any Contract that would constitute a Material Contract;

(xxiv)                    change or make any Tax elections with respect to any Company Entity or its assets;

(xxv)                       reduce or terminate (or cause to be reduced or terminated) any insurance coverage now held in connection with the Assets; or

(xxvi)                    resolve or enter into or adopt any plan or agreement with respect to any of the foregoing;

provided, however, that (x) the foregoing shall not limit or restrict the ability of any Company Entity to respond to emergency situations; provided that the Company Entity shall promptly notify the Partnership of the same and (y) with respect to AFEs and other proposed operations and pooling orders with respect to the Assets, the Partnership shall be deemed to have approved the same unless the Partnership objects to a Company Entity’s recommended action or response with respect thereto within five days after the Partnership is notified in writing thereof or, if response to a Third Party operator is required within a shorter time period, the Company Entities shall provide the Partnership a copy of the relevant request immediately after receipt and the Partnership shall notify the Company Entities of its objections within a reasonable period of time prior to the required response time.

Section 7.03                                Intercompany Accounts and Affiliate Transactions.

(a)                                  At or prior to the Closing, Contributors and the Company Entities shall cause to be settled, repaid or canceled all intercompany accounts that are unpaid as of the Closing Date between the Company Entities, on the one hand, and Contributors or any of their Affiliates (other than the Company Entities), on the other hand, in each case at no cost to the Company Entities.

(b)                                 At or prior to the Closing, Contributors and the Company Entities shall have caused to be terminated, at no cost to and without creating any Liabilities for the Company Entities, all Affiliate Contracts (except for Affiliate Contracts not required to be listed on subsection (P) of Schedule 6.02(u)(i)), including (i) the Advisory Services Agreement except as otherwise provided in Section 7.08, (ii) the Voting and Members Agreement, effective as of October 31, 2006, by and among the Company, NGP, and certain other parties, (iii) the Subscription and Contribution Agreement, effective as of October 31, 2006, by and among the Company, NGP, and certain other parties, as amended, and (iv) the Reimbursement Agreement, dated as of October 31, 2006, by and among the Company, NGP, Maurice F. Storm, Patrick M. Hall, Michael S. Rollins and J. David Hoffman.

(c)                                  The Company Entities shall use their commercially reasonable efforts to cause the New Lessee to obtain and deliver to the Partnership the Lessor Consent pursuant to Section 8.02(j) at or prior to the Closing.

Section 7.04                                Cooperation in Connection with Regulatory Filings.

(a)                                  (x) Prior to Closing, the Company Entities shall, and shall cause their Affiliates, advisors, representatives, officers, directors, managers and employees to, and (y) after the Closing, the Contributors listed on Schedule 7.04(a) shall, and shall cause their respective Affiliates, advisors and representatives to, cooperate with the Partnership, its Affiliates and their officers, directors, auditors and other representatives in connection with the following actions to the extent reasonably necessary and at the sole expense of the Partnership to cover out-of-pocket expenses of the Contributors:

(i)                                     the preparation by the Partnership of financial statements of the Company Entities in such forms and covering such periods as may be required by any applicable Securities Laws to be filed with the SEC by the Partnership as a result of the transactions contemplated by this Agreement;

(ii)                                  the preparation by the Partnership of any pro forma financial statements of the Partnership that are derived in part from the financial statements of the Company Entities that the Partnership reasonably determines are required to be included or incorporated by reference in any Filing of the Partnership to satisfy any Securities Laws;

(iii)                               the conduct of customary due diligence by the Partnership or any of its advisors or representatives with respect to the financial statements of the Company Entities in connection with any offering of securities by the Partnership, or to enable an accounting firm to prepare and deliver a customary comfort letter with respect to financial information relating to the Company Entities; and

(iv)                              the satisfaction by the Partnership of its financial reporting obligations with respect to internal controls and financial controls of the Company Entities.

(b)                                 The obligations of the Contributors under this Section 7.04 shall survive for the applicable period set forth in Schedule 7.04(a), at which point they shall terminate for such Contributor.

(c)                                  The Partnership will provide such Contributors identified in Schedule 7.04(a) at the sole expense of such Contributors access to the accounting systems of the Company Entities following the Closing to the extent reasonably necessary to prepare any stub period income Tax Returns that may be required to be filed by the Company Entities for periods ending on or before Closing.

Section 7.05                                Consent from Third Parties.  Each Company Entity will use its respective commercially reasonable efforts to acquire the written consent from all Third Parties to Contracts with respect to which the consummation of the transactions contemplated hereby or the compliance with this Agreement, could reasonably be expected to result in, or cause a default, or constitute an event of default (or an event which the giving of notice or the passage of time could cause a default or event of default), or otherwise cause any Company Entity to be in breach of, or unable to perform under, such Contracts, or grant any other party thereto the right to modify or terminate such Contract or the performance of any Company Entity thereunder; provided, however, that, (i) without the Partnership’s prior written consent, none of the Company Entities shall pay any Third Party for such consent or agree to any concessions, restrictions or other amendments to the applicable Contract to obtain such consent and (ii) the foregoing shall not apply to the Contracts listed in Schedule 6.02(d).  Each Company Entity shall cooperate with the Partnership, and vice versa, in the execution and filing of all notices, forms and agreements as may be necessary to obtain any Approval of any Governmental Authority that may be necessary or appropriate to effectuate the transactions contemplated hereby, including any Approval held by the Company Entities or required for the operation of the Assets; provided that the foregoing shall not apply to the FCC license listed in Schedule 6.02(d).  The Partnership agrees to use commercially reasonable efforts to assist the Company Entities to obtain any such consents to the extent reasonably requested by the Company Entities.

Section 7.06                                Further Assurances.  Subject to the terms and conditions of this Agreement, each of the Parties will use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable, to fulfill its obligations under this Agreement and to consummate and make effective the transactions.

Section 7.07                                Notification of Certain Matters.  The Contributors, the Company Entities and the Partnership shall each give prompt written notice to the other of (a) the occurrence, or failure to occur, of and shall provide accurate and complete copies of any and all information relating to, any event of which it becomes aware that has caused or that would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing, and (b) the failure of such Party, or any officer, director, manager, employee, or agent of such Party, to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it hereunder.  A notifying Party under this Section 7.07 shall use all commercially reasonable efforts to cure or remedy, before the Closing, any occurrence of (a) or (b) in the preceding sentence.  No such notification shall affect the representations or warranties of the Parties or the conditions to their respective obligations hereunder.

Section 7.08                                Continuation of Company Entities’ Existing Indemnification Obligations.  For a period of four years from and after the Closing, each Company Entity or its successor shall indemnify and hold harmless each Contributor and each other Person who has been at any time prior to the Closing, an officer, director or controlling member of any Company Entity (collectively, the “Indemnified Parties”) but only to the extent that such Indemnified Party was entitled to indemnification from such Company Entity immediately prior to the date hereof under the Organizational Documents of such Company Entity in such Indemnified Parties’ capacity as an officer, director or member of such Company Entity, regardless of whether such contracts are terminated on or after the Closing.  The indemnification obligations of the Company Entities in the Advisory Services Agreement shall survive in accordance with the terms of the Advisory Services Agreement, but in no event shall such obligations survive beyond the date that is four years after the Closing.  The procedures associated with such indemnification shall be the same as those associated with the Indemnified Parties’ indemnification from the applicable Company Entity immediately prior to the date hereof (provided, however, that the Partnership shall be under no obligation to deposit trust funds pursuant to any “change-in-control” or similar provisions).  The provisions of this Section 7.08 are intended to be for the benefit of, and shall be enforceable by, the Parties, each Indemnified Party and their respective heirs and representatives.  Nothing in this Section 7.08 shall preclude any Partnership Indemnitee from asserting and recovering Liabilities pursuant to Section 13.02 that such Partnership Indemnitee is otherwise able to assert and recover pursuant to Section 13.02, and the indemnification provisions of this Section 7.08 (including those contained in the Organizational Documents and the Advisory Services Agreement) shall not cover amounts that are paid pursuant to Section 13.02.

Section 7.09                                Lessor Consent.  The Company Entities shall use their commercially reasonable efforts to cause the Lessor Consent to be delivered to the Company Entities prior to the Closing.

Section 7.10                                ISDA Breakage Costs and Bank Releases.  The Company Entities and NGP agree to reasonably cooperate with the Partnership (without any obligation to incur any out-of-pocket expense) in the Partnership’s efforts to reduce any breakage costs associated with the novation and/or termination of the ISDAs.  The Company Entities agree to use their commercially reasonable efforts to secure the releases and terminations described in Section 8.02(m).

ARTICLE VIII
CONDITIONS TO CLOSING

Section 8.01                                Conditions to Contributors’ Obligations.  The obligations of Contributors to consummate the transactions provided for herein are subject, at the option of Contributors, to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)                                  Representations.  (i) The representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects (provided that any such representation or warranty of the Partnership that is qualified by a materiality standard shall be true and correct in all respects) as of the date of this Agreement and as of the Closing, as though made at and as of the Closing, except for representations or warranties made as of a specific date, which shall be true and correct in all material respects as of such date, and (ii) the Contributors shall have received at the Closing a certificate signed by an authorized representative of the Partnership to the foregoing effect.

(b)                                 Performance.  (i) The Partnership shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by the Partnership is required prior to or at the Closing Date, and (ii) the Contributors shall have received at the Closing a certificate signed by an authorized representative of the Partnership to the foregoing effect.

(c)                                  Pending Matters.  No injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or granting damages in connection therewith, shall have been issued and remain in force, and no suit, action or other proceeding (instituted by a Person other than any of the Company Entities, Contributors or their respective Affiliates) shall be pending before any Governmental Authority or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover damages from the Contributors resulting therefrom.

(d)                                 [Reserved].

(e)                                  VWAP.  The VWAP of the Partnership Common Units is not less than $7.50 for the 20 Business Days ending on, and inclusive of, the fifth Business Day prior to the Closing Date.

(f)                                    Execution and Delivery of Closing Documents.  The Partnership shall have executed and acknowledged, as appropriate, and shall be ready, willing and able to deliver to Contributors all of the deliverables described in Section 9.04.

Section 8.02                                Conditions to the Partnership’s Obligations.  The obligations of the Partnership to consummate the transactions provided for herein are subject, at the option of the Partnership, to the fulfillment on or prior to the Closing Date of each of the following conditions:

(a)                                  Representations.  (i) The representations and warranties of each Contributor and each Company Entity contained in this Agreement (other than the Fundamental Representations) shall be true and correct in all material respects (provided that any such representation or warranty of a Contributor or Company Entity that is qualified by a materiality standard shall be true and correct in all respects) as of the date of this Agreement and as of the Closing, as though made at and as of the Closing, except for representations or warranties made as of a specific date, which shall be true and correct in all material respects as of such date, (ii) the Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made at and as of the Closing, except for such Fundamental Representations, if any, made as of a specific date, which shall be true and correct in all respects as of such date, and (iii) the Partnership shall have received at the Closing a certificate signed by each Contributor and Company Entity (as applicable) or an authorized representative of such Contributor and Company Entity (as applicable) to the foregoing effect.

(b)                                 Performance.  (i) Contributors and the Company Entities shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Contributors or the Company Entities is required prior to or at the Closing Date, and (ii) the Partnership shall have received at the Closing a certificate signed by each Contributor and Company Entity (as applicable) or an authorized representative of such Contributor and Company Entity (as applicable) to the foregoing effect.

(c)                                  No Material Adverse Effect.  No event or circumstance has happened that has resulted in or could reasonably be expected to result in a Material Adverse Effect on the Company Entities (taken as a whole) or any Contributor.

(d)                                 Pending Matters.  No injunction, order or award restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or granting damages in connection therewith, shall have been issued and remain in force, and no suit, action or other proceeding (instituted by a Person other than the Partnership or its Affiliates) shall be pending before any Governmental Authority or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement or recover damages from the Partnership or any Company Entity resulting therefrom.

(e)                                  [Reserved].

(f)                                    VWAP.  The VWAP of the Partnership Common Units is not greater than $10.50 for the 20 Business Days ending on, and inclusive of, the fifth Business Day prior to the Closing Date.

(g)                                 Execution and Delivery of Closing Documents.  Contributors shall have executed and acknowledged, as appropriate, and shall be ready, willing and able to deliver to the Partnership (i) all of the deliverables described in Section 9.03, (ii) duly executed resignations from those officers and directors of the Company Entities as set forth on Schedule 8.02(g)(i) and  (iii) mutual releases of Liability in the form attached hereto as Exhibit J-1 or Exhibit J-2 duly executed by the applicable Company Entity and each of the officers, directors and employees of the Company Entities set forth on Schedule 8.02(g)(ii).

(h)                                 [Reserved].

(i)                                     Termination of Affiliate Contracts.  All Affiliate Contracts (except for Affiliate Contracts not required to be listed on subsection (P) of Schedule 6.02(u)(i)) shall have been terminated without cost or Liability to the Partnership or the Company Entities.

(j)                                     Consent to Assignment and Assignment of the Tulsa Office Lease.  The New Lessee shall have delivered to the Partnership a consent to assignment in favor of the New Lessee duly executed by the lessor under the Tulsa Office Lease (the “Lessor Consent”).

(k)                                  Assumption of Liabilities of Excluded Assets.  The New Lessee shall have assumed all Liabilities with respect to the Excluded Assets (including any Non-Transferred Excluded Assets, if applicable) from and after the Closing Date to the Partnership’s reasonable satisfaction.

(l)                                     Termination of Certain Employee Plans.  The Contributors shall have taken all actions necessary and appropriate to terminate any and all Employee Plans.

(m)                               Bank Waivers and Releases.  The following shall have been delivered to the Partnership, in form and substance reasonably acceptable to the Partnership, subject, in the cases of (i) and (ii), to the payment by the Company Entities of the Payoff Amount: (i) effective waivers of any and all defaults and events of default under the Existing Credit Facility and the Partnership Credit Agreement arising or to arise as a result of the transactions contemplated by this Agreement and (ii) releases or terminations, as applicable, of all mortgages and security interests relating to the Existing Credit Facility.

ARTICLE IX
CLOSING

Section 9.01                                Time and Place of Closing.  If the conditions referred to in Article VIII have been satisfied or waived in writing, the contribution by Contributors and the purchase by the Partnership of the Company Interests pursuant to this Agreement (the “Closing”) shall take place at the offices of Vinson & Elkins LLP located at 1001 Fannin Street, Houston, Texas 77002, at 10:00 a.m., Houston time, on May 3, 2011 (the “Closing Date”) or such earlier or later date as is mutually agreed by the Parties.

Section 9.02                                Adjustments to Contribution Consideration at Closing.

(a)                                  At the Closing, the Contribution Consideration shall be increased by any amount agreed upon by NGP, the Contributor Representative and the Partnership.

(b)                                 At the Closing, the Contribution Consideration shall be decreased by the following amounts:

(i)                                     the amount of any and all expenses of the Company Entities relating to the transactions contemplated by this Agreement, including any fees and expenses of counsel, financial advisors or other advisors, severance expenses (without duplication), expenses of termination and/or wind-down or benefit plans or satisfaction of final obligations thereunder, change of control payments and travel, meals and entertainment;

(ii)                                  the amount of any of all expenses of the Company Entities for other travel, meals and entertainment incurred since the Balance Sheet Date other than any such expenses directly related to the business of the Company Entities incurred in the Ordinary Course of Business;

(iii)                               the sum of all Title Defect Amounts (subject to Section 4.06 and as offset by the sum of all Title Benefit Amounts to the extent provided in Section 4.08) with respect to the Assets pursuant to Section 4.05 and the sum of all Environmental Defect Amounts (subject to Section 5.05) with respect to the Assets pursuant to Section 5.04;

(iv)                              the fees, costs and expenses borne by the Company Entities pursuant to Section 4.09 or Section 5.06;

(v)                                 the amount of any uninsured Casualty Losses occurring with respect to the Assets between the date of this Agreement and the Closing;

(vi)                              in the event there is a termination of the Tulsa Office Lease, the sum of all costs and expenses paid or payable by the Company Entities in connection with such termination;

(vii)                           amounts contemplated by the last sentence of Section 15.01(a)(iii);

(viii)                        $75,000; and

(ix)                                any other amount provided for in this Agreement or agreed upon by Contributors and the Partnership.

(c)                                  The Company Entities shall provide to the Partnership their good faith estimate, together with reasonable supporting documentation, of the amounts set forth in Section 9.02(a) and Section 9.02(b) at least five Business Days prior to the Closing, and absent manifest errors, such estimates (other than any disputed portions of the adjustments) shall be used at the Closing, subject to adjustment as set forth herein.  If the Partnership disputes any of the adjustments and notifies the Contributors of such dispute at least two Business Days prior to Closing, the disputed amounts shall be excluded from the calculation of the adjusted Contribution Consideration to be used at Closing, and shall be resolved after Closing through the procedures set forth in this Section 9.02(c) and Section 9.02(d).  The Partnership shall prepare within 120 days after the Closing Date and furnish to NGP and the Contributor Representative a final accounting statement setting forth the adjustments and pro-rating of any amounts provided for in this Article IX or elsewhere in this Agreement (the “Final Accounting Statement”) together with reasonable supporting documentation.  NGP and the Contributor Representative shall within 30 days after receipt of the Final Accounting Statement deliver to the Partnership a written report (together with reasonable supporting documentation) containing any changes that NGP and the Contributor Representative propose be made to such Final Accounting Statement (the “Dispute Notice”).  Such Parties shall undertake to agree on the final adjustment amounts and such final adjustment amounts shall be paid by Contributors or the Partnership, as appropriate, not later than 5 days after such agreement.  During the foregoing periods of time, any Party may at its own expense audit the other Party’s books, accounts and records to the extent relevant to the adjustments under this Section 9.02.  Such audit shall be conducted so as to cause a minimum of inconvenience to the audited Party.  The occurrence of the Closing shall not relieve any Party of its obligation to account to another Party after the Closing with respect to amounts that are received or become due after the Closing and that are properly payable or chargeable to any Party pursuant to any provision of this Agreement.  For the avoidance of doubt, subject to Section 9.02(d), any payment to be made by the Contributors attributable to the Final Accounting Statement shall be paid directly by the Contributors to the Partnership and such amount shall not be paid out of the Holdback Amount.  NGP (but not the other Contributors) shall be permitted to pay any such payment using Partnership Common Units other than Holdback Units with such Partnership Common Units to be valued on the date of payment as if such payment date is the “disbursement instruction date” pursuant to Section 13.04(b).

(d)                                 If NGP, the Contributor Representative and the Partnership are unable to resolve the matters addressed in the Dispute Notice, each of the Partnership, on the one hand, and NGP and the Contributor Representative, on the other hand, shall, within 15 Business Days after the delivery of such Dispute Notice, summarize its position with regard to such dispute in a written document and submit such summaries to PricewaterhouseCoopers LLP, or such other party as such Parties may mutually select (the “Accounting Arbitrator”), together with the Dispute Notice, the Final Accounting Statement and any other documentation such Party may desire to submit.  Within 30 Business Days after receiving such Parties’ respective submissions, the Accounting Arbitrator shall render a decision choosing either NGP/Contributor Representative’s position or the Partnership’s position with respect to each matter addressed in any Dispute Notice, based on the materials described above.  Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on Contributors and the Partnership and will be enforceable against any of the Parties in any court of competent jurisdiction.  The costs of such Accounting Arbitrator shall be borne one-half by the Partnership and one-half by Contributors.

Section 9.03                                Actions of Contributors at Closing.  At the Closing NGP, the Contributor Representative or the Contributors, as applicable, shall deliver to the Partnership; provided that each of NGP, the Contributor Representative and the Contributors shall only be responsible for delivering the instruments in such Party’s possession or to be executed by such Party:

(a)                                  the Transfer Documents;

(b)                                 a counterpart of the Escrow Agreement duly executed by NGP, the Contributor Representative and the Escrow Agent;

(c)                                  duly executed resignations from those officers and directors of the Company Entities as set forth on Schedule 8.02(g)(i) and mutual releases of Liability in the form attached hereto as Exhibit J-1 or Exhibit J-2, as applicable, duly executed by the applicable Company Entity and each of the officers, directors and employees of the Company Entities set forth on Schedule 8.02(g)(ii), and reaffirmations (in the form attached as a part of Exhibit J) of such releases duly executed as of the Closing by the Company Entities and such officers, directors and employees;

(d)                                 a release of Liability in the form attached hereto as Exhibit K, duly executed as of the Closing by NGP;

(e)                                  a counterpart of the Transition Services Agreement duly executed by New Lessee;

(f)                                    counterparts of the Confidentiality, Non-Compete and Non-Solicitation Agreement duly executed by each Contributor (other than NGP and Excluded Contributors);

(g)                                 a counterpart of the Registration Rights Agreement duly executed by NGP;

(h)                                 a counterpart of the Voting Agreement duly executed by NGP;

(i)                                     counterparts of an assignment and assumption agreement of the Excluded Assets and any Liability associated therewith, including assumption by New Lessee of any and all Taxes attributable to the ownership, operation, or transfer of the Excluded Assets and indemnification by the New Lessee in favor of the Company Entities for Liabilities under the Tulsa Office Lease if the Lessor Consent is not obtained, in form and substance reasonably satisfactory to the Partnership, duly executed by the Company Entities and the New Lessee;

(j)                                     if obtained, counterparts of the Lessor Consent duly executed by the New Lessee and the lessor of the Tulsa Office Lease;

(k)                                  a certificate of non-foreign status of each Contributor meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2); and

(l)                                     the termination of Affiliate Contracts referenced in Section 10.02 duly executed by the Contributors and duly executed by NGP.

Section 9.04                                Actions of the Partnership at Closing.  At the Closing, the Partnership shall:

(a)                                  deliver to each Contributor such Contributor’s pro rata share (as set forth on Annex A) of (i) the Adjusted Equity Consideration, in the form of a number of Partnership Common Units determined by dividing the Equity Consideration by the Equity Price, less the Holdback Units, and (ii) the Adjusted Cash Consideration, less the (x) Holdback Cash and (y) $100,000 to be delivered to the Contributor Representative in accordance with Section 10.01(g);

(b)                                 deliver to NGP and the Contributor Representative a duly executed counterpart of the Escrow Agreement duly executed by the Partnership;

(c)                                  deliver to the Escrow Agent the Holdback Amount to be held and disbursed pursuant to the terms of the Escrow Agreement;

(d)                                 deliver to New Lessee a counterpart of the Transition Services Agreement duly executed by the Partnership;

(e)                                  deliver to each Contributor (other than NGP and Excluded Contributors) a counterpart of the Confidentiality, Non-Compete and Non-Solicitation Agreement duly executed by the Partnership;

(f)                                    deliver to NGP a counterpart of the Registration Rights Agreement duly executed by the Partnership;

(g)                                 deliver to NGP a counterpart of the Voting Agreement duly executed by the Partnership;

(h)                                 deliver to the applicable Contributor or member of the board of managers of the Company a counterpart of a mutual release of Liability in the form attached hereto as Exhibit J-1 or Exhibit J-2, as applicable, duly executed by the Partnership;

(i)                                     deliver to NGP a release of Liability in the form attached hereto as Exhibit K, duly executed as of the Closing by the Partnership; and

(j)                                     immediately after Closing, deliver the Payoff Amount to the lenders in accordance with the Existing Credit Facility.

ARTICLE X
CONTRIBUTOR REPRESENTATIVE; ESCROW

Section 10.01                          Appointment of Contributor Representative.  Each Contributor (excluding NGP) hereby constitutes and appoints Maurice F. Storm (the “Contributor Representative”) as such Contributor’s true and lawful agent and attorney-in-fact, to act in the name and on behalf of such Contributor as follows:

(a)                                  to hold from the date hereof and deliver to the Partnership at the Closing all membership interest powers, and other agreements and deliverables to be delivered by such Contributor pursuant to this Agreement;

(b)                                 to grant such waivers and consents on behalf of such Contributor under this Agreement as the Contributor Representative in his sole discretion shall deem advisable;

(c)                                  to receive and give receipt for all notices and other communications required or permitted to be given to such Contributor under this Agreement;

(d)                                 to execute and deliver the Escrow Agreement and perform all actions on behalf of such Contributor thereunder;

(e)                                  to exercise any and all of such Contributor’s rights under or in connection with this Agreement, exclusively, other than defense of an action by the Partnership alleging the violation by such Contributor of Section 6.01 which such Contributor shall be permitted to defend;

(f)                                    to amend this Agreement except to the extent such amendment would decrease the Contribution Consideration or adversely and disproportionately affect such Contributor without such Contributor’s Consent;

(g)                                 to hold $100,000 from the Contribution Consideration to be used by the Contributor Representative to pay amounts owing, if any, from the Contributors to the Partnership Indemnitees pursuant to this Agreement and for other purposes; and

(h)                                 to take any other action authorized or required to be taken by the Contributor Representative on behalf of such Contributor pursuant to the terms of this Agreement.

Each Contributor (excluding NGP) acknowledges that the powers and authority granted in this Section 10.01 are coupled with an interest sufficient in Law to support an irrevocable power of attorney and, unless this Agreement is terminated pursuant to Article XII, shall be irrevocable to the fullest extent permitted by Law.  Each Contributor (excluding NGP) agrees to indemnify the Partnership for any claims that arise against the Partnership as a result of reliance on this power of attorney as to such Contributor.  Each Contributor agrees that it will not bring any claim against the Contributor Representative which relates to or results from his performance of the duties of the Contributor Representative as set forth in this Section 10.01.

Section 10.02                          Escrow of Closing Deliverables.  Contemporaneously with the execution of this Agreement, each Contributor (other than NGP) hereby deposits with the Contributor Representative (i) an executed assignment in the form of Exhibit C and spousal consents in the form of Exhibit I, if applicable (collectively, the “Transfer Documents”), (ii) a counterpart of the Confidentiality, Non-Compete and Non-Solicitation Agreement executed by each Contributor (other than NGP and Excluded Contributors), (iii) duly executed resignations from those officers and directors of the Company Entities as set forth on Schedule 8.02(g)(i) (other than members of the board of managers of the Company who are not Contributors), (iv) mutual releases of Liability duly executed by the applicable Company Entity and each of the officers, directors and employees of the Company Entities set forth on Schedule 8.02(g)(ii) (other than members of the board of managers of the Company who are not Contributors), (v) a certificate of non-foreign status for such Contributor meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2), (vi) if applicable, a Consulting Agreement executed by such Contributor, and (vii) a termination of the Affiliate Contracts as contemplated by Section 7.03(b) executed by the Contributors (other than NGP).  The Parties agree that such escrowed items shall remain in the possession of the Contributor Representative until the Closing at which time each such Contributor hereby irrevocably authorizes the Contributor Representative to deliver them to the Partnership in accordance with the other terms of this Agreement.

Section 10.03                          Holdback Amount.  The Parties agree that no portion of the Holdback Amount shall be withdrawn from the Holdback Account prior to the first anniversary of the Closing Date except to satisfy Liabilities of the Contributors under this Agreement pursuant to Section 13.02 and except as provided in Section 13.11.  Each of the Parties agrees to provide instructions to the Escrow Agent consistent with the provisions of this Section 10.03 and not otherwise.

Section 10.04                          Joint Written Instructions.  The Parties agree that the Partnership, the Contributor Representative and NGP shall issue such joint written instructions to the Escrow Agent as may be necessary to disburse portions of the Holdback Amount to the Partnership to satisfy indemnity claims of the Partnership Indemnitees pursuant to this Agreement.  Each such disbursement shall be made pro rata from the Holdback Cash and the Holdback Units according to the amount of the Holdback Cash and the value of the Holdback Units (determined as provided in Section 13.04(b)) in the Holdback Account at the time of such disbursement.  When any portion of the Holdback Amount is to be distributed to the Contributors (or the Contributor Representative on behalf of any of the Contributors), any Holdback Units to be distributed shall be distributed only to the Contributors originally entitled to receive such Holdback Units pursuant to this Agreement, or in the event of the death of such a Contributor, to his or her estate or beneficiaries.

ARTICLE XI
CERTAIN POST-CLOSING OBLIGATIONS

Section 11.01                          Files.  To the extent that any Contributor has custody of any of the Files that constitute Assets, Contributors shall make the Files available for pickup by the Partnership within 10 days after the Closing and the Partnership shall pick up such Files on such date or within 10 days thereafter.

Section 11.02                          Further Cooperation.  After the Closing, and subject to the terms and conditions of this Agreement, each Party, at the request of any other Party and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to convey and deliver the Company Interests to the Partnership in the manner contemplated by this Agreement and to otherwise effectuate the transactions contemplated by this Agreement.

Section 11.03                          Document Retention.

(a)                                  Inspection.  Subject to the provisions of Section 11.03(b) and Section 15.01(b), the Partnership agrees, and will cause the Company Entities to agree, that the Files shall be open for inspection by representatives of Contributors at reasonable times and upon reasonable notice during regular business hours for a period of three years following the Closing Date and that Contributors may, during such period and at their expense, make such copies thereof as they may reasonably request.

(b)                                 Destruction.  During the period set forth in Section 11.03(a), the Company Entities shall be permitted to destroy or give up possession of any of the Files; provided that the Company Entities have first offered Contributors the opportunity, at Contributors’ expense, to obtain such Files.

Section 11.04                          Treatment of Excluded Assets.  The Company Entities shall, at or prior to the Closing, distribute, transfer and assign each Excluded Asset to New Lessee and obtain any consents (including the Lessor Consent) required in connection therewith.  The Partnership acknowledges that the inability of Contributors to have any Excluded Asset distributed, transferred or assigned from the Company Entities for any reason shall not delay Closing and any Excluded Asset that the Company Entities are unable to cause to be so distributed, transferred or assigned by the Closing shall be referred to as a “Non-Transferred Excluded Asset.”  Regardless whether any Excluded Asset is a Non-Transferred Excluded Asset, the Contributors shall cause New Lessee to assume all Liabilities related to all Excluded Assets from and after the Closing Date.  From and after the Closing with respect to each Non-Transferred Excluded Asset, the Partnership shall cause the Company Entities to permit New Lessee to exclusively direct and manage the Company Entities’ participation in (and the Partnership shall grant to New Lessee a power of attorney granting New Lessee a full power of attorney with respect to) all negotiations, arbitrations, litigation, claims, and/or bankruptcy or other proceedings involving such Non-Transferred Excluded Asset, whether existing at the Closing or arising thereafter.  The Partnership shall also permit Contributors to settle or compromise on behalf of the Company Entities any Non-Transferred Excluded Asset in New Lessee’s sole discretion, and shall promptly pay to Contributors any proceeds or recoveries received in connection with any Non-Transferred Excluded Asset.

Section 11.05                          Employee Matters.

(a)                                  On or before five days prior to the Closing, the Partnership shall notify the Company Entities in writing of the identity of the Company Employees to whom the Partnership has made offers of employment and the identity of the Company Employees who have accepted such offers.  Such offers of employment by the Partnership Employer shall be effective at 12:01 am on the day after the Closing Date or 12:01 am of such later date as to which any such Company Employee on an approved leave of absence shall have returned from such leave or been released to return to work.  The terms and conditions of each such offer of employment shall be determined by the Partnership Employer in its sole discretion.  The Company Entities shall assist the Partnership Employer to arrange meetings with Company Employees and to communicate the offers of employment. As used in this Agreement, the term “Continuing Employee” means each individual who accepts an offer of employment from the Partnership Employer subject to and prior to the Closing being consummated.  The Partnership shall cause (i) each Continuing Employee to be credited, for the year during which coverage under any the Partnership Employer group health plan begins, with any deductibles and copayments already incurred during such year under the Company Entities’ group health plan, (ii) any preexisting condition restrictions, eligibility waiting periods, evidence of insurability and required physical examinations to be waived and (iii) each Continuing Employee’s years of service with the Company Entities prior to the Closing Date to be recognized for purposes of eligibility, vesting and benefit determination under any employee benefit plans and programs maintained by the Partnership Employer and its Affiliates or a co-employer of any such entity (other than benefit accruals under any defined benefit pension plan).  Notwithstanding the foregoing, the Partnership Employer and its Affiliates shall have the right, at any time and from time to time, to change the compensation and terms of employment of any Continuing Employee who becomes employed by the Partnership Employer and to amend, modify or terminate any benefit plan or program made available by the Partnership Employer to any such Continuing Employee.

(b)                                 Nothing contained in this Agreement is intended to confer upon (i) any Continuing Employee who becomes employed by the Partnership Employer or (ii) any Company Employee any right to continued employment by the Partnership Employer or any of the Company Entities, as applicable, at any time after the Closing Date.

(c)                                  With respect to individuals employed by any of the Company Entities on or before the Closing Date who are M&A qualified beneficiaries (within the meaning assigned to such term under Q&A-4 of Treasury Regulation Section 54.4980B-9), the Partnership shall provide or cause to be provided COBRA continuation coverage (within the meaning of Section 4980B of the Code) for the duration of the period to which such individuals are entitled to such coverage.

(d)                                 Notwithstanding anything to the contrary in this Agreement, those Persons who do not become Continuing Employees shall have their employment terminated or transferred to New Lessee on the Closing Date, with any severance paid in connection therewith being taken into account under Section 9.02(b)(i).

(e)                                  On or before the Closing Date, the Company Entities shall compensate the Company Employees for all accrued vacation benefits owed to the Company Employees.

Section 11.06                          Equity Consideration Distribution.  Notwithstanding the fact that the Equity Consideration may be outstanding prior to the record date for the Partnership’s distribution in respect of Partnership Common Units for the first quarter of 2011, the Equity

Consideration will not be eligible for, and the Contributors hereby irrevocably waive their rights to, such distribution.

ARTICLE XII
TERMINATION

Section 12.01                          Right of Termination.  This Agreement and the transactions contemplated hereby may be completely terminated at any time at or prior to the Closing:

(a)                                  by mutual written consent of the Parties;

(b)                                 by the Partnership upon written notice from the Partnership to the Contributors or by the Contributors upon written notice from NGP and the Contributor Representative to the Partnership, if the Closing shall not have occurred on or before May 31, 2011; provided, however, that (i) no Party can so terminate this Agreement if such Party is at such time in material breach of this Agreement and (ii) such date shall be extended to the extent necessary to permit the final resolution of any and all disputes being resolved pursuant to Section 4.09 or Section 5.06; or

(c)                                  by the Partnership upon written notice from the Partnership to the Contributors or by the Contributors upon written notice from NGP and the Contributor Representative to the Partnership, if the sum of all uncured and unwaived Title Defect Amounts (as offset by Title Benefit Amounts) and Environmental Defect Amounts (subject to the limitations set forth in Section 5.05(a)) exceeds 15% of the Contribution Consideration.

Section 12.02                          Effect of Termination.  In the event that the Closing does not occur as a result of a Party exercising its right to terminate pursuant to Section 12.01, then, except for the provisions of Section 1.01, Section 1.02, Section 7.01, Section 10.01, this Section 12.02, Section 13.09, Section 14.01 and Article XV (other than Section 15.01 and Section 15.02), this Agreement shall thereafter be null and void and no Party shall have any rights or obligations under this Agreement, except that nothing herein shall relieve any Party from Liability for any willful breach of its covenants or agreements hereunder.  In the event of a termination of this Agreement as a result of a willful breach by the Partnership, in addition to other remedies available to the Contributors at law or in equity, the Partnership shall be liable to the Company Entities and the Contributors for all expenses incurred by such parties in connection with pursuing the transactions contemplated by this Agreement.  In the event of a termination of this Agreement as a result of a willful breach by a Contributor or Company Entity, in addition to other remedies available to the Partnership at law or in equity, the Company Entities shall be liable to the Partnership for all expenses incurred by the Partnership in connection with pursuing the transactions contemplated by this Agreement.

ARTICLE XIII
INDEMNIFICATION

Section 13.01                          Indemnification by the Partnership.  Subject to the other provisions of this Article XIII, effective as of Closing, the Partnership will defend, release, indemnify and hold harmless the Contributor Indemnitees from and against any and all Liabilities caused by, arising from, or attributable to the breach by the Partnership of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 13.02                          Indemnification by Contributors.  Subject to the other provisions of Article XIII, from and after Closing, each Contributor will defend, release, indemnify and hold harmless the Partnership Indemnitees (including, from and after the Closing, any Company Entity and its officers, directors and/or managers, employees, agents and representatives) from and against any and all Liabilities caused by, arising from or attributable to (i) the breach by such Contributor of any of its representations or warranties contained in Section 4.01(b) or Section 6.01 of this Agreement as of the date of this Agreement and as of the Closing, as though made at and as of the Closing; (ii) the breach by the Company Entities of any of the representations or warranties contained in Section 6.02 of this Agreement as of the date of this Agreement and as of the Closing, as though made at and as of the Closing; (iii) the breach by any Contributor of any of its covenants or agreements contained in this Agreement; and (iv) the breach by any Company Entity of any covenant or agreement contained in this Agreement to be performed by it at or prior to Closing.

Section 13.03                          Limitations.  The following limitations shall apply to the indemnity obligations under Section 13.01 or Section 13.02, as applicable:

(a)                                  Except for breaches of the Fundamental Representations, Contributors shall not incur, and shall have no obligation to the Partnership Indemnitees under this Agreement or in connection with the transactions contemplated hereby with respect to, any Liability unless written notice of such Liability is provided to NGP and the Contributor Representative within 12 months after Closing.  With respect to breaches of the Fundamental Representations, Contributors shall not incur, and shall have no obligation to the Partnership Indemnitees under this Agreement or in connection with the transactions contemplated hereby with respect to, any Liability unless written notice of such Liability is provided to NGP and the Contributor Representative within three years after Closing.

(b)                                 Except for breaches of the Fundamental Representations or Section 4.01(b), the Partnership Indemnitees shall not be entitled to assert any right to indemnification pursuant to Section 13.02(i), Section 13.02(ii), Section 13.02(iii) (to the extent relating to a breach of Section 7.02) or Section 13.02(iv) (to the extent relating to a breach of Section 7.02) until the aggregate amount of all Liabilities actually suffered by the Partnership Indemnitees in connection therewith exceeds $1,000,000 (the “Indemnity Deductible”) and then only to the extent such Liabilities exceed, in the aggregate, the Indemnity Deductible.

(c)                                  Except for breaches of the Fundamental Representations, in no event shall Contributors ever be required to indemnify the Partnership Indemnitees for Liabilities under Section 13.02 exceeding, in the aggregate, the Holdback Amount from the Holdback Account.  The Parties acknowledge that the dollar value of the Holdback Units will vary over time and thus the amount in dollar terms that is available to satisfy indemnity claims will vary.  Distributions of interest and additional units by the Partnership in respect of the Holdback Units will not be deposited in the Holdback Account.  With respect to breaches of Section 4.01(b), the Contributors’ indemnification obligation shall not exceed the lower of (i) the Allocated Value for the Wells and Non-Producing Leases affected thereunder and (ii) the Holdback Amount.

(d)                                 With respect to claims for breaches of the Public Company Representations, the Contributor Indemnitees shall not be entitled to assert any right to indemnification pursuant to Section 13.01 until the aggregate amount of all Liabilities actually suffered by the Contributor Indemnitees in connection therewith exceeds $1,000,000, and then only to the extent such Liabilities exceed, in the aggregate, such deductible, and in no event shall the Partnership ever be required to indemnify the Contributor Indemnitees for Liabilities with respect to the Public Company Representations exceeding, in the aggregate, $31,800,000.

(e)                                  For purposes of determining whether there is a breach of any representation or warranty of the Contributors or the Company Entities with respect to which the Partnership Indemnitees are entitled to indemnification under Section 13.02 or a breach of any representation or warranty of the Partnership with respect to which the Contributor Indemnitees are entitled to indemnification under Section 13.01, all of the representations and warranties of any Contributor or the Company Entities or the Partnership set forth in this Agreement that are qualified as to “material,” “materially,” “material respects” or “Material Adverse Effect” shall be deemed to have been made without any such qualification.

(f)                                    Except for breaches of Section 4.01(b) or Section 6.02(r), the Partnership Indemnitees shall not be entitled to assert any right to indemnification pursuant to Section 13.02 with respect to any matter that would have constituted a Title Defect or an Environmental Defect.

Section 13.04                          Payment of Indemnity Obligations by Contributors.

(a)                                  The Partnership’s sole and exclusive remedy for Contributors’ indemnity obligations (other than breaches of Fundamental Representations) shall be the Holdback Amount.  The Partnership may, but is not obligated to, satisfy claims for breaches of Fundamental Representations from the Holdback Amount, and the full amount of the Holdback Amount shall be available to satisfy any claim for breach of a Fundamental Representation even if such claim is a several liability of a Contributor.

(b)                                 In the event that an indemnity claim pursuant to this Article XIII requires that the Parties direct a disbursement of the Holdback Amount to a Partnership Indemnitee, then for purposes of valuing the Partnership Common Units held in the Holdback Account, such Partnership Common Units shall be valued at the average closing price reported by NASDAQ (as quoted in The Wall Street Journal) for the three-day period ending the trading day immediately preceding the date that disbursement instructions are provided to the Escrow Agent.

(c)                                  Notwithstanding anything to the contrary in this Agreement, the Partnership shall be entitled to all remedies at law or in equity against any Contributor for breach of a Fundamental Representation, which remedies shall be cumulative of and in addition to remedies relating to the Holdback Amount.

Section 13.05                          Purchase Price Adjustment.  Any indemnification payments made pursuant to this Article XIII shall be treated as an adjustment to the Contribution Consideration.

Section 13.06                          Joint and Several Liability.  Except for the representations and warranties set forth in Section 6.01, each Contributor shall be jointly and severally liable for the obligations of each of the Contributors and, as provided in Section 13.02, the Company Entities under this Agreement.  Notwithstanding anything in this Agreement to the contrary, the Holdback Amount from the Holdback Account shall be available to satisfy all claims against Contributors or any one of them under this Agreement and shall in all events be the only recourse for all such claims (other than with respect to Fundamental Representations).

Section 13.07                          Negligence and Fault.  THE DEFENSE, RELEASE, INDEMNIFICATION AND HOLD HARMLESS OBLIGATIONS SET FORTH IN THIS AGREEMENT (INCLUDING SECTION 13.01 AND SECTION 13.02) SHALL ENTITLE THE INDEMNITEE TO SUCH DEFENSE, RELEASE, INDEMNIFICATION AND HOLD HARMLESS HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE CLAIM GIVING RISE TO SUCH OBLIGATION IS THE RESULT OF: (A) STRICT LIABILITY, (B) THE VIOLATION OF ANY LAW BY SUCH INDEMNITEE OR BREACH OF DUTY (STATUTORY OR OTHERWISE), (C) THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OF SUCH INDEMNITEE, OR (D) OTHER FAULT OF SUCH INDEMNITEE.

Section 13.08                          Exclusive Remedy.  Except to the extent expressly set forth in any Transaction Document (other than this Agreement) delivered herewith, from and after Closing, each of the Parties acknowledges and agrees that its sole and exclusive remedy with respect to any and all Liabilities pursuant to or in connection with this Agreement, the contribution of the Company Interests by Contributors in exchange for the Contribution Consideration or otherwise in connection with the transactions contemplated hereby shall be limited to the indemnification provisions set forth in this Agreement.

Section 13.09                          Expenses.  Notwithstanding anything herein to the contrary, the foregoing defense, release, indemnity and hold harmless obligations shall not apply to, and, except as otherwise set forth in Section 9.02 and Section 12.02, each Party shall be solely responsible for, all expenses, including due diligence expenses, incurred by it to enter into, and consummate the transactions contemplated by, this Agreement.

Section 13.10                          Survival.

(a)                                  The representations and warranties of Contributors and the Company Entities in Article VI (other than the Fundamental Representations) shall survive the Closing for a period of 12 months.  The Fundamental Representations shall survive the Closing for a period of three years.  The Public Company Representation shall survive the Closing for a period of 12 months.  The special warranty in Section 4.01(b) shall survive the Closing for a period of 12 months.  The covenants and agreements of the Parties in this Agreement shall survive the Closing for a period that is the longer of 12 months and such periods in accordance with their terms. Subject to the foregoing and as set forth in Section 13.10(b), the remainder of this Agreement shall survive the Closing without time limit.  Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration; provided, however, that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(b)                                 The indemnities in Section 13.02 shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to Contributors or the Partnership, as applicable, on or before such termination date.

Section 13.11                          Indemnification Actions.  All claims for indemnification under this Article XIII shall be asserted and resolved as follows:

(a)                                  For purposes of this Agreement, the term “Indemnitor” when used in connection with particular damages shall mean the Person having an obligation to indemnify another Person or Persons with respect to such damages pursuant to this Agreement, and the term “Indemnitee” when used in connection with particular damages shall mean a Person having the right to be indemnified with respect to such damages pursuant to this Agreement.

(b)                                 To make a claim for indemnification under this Article XIII, an Indemnitee shall notify the Indemnitor of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”).  In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnitee (a “Claim”), the Indemnitee shall provide its Claim Notice promptly after the Indemnitee has actual knowledge of the Claim and shall enclose a copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnitee to give notice of a Claim as provided in this Section 13.11 shall not relieve the Indemnitor of its obligations under this Article XIII except to the extent (and only to the extent of such incremental damages incurred) such failure results in insufficient time being available to permit the Indemnitor to effectively defend against the Claim or otherwise prejudices the Indemnitor’s ability to defend against the Claim.  In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c)                                  In the case of a claim for indemnification based upon a Claim, the Indemnitor shall have 30 days from its receipt of the Claim Notice to notify the Indemnitee whether or not it agrees to indemnify and defend the Indemnitee against such Claim under this Article XIII.  Such notice from the Indemnitor shall include Indemnitor’s reasonable estimate of the costs and expenses likely to be incurred defending against such Claim.  The Indemnitee is authorized, prior to and during such 30 day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnitor and that is not prejudicial to the Indemnitor.

(d)                                 If the Indemnitor agrees to indemnify the Indemnitee, it shall have the right and obligation to diligently defend the Claim and it shall be entitled to apply the Holdback Amount towards its cost and expense.  The Indemnitor shall have full control of such defense and proceedings, including any compromise or settlement thereof.  If requested by the Indemnitor, the Indemnitee agrees to cooperate in contesting any Claim which the Indemnitor elects to contest (provided, however, that the Indemnitee shall not be required to bring any counterclaim or cross-complaint against any Person).  The Indemnitee may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnitor pursuant to this

Section 13.11 and it shall be entitled to apply the Holdback Amount towards its cost and expense; provided that Indemnitee shall reasonably participate in the defense of such Claim and shall not unnecessarily duplicate the efforts by the Indemnitor and its counsel.  An Indemnitor shall not, without the written consent of the Indemnitee, in the Indemnitee’s sole discretion, settle any Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final resolution of the Indemnitee’s Liability with respect to the Claim (including, in the case of a settlement, an unconditional written release of the Indemnitee from all Liabilities in respect of such Claim), (ii) may materially and adversely affect the Indemnitee (other than as a result of money damages covered by the indemnity) or (iii) includes any non-monetary remedy.

(e)                                  If the Indemnitor does not agree to indemnify the Indemnitee within the 30 day period specified in Section 13.11(c) or fails to give notice to the Indemnitee within such 30 day period regarding its election or if the Indemnitor agrees to indemnify, but fails to diligently defend or settle the Claim, then the Indemnitee shall have the right to defend against the Claim and it shall be entitled to apply the Holdback Amount towards its cost and expense, with counsel of the Indemnitee’s choosing; provided, however, that the Indemnitee shall make no settlement, compromise, admission or acknowledgment that would give rise to Liability on the part of any Indemnitor without the prior written consent of such Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed.

(f)                                    In the case of a claim for indemnification not based upon a Claim, the Indemnitor shall have 30 days from its receipt of the Claim Notice to (i) cure the damages complained of, (ii) agree to indemnify the Indemnitee for such damages, or (iii) dispute the claim for such damages. If such Indemnitor does not respond to such Claim Notice within such 30 day period, such Indemnitor will be deemed to dispute the claim for damages.

(g)                                 Notwithstanding anything to the contrary herein, if the damages (i) asserted in the Claim, or (ii) when the damages are not asserted in the Claim, as reasonably estimated by the Indemnitee, in each case together with the Indemnitee’s reasonable estimate of the costs and expense of defending the Claim, exceed the Holdback Amount, then Indemnitor shall permit Indemnitee to assume the defense of the Claim, or if Indemnitor has already assumed the defense of the Claim, Indemnitor shall turn over the defense of the Claim to Indemnitee, in which case the provisions of Section 13.11(e) shall apply.

ARTICLE XIV
LIMITATIONS ON REPRESENTATIONS AND WARRANTIES

Section 14.01                          Disclaimers of Representations and Warranties.

(a)                                  EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, (I) NONE OF THE COMPANY ENTITIES, CONTRIBUTORS OR THE PARTNERSHIP MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, (II) THE COMPANY ENTITIES AND CONTRIBUTORS EXPRESSLY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE PARTNERSHIP OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES

(INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO THE PARTNERSHIP BY ANY OFFICER, DIRECTOR, SUPERVISOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF CONTRIBUTORS OR ANY OF THEIR AFFILIATES) AND (III) THE PARTNERSHIP EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO CONTRIBUTORS OR ANY OF THEIR RESPECTIVE AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO CONTRIBUTORS BY ANY OFFICER, DIRECTOR, SUPERVISOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF THE PARTNERSHIP OR ANY OF ITS AFFILIATES).

(b)                                 EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY ENTITIES, CONTRIBUTORS AND THE PARTNERSHIP EXPRESSLY DISCLAIM AND NEGATE, AND EACH OF THE COMPANY ENTITIES, CONTRIBUTORS AND THE PARTNERSHIP HEREBY WAIVES (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (IV) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (V) ANY CLAIMS BY THE PARTNERSHIP OR CONTRIBUTORS, AS APPLICABLE, FOR DAMAGES BECAUSE OF REDHIBITORY VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN AS OF THE BALANCE SHEET DATE OR THE CLOSING DATE, AND (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW; IT BEING THE EXPRESS INTENTION OF BOTH THE PARTNERSHIP AND CONTRIBUTORS THAT, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT (A) THE COMPANY INTERESTS AND, INDIRECTLY, THE ASSETS, AND (B) THE PARTNERSHIP COMMON UNITS, SHALL BE CONVEYED TO THE PARTNERSHIP OR CONTRIBUTORS, AS APPLICABLE, IN THEIR PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS,” WITH ALL FAULTS, AND THAT EACH PARTY HAS MADE OR SHALL MAKE PRIOR TO CLOSING SUCH INSPECTIONS AS SUCH PARTY DEEMS APPROPRIATE.

(c)                                  CONTRIBUTORS AND THE PARTNERSHIP AGREE THAT THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION 14.01 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

ARTICLE XV
MISCELLANEOUS

Section 15.01                          Tax Matters.

(a)                                  Tax and Tax Return Responsibilities.

(i)            Except as otherwise provided herein, each Party shall bear all Taxes imposed on it as a result of the transactions contemplated by this Agreement.  Each Party shall timely file, to the extent required by or permissible under applicable Law, all Tax Returns and other documentation with respect to any such Taxes.

(ii)           The Contributors shall prepare or cause to be prepared the Company’s U.S. federal and state income Tax Returns for all Pre-Closing Periods; provided that the Company’s final U.S. federal income Tax Return shall include a valid and timely election under Section 754 of the Code (if the Company has not previously made such an election).

(iii)          The Partnership shall prepare or cause to be prepared all other Tax Returns of the Company Entities for Pre-Closing Periods (“Pre-Closing Tax Returns”).  Such Pre-Closing Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law.  Reasonably in advance of filing, which shall be no later than 10 days prior to the due date for filing any such Pre-Closing Tax Return, the Partnership shall deliver a copy of each such Pre-Closing Tax Return, together with all supporting documentation and workpapers, to the Contributors for their review and reasonable comment.  The Partnership will cause each such Pre-Closing Tax Return (as revised to incorporate the Contributors’ reasonable comments) to be timely filed and will provide a copy to the Contributors.  Not later than five days prior to the due date for payment of Taxes with respect to any Pre-Closing Tax Return, the Contributors shall pay to the Partnership the amount of any Taxes with respect to such Pre-Closing Tax Return that are attributable (as determined below) to periods prior to the Balance Sheet Date to the extent such Taxes were not included as a liability on the Audited December 31, 2010 Balance Sheet or were not taken into account under Section 9.02(b)(vii).

(iv)          The Partnership shall prepare or cause to be prepared all Tax Returns of the Company Entities for all Straddle Periods (“Straddle Tax Returns”).  Such Straddle Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Law.  Reasonably in advance of filing, which shall be no later than 10 days prior to the due date for filing any such Straddle Tax Return, the Partnership shall deliver a copy of each such Straddle Tax Return, together with all supporting documentation and workpapers, to the Contributors for their review and reasonable comment.  The Partnership will cause each such Straddle Tax Return (as revised to incorporate the Contributors’ reasonable comments) to be timely filed and will provide a copy to the Contributors.  Not later than five days prior to the due date for payment of Taxes with respect to any Straddle Tax Return, the Contributors shall pay to the Partnership the amount of any Taxes with respect to such Straddle Tax Return that are attributable (as determined below) to periods prior to the Balance Sheet Date to the extent such Taxes were not included as a liability on the Audited December 31, 2010 Balance Sheet.

(v)           For purposes of Sections 15.01(a)(ii) and (iii), the following provisions shall apply:

(A)          In the case of any Tax that is based on income, sales, revenue, production or similar items, and that pertains or is attributable to any period that includes (but does not end on) the Balance Sheet Date, the amount of such Tax attributable to the period prior to the Balance Sheet Date shall be determined based on an interim closing of the books as of the close of business on the Balance Sheet Date.

(B)           In the case of any other Tax, including real property, personal property, ad valorem and similar Taxes, attributable to any period that includes (but does not end on) the Balance Sheet Date, the amount of such Tax attributable to the period prior to the Balance Sheet Date shall be the amount of such Tax multiplied by a fraction, the numerator of which is the number of days in the portion of such period ending on the Balance Sheet Date and the denominator of which is the total number of days in such period.

(b)           Each Party shall use commercially reasonable efforts to cooperate fully with the other Party, as and to the extent reasonably requested by the other Party and at the requesting Party’s expense, in connection with the filing of Tax Returns and any proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such proceeding and making employees (to the extent such employees were responsible for the preparation, maintenance or interpretation of information and documents relevant to Tax matters or to the extent required as witnesses in any Tax proceedings), available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each Party agrees to retain all of its books and records with respect to Tax matters pertinent to the Company Entities relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any Governmental Authority.

(c)           All sales, use or other Taxes (other than taxes on gross income, net income or gross receipts) and duties, levies or other governmental charges incurred by or imposed with respect to the transfer to the Partnership undertaken pursuant to this Agreement shall be the responsibility of, and shall be paid by, the Partnership.

(d)           If the Partnership disposes (directly or indirectly) of all or a portion of the Cana Shale Assets in a taxable sale, transfer or other disposition other than in connection with a transaction involving all or substantially all of the Partnership’s assets (a “Cana Disposition”) within one year of the Closing, the Partnership shall reimburse each Contributor the amount of such Contributor’s Lost Deferral Amount attributable to such Cana Disposition, unless such Contributor has, at the time of such Cana Disposition, disposed of a number of Partnership Common Units after the Closing that is equal to or exceeds the number of Partnership Common Units acquired by such Contributor pursuant to this Agreement.

(e)           If the Partnership disposes (directly or indirectly) of all or a portion of the Assets other than the Cana Shale Assets in a taxable sale, transfer or other disposition other than in connection with a transaction involving all or substantially all of the Partnership’s assets (a “Non-Cana Asset Disposition”) within eighteen months of the Closing, the Partnership shall reimburse each Contributor the amount of such Contributor’s Lost Deferral Amount with respect to such Non-Cana Asset Disposition, unless such Contributor has, at the time of such Non-Cana Asset Disposition, disposed of a number of Partnership Common Units after the Closing that is equal to or exceeds the number of Partnership Common Units acquired by such Contributor pursuant to this Agreement.

(f)            The Parties agree that the initial capital account attributable to the Equity Consideration shall on a per unit basis be an amount that, after any adjustments to the capital accounts of the unitholders in the Partnership resulting from (i) any foregone distributions with respect to the Equity Consideration or (ii) any post Closing payments between the Partnership and the Contributors pursuant to the terms of this Agreement (including payments pursuant to Article XIII and Sections 15.01(d) and (e)), equals the per unit capital account attributable to a Partnership Common Unit owned by a public unitholder of the Partnership.  Determinations in arriving at such amount shall be calculated, consistent with the Partnership’s past practices.

(g)           If, and to the extent, the Contributors provide the Partnership with necessary documentation and sufficient authorities to support each of the following positions, as determined in each case by the Partnership’s tax return preparer, the Partnership and Contributors agree to report the transaction described in Section 3.01 and file all income Tax Returns consistent with the following:

(i)            Each liability of the Company on the Closing Date shall be treated as a “qualified liability,” as such term in defined is Treasury Regulation Section 1.707-5(a)(6).

(ii)           Contributors may report any gain attributable to the Holdback Cash on the installment method under Section 453 of the Code.

(h)           For federal income tax purposes, the transaction described in Section 3.01 shall be treated as an “assets-over” partnership merger within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i).  To the extent that any Contributor receives Cash Consideration or Holdback Cash, such Contributor shall be treated as selling its Company Interests to the Partnership in exchange for such Cash Consideration or Holdback Cash in accordance with Treasury Regulations Section 1.708-1(c)(4).  Any Cash Consideration or Holdback Cash received by a Contributor shall be allocated to the greatest extent possible to any profit interests in the Company (within the meaning of Revenue Procedure 93-27) held by such Contributor, and any excess thereof shall be allocated to the Contributor’s other Company Interests, if any.  Each such Contributor hereby consents to treat the transaction as a sale of such Company Interests pursuant to Treasury Regulations Section 1.708-1(c)(4) and this Section 15.01(h).

Section 15.02         Filings, Notices and Certain Governmental Approvals.  As soon as reasonably possible after the Closing, (a) but in no event later than 30 days after the Closing, the Partnership shall use its commercially reasonable efforts to change the name of the Company Entities to remove the words “Crow Creek” therefrom, and (b) but in no event later than 90 days after such Closing, the Partnership shall use its commercially reasonable efforts to remove the words “Crow Creek”, the related logo and all variations thereof from the Assets.  Promptly after

Closing, the Partnership shall use its commercially reasonable efforts to make all requisite filings with, and provide the requisite notices to, the appropriate Governmental Authorities to accomplish all transactions contemplated by this Agreement.  From and after the Closing:  (x) neither the Partnership nor any Company Entity shall object to the formation by one or more of the executive officers of the Company Entities of one or more entities with the word “Crow Creek” in their name, and (y) each of the Partnership and the Company Entities shall provide such consents as may be required in connection with the formation of such entities in order to permit use of the word “Crow Creek.”

Section 15.03         Entire Agreement.  This Agreement, the documents to be executed pursuant hereto and the exhibits and schedules attached hereto constitute the entire agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.  Subject to Section 10.01, no supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Parties to be bound and specifically referencing this Agreement as being supplemented, amended, altered, modified, waived or terminated.

Section 15.04         Waiver.  No waiver of any of the provisions of this Agreement or rights hereunder shall be deemed or shall constitute a waiver of any other provisions hereof or right hereunder (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 15.05         Publicity.  Prior to the Closing, the Contributors, the Company Entities and the Partnership will consult with each other before issuing any press release or otherwise making any written public statements with respect to this Agreement and the transactions contemplated hereby, and none of the Contributors, the Company Entities or the Partnership shall issue any such press release or make any such written public statement without the prior consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (a) the Partnership may make any public disclosure required by applicable Law or stock exchange rule (in which case the Partnership shall use reasonable efforts to advise NGP and the Contributor Representative and give NGP and the Contributor Representative an opportunity to comment on the proposed disclosure prior to making the disclosure) and (b) NGP and its Affiliates may make any public disclosure required by applicable Law (in which case NGP shall use reasonable efforts to advise the Partnership and give the Partnership an opportunity to comment on the proposed disclosure prior to making the disclosure).

Section 15.06         No Third Party Beneficiaries.  Except with respect to the Persons included within the definition of Indemnified Party, Contributor Indemnitees or the Partnership Indemnitees (and in such cases, only to the extent expressly provided herein), nothing in this Agreement shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a Third Party beneficiary contract.

Section 15.07         Assignment.  No Party may assign or delegate any of its rights or duties hereunder without the prior written consent of the other Parties and any assignment made without such consent shall be void.  Any assignment made by any Party as permitted hereby shall not relieve such Party from any Liability hereunder.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors, assigns and legal representatives.

Section 15.08         Governing Law.  THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  ALL OF THE PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF TEXAS AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 15.09         Notices.  Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by United States mail (postage prepaid, return receipt requested) or facsimile to the applicable addresses set forth below.  Any such notice shall be effective upon receipt only if received during normal business hours or, if not received during normal business hours, on the next Business Day.

NGP:	c/o Natural Gas Partners
Attention: Christopher Ray
125 E. John Carpenter Fwy., Suite 600
Irving, Texas 75062
Phone: (972) 432-1444
Fax: (972) 432-1441

Contributors (excluding NGP):	c/o Maurice F. Storm
2201 S. Utica Place
Tulsa, Oklahoma 74114
Phone: (918) 745-1706
Fax: (918) 745-1701

The Company Entities:	c/o CC Energy II L.L.C.
Attention: Maurice F. Storm
2201 S. Utica Place
Tulsa, Oklahoma 74114
Phone: (918) 745-1706
Fax: (918) 745-1701

The Partnership:	Eagle Rock Energy Partners, L.P.
Attention: Charles C. Boettcher
Senior Vice President and General Counsel
1415 Louisiana Street, Suite 2700
Houston, Texas 77002
Phone: (281) 408-1260
Fax: (281) 715-4142

Each Party may, by written notice so delivered, change its address for notice purposes hereunder.

Section 15.10         Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 15.11         Counterparts.  This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.  Any signature hereto delivered by a Party by facsimile transmission or electronic mail shall be deemed an original signature hereto.

Section 15.12         Amendment.  Subject to Section 10.01, this Agreement may be amended only by an instrument in writing executed by all Parties.

Section 15.13         Conflicts Committee Referral.  The Parties acknowledge that, before agreeing to any waiver, amendment, decision or other matter hereunder, the Partnership may (in its sole discretion) refer such matter for approval to the conflicts committee of the board of directors of the Partnership’s general partner. If with respect to any such waiver, amendment, decision or other matter hereunder, the Partnership does not refer such matter for approval to such conflicts committee, NGP may (in its sole discretion) request that the Partnership refer such matter to such conflicts committee. If NGP so requests, the Partnership will refer such matter to such conflicts committee, and will not agree to such matter without the approval of such conflicts committee.

Section 15.14         Damages Waiver.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE ENTITLED TO RECEIVE ANY SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE AND WHETHER OR NOT ARISING FROM ANY OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT, EXCEPT SUCH DAMAGES THAT ARE PAYABLE TO A THIRD PARTY WITH RESPECT TO A THIRD PARTY CLAIM FOR WHICH ANY PERSON IS SEEKING INDEMNIFICATION HEREUNDER.

Section 15.15         Specific Performance.  The Parties acknowledge and agree that the remedy of specific performance shall be available to (a) the Partnership in the event that one or more Contributors or any Company Entity willfully breach this Agreement and (b) the Contributors (with the Contributor Representative acting on behalf of all Contributors except NGP) in the event that the Partnership willfully breaches this Agreement.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the Company Entities, Contributors and the Partnership have executed this Agreement as of the date first written above.

Company Entities:

CC ENERGY II L.L.C.

By:	/s/ Maurice F. Storm
Maurice F. Storm
Chief Executive Officer and President

CROW CREEK ENERGY II L.L.C.

By:	/s/ Maurice F. Storm
Maurice F. Storm
Chief Executive Officer and President

CROW CREEK OPERATING COMPANY II L.L.C.

By:	/s/ Maurice F. Storm
Maurice F. Storm
Chief Executive Officer and President

Contributors:

NATURAL GAS PARTNERS VIII, L.P.

By:	G.F.W. Energy VIII, L.P., its general partner

By:	GFW VIII, L.L.C., its general partner

By:	/s/ William J. Quinn
Name:	William J. Quinn
Title:	Authorized Member

Signature Page to the Contribution Agreement

/s/ Maurice F. Storm
Maurice F. Storm

/s/ Patrick M. Hall
Patrick M. Hall

/s/ Michael S. Rollins
Michael S. Rollins

/s/ J. David Hoffman
J. David Hoffman

/s/ Deborah Brown
Deborah Brown

/s/ Keith Bryant
Keith Bryant

/s/ Peggy Gillette
Peggy Gillette

/s/ Paulette Hanner
Paulette Hanner

/s/ Mariena Hargrave
Mariena Hargrave

/s/ Sara Hills
Sara Hills

Signature Page to the Contribution Agreement

/s/ Jennifer Kessler
Jennifer Kessler

/s/ Anna Lawless
Anna Lawless

/s/ James Lollar
James Lollar

/s/ Jim Mitschke
Jim Mitschke

/s/ Hamel Reinmiller
Hamel Reinmiller

/s/ Kelly Ryan
Kelly Ryan

Signature Page to the Contribution Agreement

/s/ Mary Jo Thomas
Mary Jo Thomas

/s/ Kristina Hoffman
Kristina Hoffman

/s/ Gralyne Watkins
Gralyne Watkins

/s/ Leslie Dawson
Leslie Dawson

/s/ Kenneth Goff
Kenneth Goff

/s/ Jimmy Smith
Jimmy Smith

Signature Page to the Contribution Agreement

The Partnership:

EAGLE ROCK ENERGY PARTNERS, L.P.

By its general partner,
Eagle Rock Energy GP, L.P.

By its general partner,
Eagle Rock Energy G&P, LLC

By:	/s/ Joe Mills
Name:	Joe Mills
Title:	Chief Executive Officer

Signature Page to the Contribution Agreement

Exhibit C

ASSIGNMENT OF COMPANY INTERESTS

THIS ASSIGNMENT OF COMPANY INTERESTS (this “Assignment”) is entered into as of                   , 2011 (the “Effective Date”), by and between [          ] (“Assignor”) and Eagle Rock Energy Partners, L.P., a Delaware limited partnership (“Assignee”).  This Assignment is executed and delivered in connection with and pursuant to the terms of that certain Membership Interest Contribution Agreement, dated                   , 2011, by and among the Company, Crow Creek Energy II L.L.C., Crow Creek Operating Company II L.L.C., Assignor, certain other contributors and the Assignee (the “Contribution Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Contribution Agreement.

RECITALS:

WHEREAS, Assignor owns       Equity Units,       Tier I Units,       Tier II Units,       Tier III Units and       Tier IV Units (collectively, the “Company Interests”) in CC Energy II L.L.C., a Delaware limited liability company (the “Company”), and desires to assign and convey to Assignee all of Assignor’s right, title, and interest in and to such Company Interests in exchange for the Contribution Consideration; and

WHEREAS, Assignee desires to accept the Company Interests and to pay the Contribution Consideration allocated to Assignor pursuant to the Contribution Agreement (the “Assignor Contribution Consideration”), and Assignor desires to accept the Assignor Contribution Consideration and convey the Company Interests to the Assignee.

ASSIGNMENT:

NOW, THEREFORE in exchange for the Assignor Contribution Consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Assignment.  Assignor hereby assigns, transfers, and conveys to Assignee the Company Interests, including without limitation Assignor’s right, title and interest in and to the properties (real and personal), capital, cash flow, distributions, dividends, profits and losses, and all other economic benefits of the Company Interests.

2.             Assumption.  Assignee hereby accepts Assignor’s assignment and hereby assumes all obligations attributable to the Company Interests to the extent provided in the Contribution Agreement.

3.             Effect of Assignment.  With respect to the Company Interests, from and after the Effective Date, (i) Assignee shall be the sole and exclusive owner of the Company Interests in accordance with this Assignment, (ii) such ownership shall hereby be deemed evidenced by this Assignment and this Assignment shall be included in the books and records of the Company, (iii) Assignor shall cease to have any right, title or interest in or to the Company Interests and shall have no further obligations with respect to the Company Interests (or Assignor’s ownership

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thereof) except as expressly provided under the laws of the State of Delaware or in the Contribution Agreement; and (iv) Assignor shall cease to have any rights as a member of the Company.

4.             Contribution Agreement.  If there is a conflict between the terms of this Assignment and the Contribution Agreement, the terms of the Contribution Agreement shall control.

5.             Choice of Law.  This Assignment will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws of that State.

6.             Counterparts.  This Assignment may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one assignment.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:	[ ]

By:

ASSIGNEE:	EAGLE ROCK ENERGY PARTNERS, L.P.

By its general partner,
Eagle Rock Energy GP, L.P.

By its general partner,
Eagle Rock Energy G&P, LLC

By:
	Name:	Joe Schimelpfening
	Title:	Senior Vice President, Upstream Business

SIGNATURE PAGE

ASSIGNMENT OF COMPANY INTEREST IN

CC ENERGY II L.L.C.

Exhibit D

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made and entered into as of                        , 2011, by and among Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Natural Gas Partners VIII, L.P., a Delaware limited partnership (“NGP”), Maurice Storm (the “Contributor Representative”) (the Partnership, Contributor Representative and NGP are, collectively, the “Escrow Parties”), and the Escrow Agent (as defined below) (the Escrow Parties and the Escrow Agent are, collectively, the “Parties”).  Any capitalized terms not otherwise defined herein shall have the meanings given to them in the Contribution Agreement (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Membership Interest Contribution Agreement dated as of                        , 2011, by and among CC Energy II L.L.C., a Delaware limited liability company (the “Company”), Crow Creek Energy II L.L.C., a Delaware limited liability company (“CCEII”), Crow Creek Operating Company II L.L.C., a Delaware limited liability company (collectively with the Company and CCEII, the “Company Entities”), NGP, the other persons identified on Exhibit A hereto (together with NGP, collectively, the “Contributors”), and the Partnership (the “Contribution Agreement”), the Contributors have agreed to contribute the Company Interests to the Partnership in exchange for either (i) a certain number of partnership units of the Partnership (“Partnership Common Units”) or (ii) a certain amount of cash as set forth in the Contribution Agreement, or a combination of each, as applicable;

WHEREAS, pursuant to the Contribution Agreement, the Escrow Parties have agreed to deposit with the Escrow Agent a portion of the consideration payable under the Contribution Agreement (the “Contribution Consideration”) in the form of cash and Partnership Common Units, which are listed on the NASDAQ Global Select Market, in order to satisfy in whole or in part certain potential claims for indemnification of the Partnership that might arise pursuant to Article XIII of the Contribution Agreement;

WHEREAS, pursuant to the Contribution Agreement, the Contributor Representative shall act on behalf of the Contributors (other than NGP) with respect to this Agreement;

WHEREAS, the Escrow Funds (as defined in Section 3(a) hereof) shall be held and disbursed in accordance with the terms of this Agreement; and

WHEREAS, the Escrow Parties have requested the Escrow Agent to act in the capacity of escrow agent under this Agreement, and the Escrow Agent, subject to the terms and conditions hereof, has agreed so to do.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.             Appointment of Escrow Agent.  Each of the Escrow Parties hereby appoints Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as the escrow agent under this Agreement (Wells Fargo, in such capacity, the “Escrow Agent”), and the Escrow Agent hereby accepts such appointment.  The Escrow Parties acknowledge that the Escrow Agent is not a party to and has no obligations or liability under the Contribution Agreement.  Prior to the execution of this Agreement, each Contributor shall have provided a completed W-9 or W-8 form, as applicable, to the Escrow Agent.

2.             The Cash Escrow Fund.

(a)           Delivery of the Cash Escrow Fund.  Upon execution of this Agreement, the Partnership will deposit with the Escrow Agent $1,500,000 in cash (together with any interest, the “Cash Escrow Fund”).

(b)           Receipt of the Cash Escrow Fund.  Receipt of the Cash Escrow Fund shall be confirmed by the Escrow Agent as soon as practicable by an initial account statement delivered to the Contributor Representative, NGP and the Partnership, and any discrepancies in any such account statement shall be noted by the Contributor Representative, NGP or the Partnership to the Escrow Agent within 30 Business Days after receipt thereof.  Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within said 30 Business Day period shall be deemed conclusive confirmation of such account statement in its entirety.  For purposes of this paragraph, the initial account statement shall be deemed to have been received by the Partnership, the Contributor Representative or NGP, as applicable, to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three Business Days after the deposit thereof in the United States Mail, postage prepaid.  The term “Business Day” shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Houston, Texas.

(c)           Pro Rata Share.  For purposes of this Agreement, any references to the Contributors being entitled to, sharing or being responsible or liable for all or any portion of the Cash Escrow Fund, costs, expenses or any other amount, shall be deemed to mean that each Contributor is allocated its pro rata share of the Cash Escrow Fund, cost, expense or other amount, determined in accordance with the Contributors’ relative percentage interests in the Cash Escrow Fund as set forth on Exhibit A hereto.  The Escrow Parties may update the Contributors’ pro rata share of the Cash Escrow Fund with the Escrow Agent after the Closing Date, if necessary, upon delivery by the Contributor Representative, copy to the Partnership, of a revised Exhibit A showing such updated pro rata share amounts.

(d)           Taxes.  The Partnership shall be the owner of the Cash Escrow Fund for tax purposes and shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Cash Escrow Fund.  The Escrow Parties agree to treat the Cash Escrow Fund as owned by the Partnership, and to file all tax returns on a basis consistent with such treatment.

(e)           Investment of Cash Escrow Fund.  The Escrow Agent shall maintain and invest the Cash Escrow Fund in such investment vehicle as the Contributor Representative and NGP may from time to time mutually instruct the Escrow Agent in writing.  Initially, and unless otherwise instructed in writing, the Escrow Agent shall invest the Cash Deposit in the Wells Fargo Advantage Funds, 100% Treasury Money Market Fund.  All interest and investment income earned in respect of the Cash Escrow Fund shall be paid directly to the Partnership and shall not be considered a part of the Cash Escrow Fund for any purposes of this Agreement.

3.             The Unit Escrow Fund.

(a)           Delivery of the Unit Escrow Fund.  Upon execution of this Agreement, the Escrow Parties will deposit with the Escrow Agent certificates representing, in the aggregate, [                      ] Partnership Common Units (the “Unit Escrow Fund” and together with the Cash Escrow Fund, the “Escrow Funds”), issued in the name of certain of the Contributors as set forth on Exhibit A hereto (the “Unit Contributors”).  The following dividends or other distributions payable in respect of the Partnership Common Units shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account: (i) distributions of securities in exchange for any Partnership Common Units; and (ii) other distributions of Partnership Common Units or other Partnership securities by way of a stock split or reclassification, which securities, in case of clause (i) or (ii), shall be issued in the name of each Unit Contributor, as applicable, and shall be considered part of the Unit Escrow Fund for purposes of this Agreement.  Upon the delivery of any Partnership Common Units or other securities to the Escrow Agent pursuant to the preceding sentence, the Escrow Parties shall deliver to the Escrow Agent a revised Exhibit A indicating the total Partnership Common Units (or other securities, as applicable) per Unit Contributor.  All cash dividends or distributions and all dividends or distributions of securities not referred to in clauses (i) and (ii) of this paragraph which are payable in respect of the Partnership Common Units shall be issued or paid by the Partnership directly to [the Contributor Representative on behalf of] the Unit Contributors [(other than NGP) or NGP, as applicable], shall not be delivered to the Escrow Agent and shall not be considered a part of the Unit Escrow Fund for any purposes of this Agreement.  The Unit Contributors shall have all voting rights with respect to the Partnership Common Units in accordance with their interests therein.  The Escrow Agent shall have no rights or obligations with respect to the exercise of such voting rights.

(b)           Receipt of the Unit Escrow Fund.  Receipt of the Unit Escrow Fund shall be confirmed by the Escrow Agent as soon as practicable by an initial account statement delivered to the Contributor Representative, NGP and the Partnership, and any discrepancies in any such account statement shall be noted by the Contributor Representative, NGP or the Partnership to the Escrow Agent within 30 Business Days after receipt thereof.  Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within said 30 Business Day period shall be deemed conclusive confirmation of such account statement in its entirety.  For purposes of this paragraph, the initial account statement shall be deemed to have been received by the Partnership, the Contributor Representative or NGP, as applicable, to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three Business Days after the deposit thereof in the United States Mail, postage prepaid.  The term “Business Day” shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Houston, Texas.

(c)           Pro Rata Share.  For purposes of this Agreement, any references to the Contributors being entitled to, sharing or being responsible or liable for all or any portion of the Unit Escrow Fund, costs, expenses or any other amount, shall be deemed to mean that each Unit Contributor is allocated its pro rata share of the Unit Escrow Fund, cost, expense or other amount, determined in accordance with the Unit Contributors’ relative percentage interests in the Unit Escrow Fund as set forth on Exhibit A hereto.  The Escrow Parties may update the Unit Contributors’ pro rata share of the Unit Escrow Fund with the Escrow Agent after the Closing Date, if necessary, upon delivery by the Contributor Representative, copy to the Partnership, of a revised Exhibit A showing such updated pro rata share amounts.

(d)           Taxes.  The Unit Contributors shall be the owners of the Unit Escrow Fund for tax purposes and shall be responsible for and shall pay and discharge all taxes, assessments and governmental charges imposed on or with respect to the Unit Escrow Fund.  The Escrow Parties agree to treat the Unit Escrow Fund as owned by the Unit Contributors, in all cases to the extent not distributed to the Partnership pursuant to Section 4 hereof, and to file all tax returns on a basis consistent with such treatment.

4.             Disbursement of the Escrow Funds.  The Escrow Agent shall dispose of or distribute the Escrow Funds or any portions thereof only in accordance with this Section 4.

(a)           Joint Written Instruction.  The Escrow Agent is hereby authorized and directed to make disbursements of the Escrow Funds if a distribution has been jointly agreed to, in writing, by the Partnership, NGP and the Contributor Representative.  The Escrow Agent shall, promptly upon receipt of such joint written instructions from the Partnership, NGP and the Contributor Representative, release the Escrow Funds (or any portions thereof) in accordance with such joint written instructions.  The Partnership, NGP and the Contributor Representative agree that, where terms of Contribution Agreement require disbursements in accordance therewith, the Partnership, NGP, and the Contributor Representative, as applicable, shall use their best efforts in complying with such terms with respect to a joint written instruction required hereunder.

(b)           Court Order.  The Escrow Agent is hereby authorized to make disbursements of the Escrow Funds if the Escrow Agent has received a copy of an order of a court of competent jurisdiction directing the distribution of amounts from the Escrow Funds, together with a certificate signed by the Partnership, NGP or the Contributor Representative, as applicable, requesting release of the Escrow Funds (or any portions thereof) which it (or in the case of the Contributor Representative, the Contributors other than NGP), is entitled to receive under the terms of the court order (each an “Claim Certificate”), and in such a case, the Escrow Agent shall, promptly upon receipt of such court order and Claim Certificate, release the Escrow Funds (or such portions thereof) as directed in such court order to the person presenting the Claim Certificate.  In the event that the Escrow Agent complies with any such court order, it shall not be liable to any of the Partnership, NGP or the Contributor Representative or to any other person, firm or corporation, as a result of such compliance notwithstanding that such court order is subsequently reversed, modified, annulled, set aside or vacated;

(c)           12-Month Anniversary.  Subject to receipt of any Claim Notice (defined below) and the procedures triggered thereby (including the provisions of Section 4(e), the Escrow Agent is hereby authorized and directed to make disbursements of the Escrow Funds automatically and with no further action of the Parties on the twelve-month anniversary of the date of this Agreement (the “Escrow Termination Date”).  At such time, (i) the Escrow Agent shall release to the Contributor Representative (on behalf of Contributors other than NGP) the then current balance of the Cash Escrow Fund to be distributed to all of the Contributors (other than NGP) by the Contributor Representative according to each Contributor’s pro rata share of the Cash Escrow Fund as reflected in Exhibit A, and (ii) the Escrow Agent shall release to the Contributor Representative (on behalf of Unit Contributors other than NGP) and NGP the then current balance of the Unit Escrow Fund, with the amounts released to the Contributor Representative to be distributed to all of the Unit Contributors (other than NGP) by the Contributor Representative according to each such Unit Contributor’s pro rata share of the Unit Escrow Fund as reflected in Exhibit A, and with respect to Partnership Common Units, in accordance with the Mechanics of Disbursement of Partnership Common Units provided in Section 4(f) below for disbursement of any Partnership Common Units and in accordance with appropriate wiring instructions provided to the Escrow Agent for any cash disbursements.

(d)           Payment of Claims.  Once it is determined (by agreement of the Escrow Parties, court order, or otherwise) that the Partnership (or any other Partnership Indemnitee, as such term is defined in the Contribution Agreement) is entitled to receive some or all of the Escrow Funds, the respective amounts to be disbursed from the Cash Escrow Fund and the Unit Escrow Fund to satisfy that claim shall be determined as follows: (i) first, (x) the value of the Unit Escrow Fund shall be determined as of the anticipated disbursement date using the valuation formula set forth in the Contribution Agreement for the valuation of Partnership Common Units to be disbursed from the Unit Escrow Fund and (y) the value of the Cash Escrow Fund shall be determined as of the anticipated disbursement date, (ii) second, an amount shall be disbursed from the Unit Escrow Fund equal to the amount of the claim being paid multiplied by a fraction, the numerator of which is the value of the Unit Escrow Fund and the denominator of which is the sum of the value of the Unit Escrow Fund and the value of the Cash Escrow Fund, (iii) third, an amount shall be disbursed from the Cash Escrow Fund equal to the amount of the claim being paid multiplied by a fraction, the numerator of which is the value of the Cash Escrow Fund and the denominator of which is the sum of the value of the Unit Escrow Fund and the value of the Cash Escrow Fund, and (iv) if the claim has still not been fully paid and there is either cash remaining in the Cash Escrow Fund or Partnership Common Units (or other securities) remaining in the Unit Escrow Fund, then such remaining cash or securities, as the case may be, shall be disbursed to the extent necessary to pay the claim.  The Partnership, NGP and the Contributor Representative shall issue joint written instruction for the disbursement of portions of the Escrow Funds when required by, and in accordance with, the provisions of this Section 4(d).

(e)           Effect of Delivery of a Claim Notice.  If, prior to the Escrow Termination Date, the Partnership has delivered to Escrow Agent, NGP and the Contributor Representative a certificate stating that the Partnership has a good faith claim to the Escrow Funds and stating the Partnership’s good faith estimate of the amount of such claim (a “Claim Notice”), then the amount of the disbursements made under Section 4(c) (12-Month Anniversary) shall be reduced by the amount of the claim in the Claim Notice.  The amount of the reduction shall be determined by calculating in accordance with Section 4(d) the amount of the Cash Escrow Fund and the amount of the Unit Escrow Fund that would be used to pay such pending claims if they were paid in full on the Escrow Termination Date, and subtracting those amounts from the disbursements made on the Escrow Termination Date.  Any amounts not disbursed on the Escrow Termination Date shall be disbursed by the Escrow Agent as soon as possible after any unresolved claims are finally resolved, or otherwise pursuant to the order of a court of competent jurisdiction.  Upon resolution of any such unresolved claims (or any part thereof), the Partnership, NGP and the Contributor Representative shall issue joint instructions for the release of any remaining portions of the Escrow Funds that are no longer in dispute in accordance with Section 4(a) hereof.

(f)            Mechanics of Disbursement of Partnership Common Units.  The Escrow Agent’s sole obligation with respect to the distribution of any Partnership Common Units shall be to deliver the certificates representing the Partnership Common Units that comprise the Unit Escrow Fund to the appropriate party or to deliver such Partnership Common Units to the Partnership’s transfer agent along with appropriate instructions to (a) issue new certificates in the name of the person or party in the amount of Partnership Common Units such person or party is entitled to receive and (b) issue new certificates in the name of the Unit Contributors for the balance of such Partnership Common Units.  Partnership Common Units disbursed to the Partnership (or any other Partnership Indemnitee) will be deducted from the holdings of each Unit Contributor on a pro rata basis according to the number of Partnership Common Units held in the Unit Escrow Fund for the account of such Unit Contributor.  The Escrow Agent shall have no liability in the event of any mistake, delay or failure to act on the part of Partnership’s transfer agent.

5.             Account Opening Information/Tax Matters.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.

(a)           For accounts opened in the US:  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.  When an account is opened, the Escrow Agent will ask for information that will allow it to identify relevant parties.

(b)           Each of the Escrow Parties shall, and the Contributor Representative shall cause the Contributors (other than NGP) to, provide the Escrow Agent with its taxpayer identification number using forms reasonably satisfactory to the Escrow Agent.  Failure so to provide such forms may prevent or delay disbursements from the Escrow Funds and may also result in the assessment of a penalty and the Escrow Agent’s being required to withhold tax on any interest or other income earned on the Escrow Funds. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

6.             Scope of Undertaking.  The Escrow Agent’s duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Agreement.  The Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions hereof.  The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Escrow Funds and shall not be required to deliver the Escrow Funds or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest in money market or similar interest-bearing cash accounts, and deliver the Escrow Funds as herein provided.  Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the Escrow Parties that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility (other than placement of cash proceeds in money market or similar interest-bearing cash accounts) and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Escrow Parties or any of them.  The Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 7 below, its own willful misconduct or gross negligence.  It is the intention of the Escrow Parties that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

7.             Reliance; Liability.  The Escrow Agent may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the Escrow Parties.  Concurrent with the execution of this Agreement, the Partnership, NGP and the Contributor Representative shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit C-1, Exhibit C-2 and Exhibit C-3 to this Agreement.  The Escrow Agent shall be responsible for holding and disbursing the Escrow Funds pursuant to this Agreement; provided, however, IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION; provided, further, that the Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any Escrow Party or any agent or correspondent or any other person selected by the Escrow Agent; (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers; provided, however, that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.  The Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement or any part hereof or depositing the Escrow Funds.

8.                                       Right of Interpleader.  Should any controversy arise involving the Parties or any of them or any other person, firm or entity with respect to this Agreement or the Escrow Funds, or should a substitute escrow agent fail to be designated as provided in Section 14, or if the Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either (a) to withhold delivery of the Escrow Funds until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) to institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the Escrow Parties.  Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever in connection with this Agreement or the Escrow Funds, the Escrow Parties hereby jointly and severally agree to reimburse the Escrow Agent for its attorneys’ fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation prior to any disbursement hereunder.

9.                                       Compensation; Reimbursement of Expenses.  The Escrow Parties hereby agree to pay the Escrow Agent for its services hereunder in accordance with the Escrow Agent’s fee schedule as attached as Exhibit B hereto, as in effect from time to time, and to pay all expenses incurred by the Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the operation, administration and enforcement of this Agreement, including, without limitation, attorneys’ fees, brokerage costs and related expenses incurred by the Escrow Agent.  The Contributor Representative and NGP, on one hand, and the Partnership, on the other, shall each be responsible for one-half of such fees and expenses; provided, however, that the Escrow Parties shall be jointly and severally liable to the Escrow Agent for the payment of all such fees and expenses.  Notwithstanding anything contained herein or elsewhere to the contrary, the Escrow Parties hereby expressly agree that the Escrow Agent shall be entitled to charge the Escrow Funds for, and pay and set-off from the Escrow Funds, any and all amounts, if any, then owing to it pursuant to this Agreement prior to the disbursement of the Escrow Funds.  To the extent the fees and expenses are paid out of the Escrow Funds and, if not for such fees and expenses, such portion of the Escrow Funds would have been disbursed to the Contributors, the Partnership shall be responsible for reimbursing the Contributor Representative and NGP promptly for their respective share of such fees and expenses.  To the extent the fees and expenses are paid out of the Escrow Funds and, if not for such fees and expenses, such portion of the Escrow Funds would have been disbursed to the Partnership, the Contributor Representative and NGP shall be jointly and severally responsible for reimbursing the Partnership promptly for their share of such fees and expenses.

10.                                 Indemnification.  The Escrow Parties hereby jointly and severally agree to indemnify and defend the Escrow Agent, its officers, directors, employees and agents (each herein called an “Indemnified Party”) against, and hold each Indemnified Party harmless from, any and all losses, liabilities and expenses, including, but not limited to, fees and expenses of outside counsel, court costs, costs, damages and claims, and costs of investigation, litigation and arbitration suffered or incurred by any Indemnified Party in connection with or arising from or out of (i) the execution, delivery or performance of this Agreement or (ii) the compliance or attempted compliance by any Indemnified Party with any instruction or direction upon which the Escrow Agent is authorized to rely under this Agreement, except to the extent that any such loss, liability or expense may be finally adjudicated to have been directly caused by the willful misconduct or gross negligence of an Indemnified Party.  IT IS THE EXPRESS INTENT OF EACH OF THE ESCROW PARTIES TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN ACTS OR OMISSIONS OTHER THAN THEIR ACTIONS THAT CONSTITUTE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

11.                                 Notices.  Any notice or other communication required or permitted to be given under this Agreement by any Party to any other Party shall be considered as properly given if in writing and (a) hand delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid, (c) sent by telefax machine or (d) emailed (but with a copy also mailed by registered or certified mail, return receipt requested and postage prepaid), in each case to the address, email or telefax number, as the case may be, set forth below:

If to the Escrow Agent:

Wells Fargo Bank, National Association

201 Main Street, Suite 301

Fort Worth Texas 76102

Attn: John C. Stohlmann

Facsimile: 817-885-8650

Telephone:  817-334-7065

Email: john.stohlmann@wellsfargo.com

If to the Partnership:

Eagle Rock Energy Partners, L.P.

1415 Louisiana Street, Suite 2700

Houston, Texas  77002

Attention: Charles C. Boettcher, Senior Vice President and General Counsel

Phone:  (281) 408-1260

Fax:  (281) 715-4142

E-mail: c.boettcher@EagleRockEnergy.com

with a copy to:

Vinson & Elkins, LLP

Attention: Doug McWilliams
1001 Fannin Street, Suite 2500
Houston, TX  77002

Attention: Doug McWilliams
Phone: (713) 758-3613

Fax:  (713) 615-5725

Email: dmcwilliams@velaw.com

If to the Contributor Representative:

c/o Maurice F. Storm

2201 S. Utica Place

Tulsa, Oklahoma 74114

Phone: (918) 745-1706

Fax: (918) 745-1701

Email: mstorm@ccellc.com

If to NGP

Natural Gas Partners VIII, L.P.

c/o Natural Gas Partners

Attention: Christopher Ray

125 E. John Carpenter Fwy., Suite 600

Irving, Texas 75062

Phone: (972) 432-1444

Fax: (972) 432-1441

Email: CRay@ngptrs.com

Except to the extent otherwise provided in Section 2(b) or Section 3(b) hereinabove, (x) delivery of any communication given in accordance herewith by hand delivery, certified or registered mail, or telefax machine shall be effective only upon actual receipt thereof by the Parties to whom such communication is directed and (y) delivery of any communication given in accordance herewith by email shall be effective only upon actual receipt by the Parties to whom such communication is directed of the corresponding copy sent by certified or registered mail.  Any Party may change the address to which communications hereunder are to be directed by giving written notice to the other Party or Parties in the manner provided in this section. All signatures of the Parties may be transmitted by facsimile or electronic mail, and such facsimile or electronic mail will, for all purposes, be deemed to be the original signature of such Party whose signature it reproduces, and will be binding upon such Party.

12.                                 Consultation with Legal Counsel.  Escrow Agent may consult with its counsel concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

13.                                 Choice of Laws; Cumulative Rights.  This Agreement shall be construed under, and governed by, the laws of the State of Texas, excluding, however, any choice of law rules that would result in the application of the laws of another jurisdiction. All of Escrow Agent’s rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise.  The Parties agree that the exclusive forum for resolution of any dispute arising under this Agreement shall be Harris County, Houston, Texas, and each of the Escrow Parties hereby consents, and submits itself, to the jurisdiction of any state or federal court sitting in Harris County, Houston, Texas.  The Parties hereto irrevocably waive any objection on the grounds of venue, forum non-coveniens or any similar grounds and irrevocably consent to service of process by mail or in any other manner permitted by applicable law and consent to the jurisdiction of the courts located in the State of Texas.  The Parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

14.                                 Resignation.  The Escrow Agent may resign hereunder upon thirty days’ prior notice to the Escrow Parties.  Upon the effective date of such resignation, Escrow Agent shall deliver the Escrow Funds to any substitute escrow agent designated by the Escrow Parties in writing.  If the Escrow Parties fail to designate a substitute escrow agent within thirty days after the giving of such notice, the Escrow Agent may institute a petition for interpleader.  Escrow Agent’s sole responsibility after such thirty-day notice period expires shall be to hold the Escrow Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent’s obligations hereunder shall cease and terminate.

15.                                 Assignment.  This Agreement shall not be assigned by the Contributor Representative or NGP without the prior written consent of the Partnership, or by the Partnership without the prior written consent of the Contributor Representative and NGP (such assigns of such Escrow Parties to which the Partnership or the Contributor Representative and NGP, as applicable, consents, if any, are, collectively, “Permitted Assigns”).  No assignment of the interests of any Party shall be binding against the Escrow Agent until written notice of such assignment is delivered to and acknowledged by the Escrow Agent.

16.                                 Severability.  If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

17.                                 Termination.  This Agreement shall terminate upon the disbursement, in accordance with Section 4, of the Escrow Funds in full; provided, however, that the provisions of Section 10 shall, in any event, survive the termination hereof and any resignation or removal of the Escrow Agent.

18.                                 Further Assurances.  The Escrow Parties shall execute and deliver to each other and the Escrow Agent any other instrument which may be reasonably requested by an Escrow Party and which is reasonably appropriate to give effect to any of the purposes contemplated by this Agreement.

19.                                 General.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  This Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.  Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders.  The terms and provisions of this Agreement constitute the entire agreement among the Parties in respect of the subject matter hereof, and neither the Escrow Parties nor the Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Agreement.  This Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the Parties.  This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns.  This Agreement is for the sole and exclusive benefit of the Escrow Parties, the other Contributors and the Escrow Agent, and nothing in this Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

20.                                 Compliance with Court Orders.  In the event that any of the Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding up it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to any of the Escrow Parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the date first above written.

NGP:

NATURAL GAS PARTNERS VIII, L.P.

By:	G.F.W. Energy VIII, L.P., its general partner

By:	GFW VIII, L.L.C., is general partner

By:
Name:
Title:	Authorized Member

CONTRIBUTOR REPRESENTATIVE:

Maurice F. Storm

THE PARTNERSHIP:

EAGLE ROCK ENERGY PARTNERS, L.P.

By its general partner,
Eagle Rock Energy GP, L.P.

By its general partner,
Eagle Rock Energy G&P, LLC

By:
Name:	Charles C. Boettcher
Title:	Senior Vice President and General Counsel

ESCROW AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:	John C. Stohlmann
Title:	Vice President

EXHIBIT A

Contributors’ Information

EXHIBIT B

Escrow Agent’s Fees and Expenses

EXHIBIT C-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Eagle Rock Energy Partners, L.P. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-1 is attached, on behalf of Eagle Rock Energy Partners, L.P.

Name / Title	Specimen Signature

Charles C. Boettcher
Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Natural Gas Partners VIII, L.P. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-2 is attached, on behalf of Natural Gas Partners VIII, L.P.

Name	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C-3

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individual who has been designated as the Contributor Representative and is authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-3 is attached, on behalf of Contributors (other than NGP).

Name	Specimen Signature

Maurice F. Storm
Signature

Exhibit E-1

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is made and entered into as of                , 2011 (the “Effective Date”), between Crow Creek Operating Company III L.L.C., a Delaware limited liability company (“Provider”), and Eagle Rock Energy G&P, LLC, a Delaware limited liability company (“Eagle Rock”).

RECITALS

WHEREAS, Natural Gas Partners VIII, L.P. and persons listed as members of CC Energy II L.L.C. (the “Contributors”), CC Energy II L.L.C. (the “Company”), Crow Creek Energy II L.L.C. and Crow Creek Operating Company II L.L.C., and Eagle Rock Energy Partners, L.P. (“Partnership”), are parties to that certain Membership Interest Contribution Agreement (the “Contribution Agreement”), pursuant to which Contributors have agreed to sell to Partnership, and Partnership has agreed to purchase from Contributors, the ownership interests in the Company, subject to the terms and conditions therein (the “Transaction”);

WHEREAS, the Partnership and Eagle Rock are parties to that certain Administrative Services Agreement dated July 30, 2010 pursuant to which Eagle Rock provides certain administrative services to the Partnership and its subsidiaries; and

WHEREAS, in order to continue the operation of the Company, its subsidiaries and certain assets following the consummation of the Transaction, Partnership has requested Provider to provide certain services to Eagle Rock for a period following the Closing Date, and Provider has agreed to provide, or cause certain of its Affiliates to provide, such services, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, Provider and Eagle Rock, in consideration of the mutual covenants set forth below and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, do hereby agree as follows:

ARTICLE I
SERVICES

1.1                                 Definitions.  All capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Contribution Agreement.

1.2                                 Term.  This Agreement shall commence on the date hereof and continue until the Service Period has been reached for each and every Service Provider (as hereinafter defined), as indicated on the attached Schedule for each Service Provider (the “Service Period”), unless earlier terminated: (i) in accordance with any other provision of this Agreement; (ii) by written agreement of the parties; or (iii) by Eagle Rock, in its sole discretion, upon thirty (30) days prior written notice to Provider (the “Term”).

1.3                                 Services.

(a)                                  Commencing on the Effective Date and continuing during the Term of this Agreement, Provider agrees to provide to Eagle Rock, or cause certain of its Affiliates to provide to Eagle Rock, certain services as requested by Eagle Rock and described on Schedule A (the “Services”).

(b)                                 Provider acknowledges and agrees that Eagle Rock has entered into this Agreement with Provider to retain the same skills, expertise and knowledge base of the individual Provider employees as designated on the Schedules (the “Service Providers”) during the Term.  The Service Providers who shall perform Services are identified on the Schedules, which Schedules may be updated from time-to-time as necessary to reflect the addition or removal of a Service Provider and as otherwise mutually agreed to by the parties. So long as the Service Providers remain employees of Provider or an Affiliate of Provider, Provider shall assign the Service Providers to personally perform the Services, provided that such assignment is consistent with the Schedules. Notwithstanding anything to the contrary in this Agreement and, without limiting or reducing Provider’s obligations hereunder, Provider shall not be required or obligated to hire or retain any specific employees, in order to provide Services under this Agreement.

(c)                                  Provider shall perform, or shall cause its Affiliates to perform, all Services to the same standard of care, including at substantially the same response times and accuracy rates, as if they were being performed for Provider or one of Provider’s Affiliates and by individuals possessing the same qualifications as Provider would require if such Services were being performed for one of Provider’s Affiliates, but in no event shall (i) such standard of care be lower than the standard of care applicable in the industry, and (ii) response times and accuracy rates be materially lower than applicable industry benchmarks.

(d)                                 Provider shall provide Eagle Rock, its employees, contractors and representatives and the Service Providers with access during regular business hours to any and all Files located at the Tulsa Office Lease, and shall make such Files available for pick-up by Eagle Rock at its request.

(e)                                  Eagle Rock shall provide Provider with such information and documentation as is reasonably requested by Provider; and Eagle Rock shall perform such actions and tasks as may be reasonably requested by Provider to enable Provider to perform the Services in accordance with this Agreement.  All Service Providers providing Services and the supervisors of such personnel will be granted access as Eagle Rock, in good faith determines is appropriate, to Eagle Rock sites and systems as reasonably necessary or appropriate for them to fulfill their obligations hereunder.  During the Term, Provider shall ensure that the Service Providers devote sufficient business time as is necessary and required for the proper performance of the Services. The parties agree that the Service Providers are employed solely by Provider and shall perform the Services under the general direction and control of Provider, consistent with the purposes of this Agreement and the instructions of Eagle Rock to Provider regarding the nature and timing of the Services and the identity of the Service Provider who will perform such Services. Accordingly, Provider acknowledges and agrees that it shall be solely responsible for paying all wages, providing any and all welfare or pension benefits to and for, the Service

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Providers and paying all taxes and complying with all Laws with regard to benefits and tax withholding that relate to the Service Providers.

(f)                                    Eagle Rock has the right to request that Provider cease having a Service Provider perform Services under this Agreement at any time, with or without Cause. For purposes of this Agreement, Eagle Rock shall have Cause to request that Provider terminate a Service Provider provided by Provider from performing Services under this Agreement when a Service Provider (i) willfully and continuously fails to perform the Services (other than by reason of disability or death) or (ii) fails to meet certain standards of Eagle Rock relating to the Services, as determined in good faith by Eagle Rock (“Cause”).

ARTICLE II
COMPENSATION AND PAYMENT ARRANGEMENTS FOR SERVICES

2.1                                 Fees for Services. The fee for the Services to be paid by Eagle Rock (the “Monthly Fee”) shall be determined in accordance with Schedule B.

2.2                                 Completion Bonus. All Service Providers shall be eligible for a bonus payment for performing Services under this Agreement (a “Completion Bonus”). The amount of each Service Provider’s Completion Bonus is indicated on the Schedules. If a Service Provider is actively performing Services on the date that the Service Period for that Service Provider is met, Provider shall pay the Service Provider a one-time, lump sum payment in an amount equal to the Completion Bonus as indicated on the Service Provider’s schedule, such amount to be paid within seven (7) days following the date that the Service Period is met.

(a)                                  If a Service Provider is removed from performing Services at Eagle Rock’s request for Cause or ceases to perform Services under this Agreement for any reason other than death or a disability incurred during the Term, prior to the date that the Service Period is met for that Service Provider, the Service Provider shall not be entitled to receive the Completion Bonus.

(b)                                 If a Service Provider ceases to perform Services under this Agreement due to death or a disability incurred during the Term or is removed from performing Services at Eagle Rock’s request for any reason other than Cause, prior to the date that the Service Period is met for that Service Provider, the Service Provider shall still be entitled to receive the Completion Bonus, such Completion Bonus to be paid within seven (7) days of the date of cessation or removal.

2.3                                 Third Party Out-of-Pocket Costs. All “ordinary” third party out-of-pocket costs reasonably incurred by Provider in providing the Services under this Agreement shall be paid by Provider. All “unusual” third party out-of-pocket costs arising out of requests by Eagle Rock, which shall include reasonable travel expenses for Provider employees who are requested by Eagle Rock to travel shall be promptly reimbursed by Eagle Rock to Provider; provided, however, that any particular expense in excess of $2,000 shall require the prior written approval of Eagle Rock in order to be eligible for reimbursement. The determination of whether a third party out-of-pocket cost is “ordinary” or “unusual” shall be made by both Provider and Eagle Rock, in good faith.

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2.4                                 Payment Terms. Provider shall provide, within ten (10) days after the end of each calendar month, for Services rendered in such calendar month (if any), a written invoice specifying: (i) the Monthly Fee as calculated in accordance with Schedule B; (ii) the amount of any Completion Bonuses paid pursuant to Section 2.2, plus an amount equal to the Payroll Taxes (as defined in Schedule B) paid with respect to any such Completion Bonuses; and (iii) any “unusual” third party out-of-pocket costs incurred pursuant to Section 2.3, and Eagle Rock shall pay all undisputed amounts under each such invoice within thirty (30) days of its receipt of such invoice (any such day on which a payment amount is due, the “Due Date”).  In accordance with Section 2.3, if it is determined that any “unusual” third party out-of-pocket cost is “ordinary,” rather than “unusual,” Eagle Rock shall not be required to pay the amount of such third party out-of-pocket cost. In any event, if a third party out-of-pocket cost is in dispute between Provider and Eagle Rock, Eagle Rock shall not be required to make any payment on such disputed third party out-of-pocket cost until the dispute is resolved. All payments made pursuant to this ARTICLE II shall be made in United States Dollars.

2.5                                 Administrative Payments. Eagle Rock shall pay Provider certain administrative payments in consideration of Provider’s performance under this Agreement (each such payment, an “Administrative Payment”). Each Administrative Payment is designed to offset certain administrative costs incurred by Provider in connection with Provider’s performance under this Agreement (the “Administrative Costs”). The amount of each Administrative Payment shall be determined in accordance with this Section 2.5.

(a)                                  For the first three calendar months of the Term, Provider shall be entitled to $               per month to offset the Administrative Costs. For each of the first three calendar months of the Term, Eagle Rock shall pay to Provider an Administrative Payment in an amount equal to $             within seven (7) days of the end of each calendar month for the Administrative Costs incurred during such calendar month.

(b)                                 For the fourth calendar month of the Term, Provider shall be entitled to $               per month to offset the Administrative Costs. For the fourth calendar month of the Term, Eagle Rock shall pay to Provider an Administrative Payment in an amount equal to $               within seven (7) days of the end of the fourth calendar month for the Administrative Costs incurred during such calendar month.

ARTICLE III
TERMINATION

3.1                                 Termination.  This Agreement will automatically terminate at the end of the Term.

3.2                                 Termination for Default.  If:

(a)                                  A party defaults in the payment of any undisputed indebtedness hereunder to the other party and fails to remedy such breach within ten (10) business days of written notice of such default from the non-defaulting party; or

(b)                                 A party voluntarily files, or involuntarily has filed against it (which filing is undismissed within sixty (60) days of such involuntary filing), any bankruptcy, receivership, insolvency or reorganization proceeding; or

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(c)                                  If Provider commits a breach of any other provision of this Agreement in any respect and fails to remedy such breach within thirty (30) business days of written notice of such breach from Eagle Rock (or such longer period if a cure not capable of being completed within such thirty (30) business day period has been commenced and is being diligently pursued);

then under (a) and (b), the other party will have the right, in addition to any other rights and remedies it may have hereunder, to terminate this Agreement; or under (c), Eagle Rock will have the right, in addition to any other rights and remedies it may have hereunder, to terminate this Agreement.

ARTICLE IV
INDEMNITY; INSURANCE

4.1                                 General Indemnity.  Provider (the “Indemnifying Party”) shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless Eagle Rock, its Affiliates, and their respective officers, directors, employees and agents (collectively, the “Indemnified Persons”), from and against any and all losses to the extent resulting from any third party claim based on:

(a)                                  the breach of this Agreement by the Indemnifying Party;

(b)                                 the breach of any representation or warranty made by the Indemnifying Party pursuant to this Agreement; or

(c)                                  the gross negligence or willful misconduct of the Indemnifying Party related to its performance or obligations under this Agreement.

4.2                                 Defense of Third Party Claims.

(a)                                  Within a reasonable time after receipt by any Indemnified Person of any third party claim as to which the indemnity provided for in Section 4.1 may apply, such Indemnified Person shall notify the Indemnifying Party in writing of such fact; provided, however, a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations except to the extent that it is materially prejudiced by such delay.

(b)                                 The Indemnifying Party shall diligently, competently and in good faith control and conduct the defense, with counsel reasonably satisfactory to the Indemnified Person, of any third party claim as to which the indemnity provided for in Section 4.1 applies; provided, however, the Indemnifying Party may not settle or compromise any such claim without the Indemnified Person’s consent, such consent not to be unreasonably withheld, conditioned or delayed, unless the terms of such settlement or compromise unconditionally release the Indemnified Person(s) from any and all liability with respect thereto and do not impose any obligations on any Indemnified Person.

(c)                                  An Indemnified Person shall have the right, at its option (but not the obligation), to be represented by advisory counsel of its own selection and at its own expense and to monitor the progress and handling of an indemnified third party claim.  An Indemnified Person shall also have the right, at its option (but not the obligation), to assume the defense of

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any such third party claim with counsel of its own choosing at its sole cost and expense; provided, however, an Indemnified Person shall have the right to assume the defense of, and to settle or compromise, any such indemnified third party claim at the Indemnifying Party’s expense if:  (i) the Indemnifying Party fails to acknowledge, in writing, its responsibility to assume the defense of such third party claim; (ii) the Indemnifying Party fails to diligently, competently and in good faith control and conduct the defense of such third party claim with counsel reasonably satisfactory to the Indemnified Person; (iii) there is an apparent conflict of interest between the Indemnifying Party and the Indemnified Person with respect to such third party claim; or (iv) such Indemnified Person shall have reasonably concluded that there are legal defenses available to it which are different from, additional to or inconsistent with those available to the Indemnifying Party.

(d)                                 Assumption of the defense of a third party claim by the Indemnifying Party shall not constitute a waiver by the Indemnifying Party of its right to claim at a later date that such third party claim for which the defense was assumed is not a proper matter for indemnification pursuant to Section 4.1; provided, however, that if the Indemnifying Party at any time determines that a third party claim is not a proper matter for indemnification pursuant to Section 4.1, the Indemnifying Party shall:  (i) promptly notify the other party; (ii) promptly turn over defense of the third party claim and all relevant documents and information to the third party defendant or its counsel; and (iii) reasonably cooperate in the transition of such defense to such third party defendant.

4.3                                 Exclusion of Consequential and Punitive Damages.  WITH THE EXCEPTION OF CLAIMS FOR BREACH OF CONFIDENTIALITY OBLIGATIONS, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE SERVICES PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, BUSINESS INTERRUPTION LOSSES OR THIRD PARTY CLAIMS, WHETHER CAUSED BY BREACH OF THIS AGREEMENT, NEGLIGENCE OR OTHERWISE, PROVIDED, HOWEVER, THAT THE FEES FOR SERVICES HEREUNDER AND PROVIDER’S RIGHT THERETO SHALL NOT BE DEEMED INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE IN NATURE.

4.4                                 Insurance.  As of the date hereof, Provider maintains a general liability insurance policy (the “Policy”) providing insurance coverage for its properties and businesses.  Provider shall take all actions necessary to cause Eagle Rock to be insured under the Policy.  Should the Policy lapse, expire or otherwise be cancelled during the Term, Provider shall cause comparable insurance policies to be in place, each of which such policy shall cause Eagle Rock to be insured on terms at least as beneficial to Eagle Rock as the terms of the Policy.

4.5                                 Notwithstanding anything herein to the contrary, the provisions of this ARTICLE IV shall survive the termination of this Agreement.

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ARTICLE V
CONFIDENTIALITY

5.1                                 Provider undertakes to treat as confidential all information in any medium or format (whether marked “confidential” or not) which Provider receives during the Term of this Agreement and for the purposes of this Agreement from Eagle Rock either directly or from any person, firm, company or organization associated with Eagle Rock, which concerns the business or operations of Eagle Rock or its Affiliates or its current or potential customers or current or potential business partners (“Confidential Information”); provided, however, (a) Confidential Information shall not include any information which enters the public domain other than as a result of a breach of this ARTICLE V, is received from a third party which is under no confidentiality obligations, or is independently developed by one party without use of the other’s party’s Confidential Information and (b) all information currently in the Provider’s possession which concerns the business or operations of Eagle Rock or its Affiliates or its current or potential customers or current or potential business partners and would otherwise meet the requirements of Confidential Information pursuant to this Section 5.1 shall be deemed to be Confidential Information of Eagle Rock.

5.2                                 Provider may also use the Confidential Information of Eagle Rock for the purposes of this Agreement and Provider may provide its employees, directors, suppliers, agents, subcontractors and professional advisers with access to such Confidential Information on a “need-to-know” basis.  Provider shall ensure that its employees, agents and subcontractors comply with its obligations of confidence.  Each separate recipient shall be bound to hold all such Confidential Information in confidence to the standard required under this Agreement.  Where such recipient is not an employee or director of Provider, Provider shall provide the Confidential Information to such permitted persons subject to reasonable and appropriate obligations of confidence.

5.3                                 Notwithstanding the other provisions hereof, Provider may disclose Confidential Information of Eagle Rock where required to do so by law or by any competent regulatory authority.  In these circumstances Provider shall give Eagle Rock prompt advance written notice of the disclosures so that Eagle Rock has sufficient opportunity to prevent or control the manner of disclosure by appropriate legal means.

5.4                                 Notwithstanding anything herein to the contrary, the provisions of this ARTICLE V shall survive the termination of this Agreement.

ARTICLE VI
OTHER PROVISIONS

6.1                                 Notices.  All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, if delivered by certified mail, return receipt requested, or by an internationally recognized courier service, or if sent by facsimile, provided that the facsimile is promptly confirmed by written confirmation thereof to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

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if to Provider:	c/o CC Energy III L.L.C.
Attention: Maurice F. Storm
2201 S. Utica Place
Tulsa, Oklahoma 74114
Phone: (918) 745-1706
Fax: (918) 745-1701

if to Eagle Rock:	Eagle Rock Energy G&P, LLC
Attention: Charles C. Boettcher
Senior Vice President and General Counsel
1415 Louisiana Street, Suite 2700
Houston, Texas 77002
Phone: (281) 408-1260
Fax: (281) 715-4142

6.2                                 Waiver.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Eagle Rock and Provider or, in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.3                                 Assignment.  No party to this Agreement may assign any of its rights or obligations under this Agreement without the consent of the other party; provided, however, that Eagle Rock may assign its interests under this Agreement in connection with a merger or sale of all or substantially all of its assets or to one or more of its Affiliates; and provided further Provider may assign its rights and/or obligations hereunder to one or more of its respective Affiliates.  No such assignment by Eagle Rock or Provider, as the case may be, shall relieve such assignor of any of its obligations hereunder.

6.4                                 Entire Agreement.  This Agreement comprises the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

6.5                                 Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Eagle Rock, Provider or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

6.6                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

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6.7                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

6.8                                 Interpretation.  The heading references herein are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

6.9                                 Relationship of the Parties.                                                 It is expressly understood that Provider and Eagle Rock are independent contractors, and that neither has the authority to bind the other to any third person or otherwise to act in any way as the representative of the other, unless otherwise expressly agreed to in writing signed by both parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the Effective Date.

CROW CREEK OPERATING COMPANY III L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

EAGLE ROCK ENERGY G&P, LLC

By:
Joe Schimelpfening
Senior Vice President, Upstream Business

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SCHEDULE A

SERVICES

The Services shall consist of services as needed by Eagle Rock to continue the daily routine operation of the Company, its subsidiaries and certain assets following the consummation of the Transaction, including the performance of the following services and such additional services as requested by Eagle Rock and required by virtue of Eagle Rock’s status as a publicly-traded company, provided that such additional services are reasonable, as determined in good faith by Provider.

1.               Land.

(a)          Maintain and administer all land records and files, continue to procure and maintain all surface rights, JOA’s, pooling orders, leases, farmouts, units, joint operating agreements. Timely update all decks, databases, records and schedules. Maintain correspondence with holders of interests in the ordinary course.

2.               Geology.

(a)          Provide geologic technical and administrative support to the ongoing drilling, recompletion and workover programs in the Cana Play, Golden Trend, and other fields.  Provide information and answer requests from Company personnel regarding existing Crow Creek Energy II geologic data and interpretations. Maintain current information of geologic hard copy and electronic files to the Company including Petra mapping software databases, Petra interpretive files and seismic data, and seismic based interpretive data, spreadsheets and data repositories.  Assist in the transition of such data and responsibilities to other designated Company personnel or consultants.

3.               Accounting and Finance.

(a)          Maintain and administer all accounting or finance records. Continue to work with the outsource accounting firm every work day, prepare monthly financial statements and perform analytic review. Help prepare audit work schedules quarterly and at year-end, or as otherwise needed. Prepare all severance tax and other governmental reports in a timely manner. Provide review and/or training for Eagle Rock personnel in current processes. Assist in data conversion of systems. Complete other tasks related to the normal course of business within accounting or finance duties.

4.               Operations and Engineering.

(a)          Provide operations and engineering services for production, drilling, completions, workovers, wireline work, coil tubing and other well operations. Operations and technical services include but are not limited to the preparation of cost estimates, operations procedures, well construction and completion design, bidding and procurement of materials and services. Services include contracting and

11

scheduling of well site personnel and consultants and providing supervisory oversight and direction to the well site personnel. Travel to the well site may be required to provide engineering and operations services. Assist in the transition of operations and engineering responsibilities to Eagle Rock personnel and consultants and provide engineering and operations data as requested to accounting, finance, geology, regulatory, EHS and other personnel.

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SCHEDULE B

MONTHLY FEE FOR SERVICES

[Omitted.]

13

SCHEDULE C

[Omitted.]

14

SCHEDULE D

[Omitted.]

15

SCHEDULE E

[Omitted.]

16

SCHEDULE F

[Omitted.]

17

SCHEDULE G

[Omitted.]

18

SCHEDULE H

[Omitted.]

19

SCHEDULE I

[Omitted.]

20

SCHEDULE J

[Omitted.]

21

SCHEDULE K

[Omitted.]

22

Exhibit E-2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (“Agreement”) is entered into between Eagle Rock Energy G&P, L.L.C., a Delaware limited liability corporation (the “Company”), and                                            (“Consultant”), to be effective as of the “Effective Date” as set forth on the signature page, contingent on the successful closing of Eagle Rock Energy Partners, L.P.’s purchase of CC Energy II L.L.C. on or before May 31, 2011.

WHEREAS, the Company desires to benefit from the expertise and experience of Consultant in the capacity of a consultant to the Company; and

WHEREAS, the Company desires to engage Consultant to perform certain professional services in accordance with this Consulting Agreement;

WHEREAS, the Consultant desires to provide such professional services on the terms and conditions of this Consulting Agreement;

NOW THEREFORE, in consideration of these premises and the mutual promises, covenants, and obligations contained herein, the Company and Consultant agree as follows:

1.             Services.

1.1.               Scope.  Consultant shall supply consulting services to the Company in accordance with and subject to the terms and conditions set forth in this Agreement.  Consultant will provide to Company the consulting services described in Exhibit A and such other services as may be requested in writing by the Company.

1.2.               Services.  During the term of this Agreement, Consultant shall be available to perform such consulting and advisory services.  In providing such services, Consultant shall provide the Company with such of his or her assessments and evaluations as the Company may deem necessary.  Consultant agrees to attend such meetings as the Company may require for proper communication of his or her advice and consultation.  Consultant shall coordinate the furnishing of his or her services pursuant to this Agreement with representatives of the Company in order that such services can be provided in such a way as to generally conform to the business schedules of the Company, but the method of performance, time of performance, place of performance, hours utilized in such performance, and other details of the manner of performance of Consultant’s services hereunder shall be within the sole control of Consultant.  While retained as a consultant by the Company, Consultant shall have the right to devote his or her business day and working efforts to other business and professional opportunities as do not interfere (as determined by mutual agreement of the Company and Consultant) with the rendering of consulting services to the Company.

1.3.               Consulting Relationship.  Consultant shall be an independent contractor and not an agent or employee of the Company.  Neither the relationship of the Company and Consultant nor any provision of this Agreement shall be construed to authorize Consultant to take or fail to take any action, make or fail to make any decision, representation or commitment, binding upon the Company or any of its affiliated companies in the absence of written specific authorization executed by an executive officer of the Company.  The Company shall at all times be free to employ other consultants to perform services in addition to or in lieu of the services to be provided by Consultant.  Subject to the provisions of this Agreement, Consultant shall be free to devote such time, energy and skill during regular business hours as he or she is not obligated to devote hereunder to the Company in such manner as Consultant deems fit and to such persons, firms or corporations as Consultant chooses.

1.4.               No Benefits.  Consultant shall not participate in any pension or welfare benefit plans, programs, or arrangements of the Company or its parent or affiliated companies pertaining to, including with limitation, any pension, stock, bonus, profit sharing or similar benefits or any employee health, life insurance, disability, severance or fringe benefits.

2.             Compensation.

2.1.               Consulting Fee.  As compensation to Consultant for supplying services under this Agreement, the Company shall pay Consultant, during the term of this Agreement, a consulting fee of $                    .00 (the “Consulting Fee”).  The Consulting Fee will be paid to Consultant in accordance with the Company’s regular practices for payment of service providers.

2.2.               Completion Bonus.         Consultant is eligible for a bonus payment for completion of services under this Agreement.  If Consultant actively provides service through the last day of the Consulting Period as described in Section 3.1, the Company will pay Consultant, a one-time, lump sum payment of $                    .00 (the “Completion Bonus”), payable within seven (7) days following the last day the Consultant provides services to the Company.

(a)           If this Agreement is terminated by the Company prior to the end of the Consulting Period for any reason other than Cause as described in Section 3.2, Consultant shall still be entitled to receive the Completion Bonus, such Completion Bonus to be paid within seven (7) days of the last day of the Consulting Period.

(b)           If before the last day of the Consulting Period, this Agreement is terminated by the Company for Cause or by Consultant for any reason, Consultant shall not be entitled to receive the Completion Bonus.

2.3.               [End of Period Payment.  At the end of the Consulting Period, regardless of whether Consultant has continued to provide services to the Company, Consultant will be entitled to a one-time lump sum payment of $                  .00, payable within seven (7) days following the last day of the Consulting Period.]

2.4.               No Withholding Obligation.  As an independent contractor of the Company, Consultant acknowledges and agrees that (i) the Company is not required to withhold federal or

2

state income, gross receipts or similar taxes from the Consulting Fee paid to Consultant hereunder, or to otherwise comply with any state or federal law concerning the collection of income, gross receipts or similar taxes at the source of payment of wages, (ii) the Company is not required under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contribution Act to pay or withhold taxes for unemployment compensation or for social security on behalf of Consultant or his or her dependents with respect to the Consulting Fee and (iii) the Company is not required under the laws of any state to obtain worker’s compensation insurance or to make state unemployment compensation contributions on behalf of Consultant.

3.             Term and Termination.

3.1.               Term and Termination.  The term of this Agreement shall commence as of the Effective Date and shall continue in effect  for                days thereafter (the “Consulting Period”), unless terminated earlier.  This Agreement shall automatically terminate upon (1) the death, disability, or incapacity of Consultant, or (2) expiration of the term without a prior written extension mutually agreed to by the parties and signed by Consultant and an Executive Officer of the Company.  Notwithstanding the foregoing, Consultant or the Company may terminate this Agreement at any time for any reason or no reason.  If this Agreement is terminated for any reason other than for Cause, the Company shall pay Consultant a portion of the Consulting Fee, prorated for the amount of time Consultant performed services, such proration to be calculated on a daily basis and not hourly.

3.2.               For Cause.  The Company may terminate this Agreement immediately at any time during the term hereof for Cause by action of the Board of Directors or an executive officer of the Company, which shall be effective immediately upon giving the Consultant notice of such termination.  As used herein, the term “Cause” shall mean the occurrence of any of the following events:

(a)           Consultant wilfully and continuously fails to perform services in accordance with the Agreement;

(b)           Consultant fails to meet certain standards of the Company relating to the services set forth in this Agreement, as determined in good faith by the Company; or

(c)           the breach by Consultant of any provision of this Agreement.

If the Company terminates this Agreement for Cause, the Company shall pay Consultant a portion of the Consulting Fee, prorated for the amount of time Consultant performed services, such proration to be calculated on a daily basis and not hourly.

3.3.               Survival.  Notwithstanding anything herein to the contrary, no termination of this Agreement shall affect the obligations of Consultant and the rights of the Company contained in Section 4, which obligations and rights shall forever survive this Agreement’s

3

termination.

4.             Confidentiality, Inventions and Conflict of Interest.

4.1.               Confidential Information.  The Consultant recognizes and acknowledges that during the course of his or her consulting engagement with the Company, Consultant will be exposed to, will have access to, and will have disclosed to him information and material developed specifically by and for the benefit of the Company and sensitive and proprietary information, including without limitation, operations procedures and information, technical and design information, inventions, financial, rate design, rate base and rate making information and procedures, business and strategic plans, existing or potential commercial or other business arrangements, trade secrets, trademarks, service marks, trademarked and copyrighted material, patents, patents pending, financial and data processing information, data bases, interfaces, and source codes, commercial information, technological improvements or other Company or customer records, including information or material, belonging to others which has been provided to the Company on a confidential basis, all of which are hereinafter referred to as “Confidential Information.”

4.2.               Agreement to Maintain Confidences.  The Consultant agrees that all such Confidential Information is the property of the Company and further agrees to maintain, in strict confidence, the Confidential Information and agrees not to disclose the Confidential Information or to use same to benefit himself or any third party.  The Consultant shall be prohibited from using, duplicating, reproducing, copying, distributing, disclosing such Confidential Information regardless of form or purpose, including without limitation, verbal disclosure, data, documents, electronic media or any other media form.  The restrictions on the Consultant’s disclosure of Confidential Information set out herein do not apply to such information which (i) is now, or which hereafter, through no act or failure to act on the part of the Consultant, becomes generally known or available to the public; or (ii) is required to be disclosed by a court of competent jurisdiction or by an administrative or quasi-judicial body having jurisdiction over the subject matter after the Consultant has given the Company reasonable prior notice of such disclosure requirement.

4.3.               Best Efforts.  Consultant shall use his or her best efforts and exercise utmost diligence to protect and guard the Confidential Information of the Company.  Neither during the term hereof, nor thereafter shall Consultant, directly or indirectly, use for himself, or for another, or disclose to another, any Confidential Information of the Company except as such disclosure or use may be required in connection with Consultant’s services under this Agreement or as may be consented to in writing by the Company.

4.4.               Return of Information.  Consultant shall deliver promptly to the Company at the termination of this Agreement or at any other time the Company may request, without retaining any copies, notices or excerpts thereof, all memoranda, diaries, notes, records, plats, sketches, plans, specifications or other documents relating, directly or indirectly, to any confidential information made or compiled by or delivered or made available to other otherwise obtained by Consultant.  Each of the foregoing obligations shall also apply with respect to confidential information of the affiliates, lessors, customers, contracts and others with whom the Company of

4

any entity affiliated with the Company may do business.

4.5.               Third Party Agreements.  Consultant agrees to execute such further confidentiality agreements as may reasonably be required by the Company or by third parties in connection with the services to be provided by Consultant.

4.6.               Disclosure.  Consultant agrees promptly to disclose to the Company, or any persons designated by it, all improvements, inventions, designs, ideas, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, know-how, and data, whether or not patentable, made or conceived or reduced to practice or learned by Consultant, either alone or jointly with others, during the period of his or her engagement (whether or not during normal working hours) which are related to or useful in the actual or anticipated business of the Company, or result from tasks assigned Consultant by the Company or result from use of premises or equipment owned, leased, or contracted for by the Company (all such improvements, inventions, designs, ideas, copyrightable works, discoveries, trademarks, copyrights, trade secrets, formulas, processes, techniques, and data shall be collectively hereinafter called “Inventions”).

4.7.               Work Product.  All documents, information, data, analyses, or any other materials prepared by or used by the Consultant arising out of the performance of the work under this Consulting Agreement, shall be owned by Company as and when produced, and the Consultant shall not be entitled to use such work product for any other purpose without the express written consent of the Company.

4.8.               Inventions.  Consultant agrees that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. Consultant hereby assigns to the Company any rights he or she may have or acquire in the Inventions.  Consultant further agrees to assist the Company in every proper way to obtain and from time to time enforce patents and copyrights on the Inventions in any and all countries, and to that end Consultant will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignments thereof to the Company or persons designated by it. Consultant’s obligation to assist the Company in obtaining and enforcing patents and copyrights for such Inventions in any and all countries shall continue beyond the termination of his or her engagement, but the Company shall compensate Consultant at a reasonable rate after such termination for time actually spent by Consultant at the Company’s request on such assistance.

4.9.               Conflict of Interest.  Consultant represents and warrants that Consultant does not have any agreement to provide consulting services on matters relating to those described in Exhibit A to any third party, and will not enter into any such agreement during the term of this Agreement.

5.             Representations and Warranties of Consultant

5.1.               Representation and Warranties.  As a condition to the Company entering into

5

this Agreement, and as a condition to the Company’s obligations hereunder, Consultant represents, warrants and agrees as follows:

(1)           That Consultant has the capability and expertise to assist Company as referenced in this Agreement.

(2)           That performance of all the terms of this Agreement and as a Consultant does not and, to the best of his or her present knowledge and belief, will not breach any agreement or duty to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to his or her engagement by the Company.  Consultant is not at the present time restricted from being engaged by the Company providing services or entering into this Agreement.

(3)           Consultant understands and agrees that in his or her engagement with the Company, Consultant is not to breach any obligation of confidentiality or duty that he or she has to former employers or clients and agrees that Consultant shall fulfil all such obligations during his or her engagement with the Company.

5.2.               Payments.  Neither Consultant nor any officer, director, employee, beneficial owner, shareholder, representative or agent of Consultant has made or will make, or cause to be made, in connection with this Agreement, any payments, loans or gifts or promises or offers of payments, loans or gifts of any money or anything of value, directly or indirectly, (i) to or for the use or benefit of any official or employee of any government, (ii) to any political party or official or candidate thereof, (iii) to any other person either in advance or as a reimbursement if it knows or has reason to suspect that any part of such payment, loan or gift will be directly or indirectly given or paid by such other person, or will reimburse such other person for payments, gifts or loans previously made, to any governmental official or political party or candidate or official thereof, or (iv) to any other person or entity if the payment would violate the laws, or regulations having the force of law, of the United States of America, or any country in which Consultant provides services to the Company.

5.3.               Cooperation.  Consultant, and its officers, directors, beneficial owners, shareholders, representatives, and agents shall answer promptly in reasonable detail any questionnaire or other written or oral communication, to the extent same pertains to compliance with the representations and warranties contained herein from Company or its outside auditors and shall, upon request, furnish adequate documentary support for such response; provided that Company will hold such responses in confidence unless disclosure of such responses is required by law or is deemed advisable by Company in connection with a governmental inquiry relating to the relationship between Company and Consultant.

6.             Miscellaneous:

6.1.               Notice.  Notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered when delivered by national overnight delivery service with delivery confirmation, or when mailed by United

6

States registered or certified mail, return receipt requested, postage prepaid, addressed to the appropriate party as indicated on the signature page.  Either the Company or Consultant may furnish a change of address to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

6.2.               Company Defined.  For the purpose of this Agreement the term “Company” shall mean Eagle Rock Energy G&P, L.L.C., and its parent, subsidiaries and affiliates, successors and/or assigns.

6.3.               Audit.  During the period of this Consulting Agreement, the Consultant shall maintain a set of accounts and records and any other evidence which shows and supports all direct reimbursable costs incurred or anticipated, and any applicable credit.  The system of accounts to be used by the Consultant shall be acceptable to and subject to approval of the Company and shall be in accordance with generally accepted accounting principles. The Consultant shall preserve these records for a period of three (3) years after performance of the Consulting Agreement.  The Consultant shall maintain all records of any type pertaining to this Consulting Agreement for a period of three (3) years after final acceptance of the work performed under this Consulting Agreement.  All books of accounts, records, documents, correspondence, and any other evidence pertaining to the direct charges of this Consulting Agreement shall be subject to inspection, copying and audit at all reasonable times by the Company or its authorized representatives.

6.4.          Independent Parties.  Company and Consultant are independent contractors and nothing herein shall be construed to create a joint venture, partnership, principal-agent, employer-employee or any similar relationship.  Neither party shall have, nor represent that it has, any power, right or authority to bind the other party, or to assume or create any obligation on behalf of the other party.

6.5.        Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of the Agreement to the laws of another State or country.

6.6.               No Waiver.  No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

6.7.               Severability.  It is a desire and intent of the parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law.  If any such term, provision, covenant, or remedy of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed to be invalid or unenforceable in whole or in part, then such term, provision, covenant, or remedy shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law.  In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances other than those to which they have been held invalid or unenforceable, shall remain in full force and

7

effect.

6.8.               Assignment.  This Agreement shall be binding upon and inure to the benefit of the Company, its subsidiaries and affiliates and any other person, association, or entity which may hereafter acquire or succeed to all or a portion of the business or assets of the Company by any means, whether direct or indirect, by purchase, merger, consolidation, or otherwise.  The parties hereto expressly acknowledge that the Company’s rights under this Agreement are assignable and that such rights shall be fully enforceable by any of the Company’s assignees or successors in interest.  Consultant’s rights and obligations under this Agreement are personal and such rights, benefits, and obligations of Consultant shall not be voluntarily or involuntarily assigned, alienated, or transferred, whether by operation of law or otherwise, by Consultant without the prior written consent of the Company.

6.9.               Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to such subject matters hereof, and contains all of the covenants, promises, representations, warranties, and agreements between the parties with respect to such subject matters and replaces and merges previous agreements and discussions pertaining to the relationship between the Company and Consultant.

6.10.             Acceptance of Agreement.    Consultant acknowledges that this Agreement was received by Consultant on April 10, 2011.  Consultant accepts this Agreement by signing in the space below Consultant’s name on the signature page and returning the original copy of this Agreement to the Company.  If Consultant has not signed and returned the original copy of this Agreement before the close of business on April 22, 2011, this offer automatically terminates and is rescinded.

8

IN WITNESS WHEREOF, the Company and Consultant have duly executed this Agreement in one or more counterparts to be effective on the date stated below, contingent on the successful closing of Eagle Rock Energy Partners, L.P.’s purchase of CC Energy II L.L.C. on or before May 31, 2011.

EAGLE ROCK ENERGY G&P, L.L.C.	CONSULTANT

By:
Name: Joe Schimelpfening
Title: Senior Vice President, Upstream Business

Effective Date: the closing date of Eagle Rock Energy Partners, L.P.’s purchase of CC Energy II L.L.C.

Address for Notices:	Address for Notices:

Eagle Rock Energy Partners, L.P.
Attention: Joe Schimelpfening
1415 Louisiana Street, Suite 2700
Houston, Texas 77002
Phone: (281) 408-1211
Fax: (281) 408-1352

9

Exhibit E-2

EXHIBIT A

CONSULTING SERVICES

Exhibit F-1

CONFIDENTIALITY, NON-COMPETE AND NON-SOLICITATION
AGREEMENT (TEXAS AND ARKANSAS)

This Confidentiality, Non-Compete and Non-Solicitation Agreement (the “Agreement”) is entered into as of                      , 2011, between [                ] (“Contributor”), and Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”).

RECITALS

WHEREAS, Contributor is a current employee of Crow Creek Operating Company II L.L.C. (“CC Operating”), which is a subsidiary of CC Energy II L.L.C. (the “Company”);

WHEREAS, Contributor may, at the option of the Partnership and subject to acceptance by Contributor of any offer of employment, become an employee of an affiliate of the Partnership (the “Partnership Employer”);

WHEREAS, Contributor has certain ownership interests (the “Company Interests”) in the Company;

WHEREAS, Contributor’s Company Interests include the goodwill of the Company;

WHEREAS, pursuant to the Membership Interest Contribution Agreement (the “Contribution Agreement”), which is being executed contemporaneously with this Agreement, Contributor has agreed to contribute his/her Company Interests to the Partnership in exchange for certain benefits;

[WHEREAS, on the Closing Date (as defined in the Contribution Agreement), Eagle Rock Energy G&P, LLC and Crow Creek Operating Company III L.L.C. will enter into a Services Agreement (the “Services Agreement”), under which Contributor may provide services to the Partnership and its affiliates];

[WHEREAS, on the Closing Date (as defined in the Contribution Agreement), Eagle Rock Energy G&P, LLC and Contributor will enter into a Consulting Agreement (the “Consulting Agreement”), under which Contributor may provide services to the Partnership and its affiliates;] and

WHEREAS, as a condition of entering into the Contribution Agreement, protecting the goodwill that is being transferred therein and any confidential information Contributor may receive as an employee of the Partnership Employer or pursuant to [the Services Agreement] [the Consulting Agreement], the Contributor and the Partnership (collectively the “Parties”) wish to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.                                      Confidential Information.  Contributor agrees and acknowledges that, because of his/her employment with CC Operating, the services he/she may provide pursuant to [the Services Agreement] [the Consulting Agreement], his/her ownership interests in the Company, the transactions contemplated by the Contribution Agreement and, if applicable, his/her employment with the Partnership Employer, he/she has acquired and may continue to acquire information regarding the Company Entities’ (as defined in the Contribution Agreement and referred to hereinafter as the “CC Group”) and the Partnership’s and its affiliates’ trade secrets and/or proprietary and confidential information, including, but not limited to, information about acquisitions, assets, contracts, leases, surveys, and plans, related to the CC Group’s and the Partnership’s and its affiliates’ past, present or anticipated business. Therefore, except as may be required by law, Contributor will not, at any time, disclose to others, permit to be disclosed, use, permit to be used, copy or permit to be copied, any trade secrets and/or proprietary or confidential information acquired (i) during his/her employment with CC Operating, (ii) during the time that Contributor had an ownership interest in the Company, (iii) in connection with the transactions contemplated by the Contribution Agreement, (iv) if applicable, during his/her employment with the Partnership Employer or (v) if applicable, during his/her service to the Partnership or its affiliates pursuant to [the Services Agreement] [the Consulting Agreement].  For purposes of this Section 1, it is agreed that proprietary and confidential information shall exclude (A) any information publicly available (other than from disclosure by Contributor in violation of this Agreement); and (B) any information which Contributor is required to disclose by law or legal process.

2.                                      Noncompetition And Non-solicitation.  In order to protect the Partnership’s legitimate business interests, including the protection and preservation of the goodwill that is being contributed by the Contributor to the Partnership, the Contributor agrees that beginning on the Closing Date, as such term is defined in the Contribution Agreement, and for one (1) year thereafter, the Contributor will not, directly or indirectly:

(a)                                  carry on or engage in (whether as a director, employee, agent, consultant or otherwise) a Competing Business within the Restricted Area, so long as the Partnership carries out business therein; or

(b)                                  solicit (or assist another in soliciting) any employees of the Partnership or its affiliates (including the Partnership Employer).

(c)                                  For purposes of this Agreement:

i.                                          “Competing Business” means any business concern (other than the Partnership) that engages in, or is planning to engage in, any activity related to the acquisition or sale of oil and gas properties, or any drilling or other development, operations or marketing activities relating to oil and gas properties.

ii.                                       “Restricted Area” means any area in Texas or Arkansas that is within one mile of any properties acquired by the Partnership pursuant to this Contribution Agreement.  The Contributor expressly

2

acknowledges and agrees that the Partnership carries out its business throughout the Restricted Area.

(d)                                  Reasonableness of Restrictions.  The Contributor understands and acknowledges that significant goodwill is being conveyed by him/her through the Contribution Agreement and that such goodwill is worthy of protection and that the Partnership’s need for the protection afforded by this Agreement is greater than any hardship the Contributor might experience by complying with its terms.  The Contributor agrees that the limitations as to time, geographic area, and scope of activity to be restrained contained in this Agreement are reasonable and are not greater than necessary to protect the goodwill that is being conveyed to the Partnership.

(e)                                  Acquisitions.  During the time period within which Contributor’s activities are restricted pursuant Section 2(a) above, Contributor (acting individually or through a Competing Business) may desire to acquire one or more packages of oil and gas properties (each a “Package”) which include oil and gas properties inside and outside the Restricted Area.  Notwithstanding the provisions of Section 2(a), no acquisition of a Package or any drilling or other development, operations or marketing activities relating to the oil and gas properties included therein shall constitute a violation of Section 2(a) so long as the amount of purchase price reasonably allocated to such oil and gas properties that are inside the Restricted Area constitutes less than fifteen percent (15%) of the acquisition price of the entire Package.

3.                                      Right to Injunction.  The Contributor acknowledges that his/her violation or threatened or attempted violation of the covenants contained in this Agreement will cause irreparable harm to the Partnership and that money damages would not be sufficient remedy for any breach of this Agreement.  The Contributor agrees that the Partnership shall be entitled as a matter of right to specific performance of the covenants in this Agreement, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Agreement, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by the Contributor or others acting on the Contributor’s behalf, without any showing of irreparable harm and without any showing that the Partnership does not have an adequate remedy at law.  In this connection, the Contributor covenants and warrants that he/she will not dispute in any proceeding that any given violation or further violation of the covenants contained herein: (a) will result in irreparable harm to the Partnership or (b) could not be remedied adequately at law.  The Partnership’s right to injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity, including the recovery of damages, attorney’s fees, costs and expenses.

4.                                      Miscellaneous.

(a)                                  Modification.  No Party has the authority to modify or amend this Agreement unless the modification or amendment is in writing and signed by each Party hereto.

3

(b)                                  Severability.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, the validity and enforceability of the remainder of this Agreement and the Contribution Agreement shall not in any way be affected, impaired or invalidated.

(c)                                  Waiver.  Any waiver of any term of this Agreement by the Partnership shall not operate as a waiver of any other term of this Agreement, nor shall any failure to enforce any provision of this Agreement operate as a waiver of the Partnership’s right to enforce any other provision of this Agreement.  Further, the Partnership’s non-action with respect to the breach of this or a similar agreement by any other party or entity will not constitute a wavier of the Partnership’s right to enforce any provision of this Agreement.

(d)                                  Attorney’s Fees.  In the event of any legal action concerning this Agreement, the Partnership shall be entitled to recover any and all reasonable costs and attorneys’ fees incurred in prosecuting or defending against such action, if the Partnership is the prevailing party.

(e)                                  Proper Construction.  The language of all parts of this Agreement shall in all cases be deemed to be the language chosen by the Parties to express their mutual intent and shall be construed as a whole according to its fair meaning, and not strictly for or against any of the Parties.  Moreover, the paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

(f)                                    Counterparts.  This Agreement may be executed in one or more counterparts (including facsimile or electronic counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

(g)                                 Termination.  In the event that the Contribution Agreement is terminated prior to the Closing in accordance with its terms, this Agreement shall thereupon terminate and be of no force or effect.

5.                                      Choice of Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas, without regard to the principles of conflicts of law thereof.

[Signature page follows]

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I HAVE READ THIS AGREEMENT CAREFULLY.  I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT THIS AGREEMENT IMPOSES UPON ME WITHOUT RESERVATION.  I SIGN THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND FREELY.

CONTRIBUTOR:

Name:

Date:

PARTNERSHIP:

EAGLE ROCK ENERGY PARTNERS, L.P.

By its general partner,
Eagle Rock Energy GP, L.P.

By its general partner,
Eagle Rock Energy G&P, LLC

By:
Name:	Joe Schimelpfening
Title:	Senior Vice President, Upstream Business

Date:

Signature Page to Confidentiality, Non-Compete and Non-Solicitation Agreement (Texas and Arkansas)

Exhibit F-2

CONFIDENTIALITY, NON-COMPETE AND NON-SOLICITATION
AGREEMENT (OKLAHOMA)

This Confidentiality, Non-Compete and Non-Solicitation Agreement (the “Agreement”) is entered into as of                          , 2011, between [                ] (“Contributor”), and Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”).

RECITALS

WHEREAS, Contributor is a current employee of Crow Creek Operating Company II L.L.C. (“CC Operating”), which is a subsidiary of CC Energy II L.L.C. (the “Company”);

WHEREAS, Contributor may, at the option of the Partnership and subject to acceptance by Contributor of any offer of employment, become an employee of an affiliate of the Partnership (the “Partnership Employer”);

WHEREAS, Contributor has certain ownership interests (the “Company Interests”) in the Company;

WHEREAS, Contributor’s Company Interests include the goodwill of the Company;

WHEREAS, pursuant to the Membership Interest Contribution Agreement (the “Contribution Agreement”), which is being executed contemporaneously with this Agreement, Contributor has agreed to contribute his/her Company Interests to the Partnership in exchange for certain benefits;

[WHEREAS, on the Closing Date (as defined in the Contribution Agreement), Eagle Rock Energy G&P, LLC and Crow Creek Operating Company III L.L.C. will enter into a Services Agreement (the “Services Agreement”), under which Contributor may provide services to the Partnership and its affiliates];

[WHEREAS, on the Closing Date (as defined in the Contribution Agreement), Eagle Rock Energy G&P, LLC and Contributor will enter into a Consulting Agreement (the “Consulting Agreement”), under which Contributor may provide services to the Partnership and its affiliates;] and

WHEREAS, as a condition of entering into the Contribution Agreement, protecting the goodwill that is being transferred therein and any confidential information Contributor may receive as an employee of the Partnership Employer or pursuant to [the Services Agreement] [the Consulting Agreement], the Contributor and the Partnership (collectively the “Parties”) wish to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1.                                      Confidential Information.  Contributor agrees and acknowledges that, because of his/her employment with CC Operating, the services he/she may provide pursuant to [the Services Agreement] [the Consulting Agreement], his/her ownership interests in the Company, the transactions contemplated by the Contribution Agreement and, if applicable, his/her employment with the Partnership Employer, he/she has acquired and may continue to acquire information regarding the Company Entities’ (as defined in the Contribution Agreement and referred to hereinafter as the “CC Group”) and the Partnership’s and its affiliates’ trade secrets and/or proprietary and confidential information, including, but not limited to, information about acquisitions, assets, contracts, leases, surveys, and plans, related to the CC Group’s and the Partnership’s and its affiliates’ past, present or anticipated business. Therefore, except as may be required by law, Contributor will not, at any time, disclose to others, permit to be disclosed, use, permit to be used, copy or permit to be copied, any trade secrets and/or proprietary or confidential information acquired (i) during his/her employment with CC Operating, (ii) during the time that Contributor had an ownership interest in the Company, (iii) in connection with the transactions contemplated by the Contribution Agreement, (iv) if applicable, during his/her employment with the Partnership Employer or (v) if applicable, during his/her service to the Partnership or its affiliates pursuant to [the Services Agreement] [the Consulting Agreement].  For purposes of this Section 1, it is agreed that proprietary and confidential information shall exclude (A) any information publicly available (other than from disclosure by Contributor in violation of this Agreement); and (B) any information which Contributor is required to disclose by law or legal process.

2.                                      Noncompetition And Non-solicitation.  In order to protect the Partnership’s legitimate business interests, including the protection and preservation of the goodwill that is being contributed by the Contributor to the Partnership, the Contributor agrees that beginning on the Closing Date, as such term is defined in the Contribution Agreement, and for one (1) year thereafter, the Contributor will not, directly or indirectly:

(a)                                  carry on or engage in (whether as a director, employee, agent, consultant or otherwise) a Competing Business within the Restricted Area, so long as the Partnership carries out business therein; or

(b)                                  solicit (or assist another in soliciting) any employees of the Partnership or its affiliates (including the Partnership Employer).

(c)                                  For purposes of this Agreement:

i.                                          “Competing Business” means any business concern (other than the Partnership) that engages in, or is planning to engage in, any activity related to the acquisition or sale of oil and gas properties, or any drilling or other development, operations or marketing activities relating to oil and gas properties.

ii.                                       “Restricted Area” means any area in Canadian County in Oklahoma, or any county that is contiguous to Canadian County (being the Counties of Blaine, Caddo, Cleveland, Grady, Kingfisher, Logan, McClain and Oklahoma).  The Contributor expressly acknowledges and

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agrees that the Partnership carries out its business throughout the Restricted Area.

(d)                                  Reasonableness of Restrictions.  The Contributor understands and acknowledges that significant goodwill is being conveyed by him/her through the Contribution Agreement and that such goodwill is worthy of protection and that the Partnership’s need for the protection afforded by this Agreement is greater than any hardship the Contributor might experience by complying with its terms.  The Contributor agrees that the limitations as to time, geographic area, and scope of activity to be restrained contained in this Agreement are reasonable and are not greater than necessary to protect the goodwill that is being conveyed to the Partnership.

3.                                      Right to Injunction.  The Contributor acknowledges that his/her violation or threatened or attempted violation of the covenants contained in this Agreement will cause irreparable harm to the Partnership and that money damages would not be sufficient remedy for any breach of this Agreement.  The Contributor agrees that the Partnership shall be entitled as a matter of right to specific performance of the covenants in this Agreement, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Agreement, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by the Contributor or others acting on the Contributor’s behalf, without any showing of irreparable harm and without any showing that the Partnership does not have an adequate remedy at law.  In this connection, the Contributor covenants and warrants that he/she will not dispute in any proceeding that any given violation or further violation of the covenants contained herein: (a) will result in irreparable harm to the Partnership or (b) could not be remedied adequately at law.  The Partnership’s right to injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity, including the recovery of damages, attorney’s fees, costs and expenses.

4.                                      Miscellaneous.

(a)                                  Modification.  No Party has the authority to modify or amend this Agreement unless the modification or amendment is in writing and signed by each Party hereto.

(b)                                  Severability.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, the validity and enforceability of the remainder of this Agreement and the Contribution Agreement shall not in any way be affected, impaired or invalidated.

(c)                                  Waiver.  Any waiver of any term of this Agreement by the Partnership shall not operate as a waiver of any other term of this Agreement, nor shall any failure to enforce any provision of this Agreement operate as a waiver of the Partnership’s right to enforce any other provision of this Agreement.  Further, the Partnership’s non-action with respect to the breach of this or a similar agreement by any other party or entity will not constitute a wavier of the Partnership’s right to enforce any provision of this Agreement.

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(d)                                  Attorney’s Fees.  In the event of any legal action concerning this Agreement, the Partnership shall be entitled to recover any and all reasonable costs and attorneys’ fees incurred in prosecuting or defending against such action, if the Partnership is the prevailing party.

(e)                                  Proper Construction.  The language of all parts of this Agreement shall in all cases be deemed to be the language chosen by the Parties to express their mutual intent and shall be construed as a whole according to its fair meaning, and not strictly for or against any of the Parties.  Moreover, the paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

(f)                                    Counterparts.  This Agreement may be executed in one or more counterparts (including facsimile or electronic counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

(g)                                 Termination.  In the event that the Contribution Agreement is terminated prior to the Closing in accordance with its terms, this Agreement shall thereupon terminate and be of no force or effect.

5.                                      Choice of Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Oklahoma, without regard to the principles of conflicts of law thereof.

[Signature page follows]

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I HAVE READ THIS AGREEMENT CAREFULLY.  I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT THIS AGREEMENT IMPOSES UPON ME WITHOUT RESERVATION.  I SIGN THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND FREELY.

CONTRIBUTOR:

Name:

Date:

PARTNERSHIP:

EAGLE ROCK ENERGY PARTNERS, L.P.

By its general partner,
Eagle Rock Energy GP, L.P.

By its general partner,
Eagle Rock Energy G&P, LLC

By:
Name:	Joe Schimelpfening
Title:	Senior Vice President, Upstream Business

Date:

Signature Page to Confidentiality, Non-Compete and Non-Solicitation Agreement (Oklahoma)

Exhibit G

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [                ], 2011, by and among Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”) and Natural Gas Partners VIII, L.P., a Delaware limited partnership (“NGP VIII”).  The Partnership and NGP VIII are referred to collectively herein as the “Parties.”

WHEREAS, unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings ascribed in Section 1;

WHEREAS, NGP VIII has acquired Common Units pursuant to that certain Membership Interest Contribution Agreement, dated as of             , 2011 (“Contribution Agreement”) among the Parties and certain other Persons named therein; and

WHEREAS, as an inducement to the willingness of NGP VIII to consummate the transactions contemplated by the Contribution Agreement, the Parties desire to provide certain registration rights to the Holders with respect to any Registrable Securities held by them upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                       Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Units” has the meaning set forth in the LP Agreement.

“Demand Notice” has the meaning set forth in Section 2(a).

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“Demand Registration” has the meaning set forth in Section 2(a).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Partner” means Eagle Rock Energy GP, L.P., a Delaware limited partnership, and its successor and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“Holder” means (i) NGP VIII, (ii) the Persons named on Annex B(1), (iii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 7(e) hereof, and (iv) any holder of Registrable Securities that have become Registrable Securities pursuant to subclause (iii) in the definition of “Registrable Securities” as a result of the amendment of Section 7.12 of the LP Agreement; provided that any Person referenced in clause (i), (ii) and/or (iii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Indemnified Persons” has the meaning set forth in Section 5.

“Initiating Holder” has the meaning set forth in Section 2(a).

“Losses” has the meaning set forth in Section 5.

“LP Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as may be amended from time to time.

“Parties” has the meaning set forth in the preamble.

“Partnership” has the meaning set forth in the preamble.

“Partnership Securities” means any equity interest of any class or series in the Partnership, including Common Units and Warrants.

“Person” means an individual or group, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Notice” has the meaning set forth in Section 2(b).

“Piggyback Registration” has the meaning set forth in Section 2(b).

(1)                                  We expect that this list is contemplated to be the NGP affiliates holding warrants on the closing date.

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“Piggyback Request” has the meaning set forth in Section 2(b).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or known to the Partnership to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Rights Agreements” means the agreements described on Annex A hereto.

“Registrable Securities” means (i) the                  Common Units acquired by NGP VIII pursuant to the Contribution Agreement, (ii) the Warrants held by NGP VIII and the Persons named on Annex B on the date hereof and (iii) if Section 7.12 of the LP Agreement is amended and NGP VIII and/or any of its Affiliates had registration rights under such section immediately prior to such amendment, all other Common Units owned by NGP VIII and/or any of its Affiliates; provided, however, that Registrable Securities shall not include any Partnership Securities for which Rule 144 of the Securities Act or another exemption from registration is available to enable the holder of Partnership Securities to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act or other similar applicable law (and without any limitation on volume, timing, recipients or intended method or methods of distribution, including through the use of an underwriter, that would not be applicable with a Registration Statement).  For the avoidance of doubt, (i) where this Agreement refers to a minimum number of Registrable Securities necessary for a matter to occur or to be permitted, such minimum number of Registrable Securities shall be determined considering the applicable Warrants (if any) on an as-converted basis and (ii) where this Agreement refers to allocation of rights on a pro rata basis to holders of Partnership Securities, such allocation shall be determined considering the applicable Warrants (if any) on an as-converted basis.

“Registration Expenses” has the meaning set forth in Section 4.

“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities under the Securities Act and other applicable law, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation

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hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Stand-Off Period” has the meaning set forth in Section 7(g).

“Suspension Period” has the meaning set forth in Section 2(a).

“Trading Day” means a day during which trading in the Common Units generally occurs.

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Warrants” means those warrants of the Partnership, each of which entitles the holder thereof, upon exercise thereof, to purchase one Common Unit at an exercise price of $6.00, and which may be exercised during a two year period after July 1, 2010.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall

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include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2.                                       Registration.

(a)                                  Demand Registration.

(i)                                     Any Holder or group of Holders that holds at least                        of the Registrable Securities(2) (as adjusted in each case to reflect splits, combinations, dividends and recapitalizations) (the “Initiating Holder”) that desires to sell shall have the option and right, exercisable by delivering a written notice to the Partnership (a “Demand Notice”), to require the Partnership to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 (the “Demand Registration”).

(ii)                                  Within two (2) Trading Days of the receipt of the Demand Notice, the Partnership shall give written notice of such Demand Notice to all Holders and shall, subject to the limitations of this Section 2(a), file a Registration Statement covering all of the Registrable Securities that the Holders shall in writing request (such request to be given to the Partnership within three (3) days of receipt of such notice of the Demand Notice given by the Partnership pursuant to this Section 2(a)(ii)) to be included in such Demand Registration as promptly as practicable as directed by the Initiating Holder in accordance with the terms and conditions of the Demand Notice and use all commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act and remain effective under the Securities Act for not less than six (6) months following the Effective Date or such shorter period when all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”); provided, however, (i) that the Partnership shall not be required to effect the registration of Registrable Securities pursuant to this Section 2(a) unless at least an aggregate of                       (3) of the Registrable Securities (as adjusted in each case to reflect splits, combinations, dividends and recapitalizations) are offered or the Registrable Securities are offered at an aggregate proposed offering price of not less than $25 million and (ii) the Effectiveness Period shall be extended by one (1) day for each additional day during any Suspension Period in effect following the Effective Date applicable thereto pursuant to Section 2(a)(iv).

(2)                                  Will include a number equal to 10% of the Registrable Securities outstanding immediately following closing.

(3)                                  Will include a number equal to 10% of the Registrable Securities outstanding immediately following closing.

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(iii)                               Subject to the other limitations contained in this Agreement, the Partnership is not obligated hereunder to effect more than (A) one (1) Demand Registration in any twelve (12) month period and (B) a total of four (4) Demand Registrations pursuant to this Agreement; provided however, that if Section 7.12 of the LP Agreement is amended and NGP VIII and/or any of its Affiliates had registration rights under such section immediately prior to such amendment, then the total number of Demand Registrations pursuant to this Agreement shall be increased to seven (7) less any demand registrations effected on behalf of NGP VIII and/or any of its Affiliates pursuant to Section 7.12(a) or (b) of the LP Agreement.

(iv)                              Notwithstanding any other provision of this Section 2(a), the Partnership shall not be required to: (A) file a Registration Statement pursuant to this Section 2(a) during the period starting with the date thirty (30) days prior to a good faith estimate by the General Partner, of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Partnership initiated registration; provided that the Partnership is actively employing commercially reasonable efforts to cause such registration statement to become effective; (B) effect a registration or file a Registration Statement for a period of up to one hundred twenty (120) days after the date of a Demand Notice for registration pursuant to this Section 2(a) if at the time of such request (1) the Partnership is engaged, or has plans to engage, within thirty (30) days of the time of such Demand Notice, in a firm commitment underwritten public offering of Common Units), or (2) the Partnership is currently engaged in a self-tender or exchange offer and the filing of a Registration Statement would cause a violation of the Exchange Act; or (C) effect a registration or file a Registration Statement for a period of up to ninety (90) days, if (1) the General Partner determines that a postponement is in the best interest of the Partnership and its Limited Partners generally due to a pending transaction involving the Partnership, (2) the General Partner determines such registration would render the Partnership unable to comply with applicable securities laws or (3) the General Partner determines such registration would require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that (i) in no event shall the Partnership postpone or defer any Demand Registration pursuant to this Section 2(a)(iv) and/or Section 7(g) for more than an aggregate of one hundred twenty (120) days in any twelve (12) month period, (ii) in the event the Partnership postpones or defers any Demand Registration pursuant to Section 2(a)(iv)(C)(2) or (3), then during such Suspension Period, the Partnership shall not engage in any transaction involving the offer, issuance, sale, or purchase of Partnership Securities (whether for the benefit of the Partnership or a third Person), except transactions involving the issuance or purchase of Partnership Securities as contemplated by Partnership employee benefit plans or employee or director arrangements or the Warrants, and (iii) in the event the Partnership postpones or defers any Demand Registration pursuant to Section 2(a)(iv)(C)(1), then during such Suspension Period, the Partnership shall (to the extent it has the contractual right) not permit any other holder of registration rights to effect a registration or file a registration statement.

(v)                                 Notwithstanding any other provision of this Section 2(a), if (A) the Holders intend to distribute the Registrable Securities covered by a Demand Registration

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by means of an underwriting and (B) the managing underwriter advises the Partnership that the inclusion of all of the Holders’ Registrable Securities in the subject Registration Statement would likely have an adverse effect in any material respect on the price, timing or distribution of the Partnership Securities proposed to be included in such offering or the market for the Common Units, then the Partnership shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall, subject to any preferential rights to be included pursuant to the Pre-Existing Rights, be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. In the event that the managing underwriter limits the number of Registrable Securities to be included in the Registration Statement pursuant to this Section 2(a)(v), unless at least the lesser of 80% of the aggregate Registrable Securities set forth in such Holders’ written requests pursuant to Section 2(a)(ii) and          Registrable Securities(4) are included in the subject Registration Statement, such Demand Registration shall not be considered for purposes of the limitations set forth in Section 2(a)(iii).

(vi)                              The Partnership may include in any such Demand Registration other Partnership Securities for sale for its own account or for the account of any other Person; provided that if the managing underwriter for the offering determines that the number of Partnership Securities proposed to be offered in such offering would likely have an adverse effect in any material respect on the price, timing or distribution of the Partnership Securities proposed to be included in such offering or the market for the Common Units, then, subject to any Pre-Existing Rights, the Registrable Securities to be sold by the Holders shall be included in such registration before any Partnership Securities proposed to be sold for the account of the Partnership or any other Person.

(vii)                           Subject to the limitations contained in this Agreement, the Partnership shall effect any Demand Registration on Form S-3 (except if the Partnership is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such Demand Registration shall be effected on another appropriate form for such purpose pursuant to the Securities Act) and if the Partnership becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities through a firm commitment underwriting shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Partnership); provided, however, that if at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Partnership that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Partnership will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(4)                                  Will fill in with a number that represents 1/4 of total Registrable Securities as of the closing.

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(viii)                        Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Partnership shall, (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such states as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix)                                In the event a Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Holder, the Partnership shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided that in no event shall the Partnership be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Partnership has received a written consent therefor from every Person for whom Partnership Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(b)                                 Piggyback Registration.

(i)                                     If the Partnership shall at any time propose to file a Registration Statement, other than pursuant to any Demand Registration, for an offering of Partnership Securities for cash (whether in connection with a public offering of Partnership Securities by the Partnership, a public offering of Partnership Securities by unitholders, or both, but excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or an offering on any registration statement form that does not permit secondary sales), the Partnership shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least two (2) Trading Days before) the anticipated filing date (the “Piggyback Notice”).  The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Registration Statement the number of Registrable Securities as they may request (a “Piggyback Registration”).  The Partnership shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Partnership has received written requests within three (3) days after mailing of the Piggyback Notice (“Piggyback Request”) for inclusion therein.  If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Partnership, such Holder

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shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Partnership with respect to offerings of Partnership Securities, all upon the terms and conditions set forth herein.

(ii)                                  If the Registration Statement under which the Partnership gives notice under this Section 2(b) is for an underwritten offering, the Partnership shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Partnership.  If the managing underwriter or managing underwriters of such offering advise the Partnership and the Holders in writing that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities in the subject Registration Statement (or any other Partnership Securities proposed to be included in such offering) would likely have an adverse effect in any material respect on the price, timing or distribution of the Partnership Securities proposed to be included in such offering or the market for the Common Units, the Partnership shall include in such offering only that number or amount, if any, of Partnership Securities proposed to be included in such offering that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such effect, with such number to be allocated, subject to the rights of any holder that has priority by virtue of any Pre-Existing Rights, as follows:  (i) first, to the Partnership or the Person or Persons demanding such underwritten Offering and (ii) if there remains availability for additional Partnership Securities to be included in such registration, second pro-rata among all Holders desiring to register Registrable Securities and all other holders of Partnership Securities who may be seeking to register such Partnership Securities based on the number of Partnership Securities such Holder or holder is entitled to include in such registration.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Partnership and the managing underwriter(s) delivered on or prior to the time of pricing of such offering.  Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii)                               The Partnership shall have the right to terminate or withdraw any registration initiated by it under this Section 2(b) prior to the Effective Date of such Registration Statement whether or not any Holder has elected to include Registrable Securities in such Registration Statement.  The registration expenses of such withdrawn registration shall be borne by the Partnership in accordance with Section 4 hereof.

(c)                                  Subject to Section 2(a)(iii), all registration rights granted under this Section 2 shall continue to be applicable with respect to any Holder for so long as may be required for each such Holder to sell all of the Registrable Securities held by such Holder (without any limitation on volume, timing, recipients or intended method or methods of distribution, including through the use of an underwriter, that would not be applicable with a registration under the Securities Act).

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(d)                                 Any Demand Notice or Piggyback Request shall (i) specify the Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s present intent to offer such Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(e)                                  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(f)                                    The Holders hereby acknowledge that the Registration Rights Agreements and Section 7.12 of the LP Agreement grant certain registration rights (the “Pre-Existing Rights”) to the Persons referred to therein and that the Pre-Existing Rights may be inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement and may otherwise conflict with the provisions hereof.  Any rights of the Holders hereunder and any obligations of the Partnership hereunder shall be limited and appropriately modified to the extent that such rights or obligations conflict with the exercise of the Pre-Existing Rights by any holder(s) thereof.  The Partnership hereby acknowledges that the exercise of any right granted to Holders hereunder shall not constitute an exercise of any Pre-Existing Rights by such Holder. The Partnership will not enter into any agreement during the term of this Agreement which would allow any holder of Partnership Securities to include Partnership Securities in any Registration Statement filed by the Partnership in a manner that would violate in any material respect the rights granted to the Holders hereunder.

3.                                       Registration Procedures.

The procedures to be followed by the Partnership and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Partnership and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(a)                                  The Partnership will, at least three (3) days prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), (i) unless available to the Holders through public filings with the Commission, furnish to such Holders copies of all such documents proposed to be filed and (ii) use its reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose within two (2) days of the delivery of such copies to the Holders.

(b)                                 The Partnership will use commercially reasonable efforts to as promptly as reasonably possible (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this

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Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling Holders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Partnership.

(c)                                  The Partnership will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(d)                                 The Partnership will notify such Holders as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Partnership whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Partnership shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling Holders, but not information which the Partnership believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of (but not the nature or details concerning) any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Partnership shall be required pursuant to this clause (v) in the event that the Partnership either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading).

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(e)                                  The Partnership will use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period is over.

(f)                                    During the Effectiveness Period, the Partnership will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Partnership will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(g)                                 The Partnership will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period.  The Partnership consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h)                                 The Partnership will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing.  In connection therewith, if required by the Partnership’s transfer agent, the Partnership will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(i)                                     Upon the occurrence of any event contemplated by Section 3(d)(v), subject to Section 2(a)(iv), as promptly as reasonably possible, the Partnership will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)                                     Such Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (i) such Holders provide written notice to the Partnership of

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their intention to distribute Registrable Securities by means of an underwritten offering, (ii) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (iii) the managing underwriter or managing underwriters thereof shall be designated by the Initiating Holder in the case of a Demand Registration (provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Partnership) or by the Partnership in the case of a registration initiated by the Partnership, (iv) each Holder participating in such underwritten offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (v) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Partnership hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(k)                                  In the event such Holders seek to complete an underwritten offering, for a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Partnership will make available upon reasonable notice at the Partnership’s principal place of business or such other reasonable place for inspection by the managing underwriter or managing underwriters selected in accordance with Section 3(j) such financial and other information and books and records of the Partnership, and cause the officers, employees, counsel and independent certified public accountants of the Partnership to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(l)                                     In connection with any registration of Registrable Securities pursuant to this Agreement, the Partnership will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

4.                                       Registration Expenses.  All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (excluding any Selling Expenses) shall be borne by the Partnership, whether or not any Registrable Securities are sold pursuant to a Registration Statement.  “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Partnership Securities and of printing prospectuses if the printing of prospectuses is

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reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Partnership, (v) Securities Act liability insurance, if the Partnership so desires such insurance and (vi) fees and expenses of all other Persons retained by the Partnership in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Partnership shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

5.                                       Indemnification.  If requested by a Holder, the Partnership shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in Section 2 and provide representations, covenants, opinions and other assurances to any underwriter in form and substance reasonably satisfactory to such underwriter and the Partnership.  Further, the Partnership shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.  The Partnership shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Partnership is aware in connection with the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary herein, this Section 5 shall survive any termination or expiration of this Agreement indefinitely.

6.                                       Facilitation of Sales Pursuant to Rule 144.  To the extent it shall be required to do so under the Exchange Act, the Partnership shall timely file the reports required to be filed by

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it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.  Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Partnership shall deliver to such Holder a written statement as to whether it has complied with such requirements.

7.                                      Miscellaneous.

(a)                                  Remedies.  In the event of a breach by the Partnership of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Partnership agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)                                 Discontinued Disposition.  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Partnership of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(d), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Partnership that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Partnership may provide appropriate stop orders to enforce the provisions of this Section 7(b).

(c)                                  Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Partnership and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment.  The Partnership shall provide prior notice to all Holders of any proposed waiver or amendment.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d)                                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 7(d) prior to 5:00 p.m. (Eastern Standard Time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to

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whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Partnership	Eagle Rock Energy Partners
Attention: Charles C. Boettcher
Senior Vice President and General Counsel
1415 Louisiana Street, Suite 2700
Houston, Texas 77002
	Phone:	(281) 408-1260
	Fax:	(281) 715-4142

If to NGP VIII or any of its Affiliates:	c/o Natural Gas Partners
Attention: Christopher Ray
125 E. John Carpenter Fwy., Suite 600
Irving, Texas 75062
	Phone:	(972) 432-1444
	Phone:	(972) 432-1441

If to any other Person who is then the registered Holder:

To the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing hereafter, in the same manner, by such Person.

(e)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  Except as provided in this Section 7(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Partnership and NGP VIII.  Notwithstanding anything in the foregoing to the contrary, the registration rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) that such transferee is an Affiliate of NGP VIII  or such transferee receives in such transfer at least                         (5) of the Common Units constituting Registrable Securities or at least                          of the Warrants constituting Registrable Securities, (ii) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (iii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement.  The Partnership may not assign its respective rights or obligations hereunder without the prior written consent of NGP VIII.

(5)                                  Will fill in a number equal to 25% of the outstanding Registrable Securities as of closing.

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(f)                                    Third Party Beneficiaries.  Other than the Holders (other than NGP VIII), there are no third party beneficiaries having rights under or with respect to this Agreement.

(g)                                 “Market Stand-Off” Agreement.  In connection with any underwritten offering of Partnership Securities, each Holder holding five percent (5%) or more of the Partnership’s voting securities (each a “5% Holder”) hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any Partnership Securities held by such Holder (other than those included in such offering) for a period specified by the representative of the underwriters of Partnership Securities not to exceed ninety (90) days following the closing date of the offering of Partnership Securities (the “Stand-Off Period”); provided that all officers and directors of the General Partner and holders of at least five percent (5%) of the Partnership’s voting securities enter into similar agreements and only if such Persons remain subject thereto (and are not released from such agreement) for such Stand-Off Period.  Each 5% Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Partnership or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In addition, if requested by the Partnership or the representative of the underwriters of Partnership Securities, each Holder shall provide, within three (3) days of such request, such information as may be required by the Partnership or such representative in connection with the completion of any public offering of the Partnership Securities pursuant to a Registration Statement.   The obligations described in this Section 7(g) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.  The Partnership may impose stop-transfer instructions with respect to Common Units (or other securities) subject to the foregoing restriction until the end of the Stand-Off Period.

(h)                                 Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(i)                                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law.

(j)                                     Submission to Jurisdiction.  Each of the Parties irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and any appellate court from and thereof, in any action or proceeding arising out of or relating to this Agreement, or for the recognition or enforcement of any judgment, and each of the Parties irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware court or, to the fullest extent permitted by applicable law, in such federal court.  The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(k)                                  Waiver of Venue.  The Parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7(j) and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(l)                                     Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(m)                               Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n)                                 Entire Agreement.  This Agreement, together with the other Transaction Documents, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby or in the other Transaction Documents, whether oral or written.

(o)                                 Headings; Section References.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  Unless otherwise stated, references to Sections, Schedules and Exhibits are to the Sections, Schedules and Exhibits of this Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

NATURAL GAS PARTNERS VIII, L.P.

By:	G.F.W. Energy VIII, L.P.,
its general partner

	By:	GFW VIII, L.L.C.,
its general partner

By:
Name:
Title:

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

By:
		Name:	Joe Mills
		Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement

Annex A

Registration Rights Agreements

Exhibit H

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of           , 2011 by and among Natural Gas Partners VIII, L.P., a Delaware limited partnership (“NGP VIII”), and Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership” and collectively, with NGP VIII and any other NGP VIII Party, the “Parties”).   Certain capitalized and other terms used in this Agreement are defined on Schedule A hereto.

WHEREAS, the Parties, along with certain other Persons, have entered into that certain Membership Interest Contribution Agreement dated as of             , 2011 (“Contribution Agreement”) pursuant to which the Partnership has issued on the date hereof                    Common Units (the “Issued Securities”) to NGP VIII; and

WHEREAS, the Parties’ entering into this Agreement is a condition to the Partnership’s obligation to consummate the transactions contemplated by the Contribution Agreement;

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

SECTION 1.                            VOTING PROVISIONS

Section 1.1                                      Voting of Partnership Securities.  The Parties acknowledge and agree that the power of attorney and proxy granted in Section 1.5 hereof shall be used to vote all Subject Securities Beneficially Owned by any NGP VIII Party for, against or to abstain (or consent) on all matters submitted to a vote of Voting Securities, either (a) in the case of a vote on a matter at a unitholders meeting, in the same proportion as the votes are cast by holders of all Other Voting Securities on such matter at such meeting “for”, “against” or “abstain” (provided, that if, for purposes of such matter, (1) “broker non-votes” have the effect of votes against such matter, such “broker non-votes” shall be considered votes against such matter for purposes of this Section 1.1 or (2) “broker non-votes” have the effect of abstentions but do not also have the effect of votes against such matter, such “broker non-votes” shall be considered abstentions for purposes of this Section 1.1) in relation to the total number of Other Voting Securities that are entitled to vote on such matter and (b) in the case of written consents, so that the percentage of Subject Securities Beneficially Owned by the NGP VIII Parties consented to on any matter equals the percentage of all Other Voting Securities entitled to consent on such matter so consented as of the date of such consent.   Notwithstanding anything to the contrary in the foregoing, this Section 1.1 shall not apply to (A) any vote contemplated by the following provisions of the Partnership Agreement:  (i) the first sentence of Section 11.2, (ii) Section 13.3(d) and (iii) Section 13.3(e) and (B) any vote to the extent that pursuant to the Partnership Agreement the NGP VIII Parties are not entitled to vote on such matter ((A) and (B) collectively, the “Reserved Matters”).

Section 1.2                                      Presence at Meetings.  To the extent that the power of attorney and proxy granted in Section 1.5 hereof does not accomplish such presence (provided that the Partnership will use commercially reasonable efforts to cause such power of attorney and proxy to accomplish such presence), at the written request of the Partnership given with reasonable (but no less than five Business Days) notice, the NGP VIII Parties shall cause any Subject Securities

Beneficially Owned by the NGP VIII Parties not otherwise required to be present at a unitholders meeting for purposes of voting for, against or to abstain in respect of a particular matter in compliance with Section 1.1 (because they represent the proportional allocation to Other Voting Securities not represented at the meeting) to be present for purposes of calculating a quorum at such meeting. Notwithstanding anything to the contrary in the foregoing, this Section 1.2 shall not apply to the Reserved Matters.

Section 1.3                                      Transfer of Voting Restrictions.  The NGP VIII Parties agree that they will not Transfer any Subject Securities to any Affiliate unless and until such transferee has agreed in writing to be bound by this Agreement by execution of a Joinder Agreement (which such execution shall be deemed, for all purposes, to be the execution of this Agreement), with such transferee being deemed to be an NGP VIII Party for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement other than Section 3.8, this Agreement does not restrict the ability of any NGP VIII Party to Transfer any Subject Securities to any non-Affiliate at any time or from time to time, and no such non-Affiliate transferee (and no Subject Securities Transferred to any non-Affiliate provided that following such Transfer no NGP VIII Party Beneficially Owns such Subject Securities) will be bound by this Agreement.

Section 1.4                                      Legends.  The NGP VIII Parties agree that stop transfer instructions reflecting the terms of this Agreement will be given to the Partnership’s transfer agent with respect to the Subject Securities and that there will be placed on the certificates representing all Subject Securities an appropriate legend to ensure compliance with the terms of this Agreement.  The Partnership agrees to cause such instructions and legends to be removed with respect to any Subject Securities no more than one Business Day after the later of (a) the time this Agreement no longer applies to such Subject Securities and (b) the date that the relevant NGP VIII Party requests such removal by notice pursuant to this Agreement.

Section 1.5                                      Proxy.  Each of the NGP VIII Parties hereby revokes any and all previous proxies granted with respect to the Subject Securities. By entering into this Agreement, each of the NGP VIII Parties hereby grants a power-of-attorney and proxy appointing the General Partner (to be exercised by the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the Corporate Secretary (or any of them individually) of the general partner of the General Partner), with full power of substitution, as such NGP VIII Party’s attorney-in-fact and proxy, for and in such NGP VIII Party’s name, to be counted as present and to vote, to execute written consents or otherwise to act on behalf of such NGP VIII Party with respect to the Subject Securities in compliance with the obligations of the NGP VIII Parties pursuant to Section 1.1 and 1.2 (subject to the exclusions in Sections 1.1 and 1.2 with respect to the Reserved Matters).  The power-of-attorney and proxy granted by the NGP VIII Parties pursuant to this Section 1.5 is irrevocable, is coupled with an interest, shall survive and not be affected by the subsequent bankruptcy, dissolution or other similar event with respect to the principal, and is granted in order to secure the NGP VIII Parties’ performance under this Agreement and also in consideration of the Partnership entering into this Agreement and the Contribution Agreement. The power-of-attorney and proxy granted by each of the NGP VIII Parties continues for the term of this Agreement and shall be automatically revoked (a) upon termination of this Agreement in accordance with its terms and (b) with respect to any Subject Securities, upon Transfer of such Subject Securities to a non-Affiliate of the NGP VIII Parties provided that following such Transfer no NGP VIII Party Beneficially Owns such Subject Securities. The NGP VIII Parties

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agree not to attempt to revoke, frustrate the exercise of, or challenge the validity of, the irrevocable proxy granted pursuant to this Section 1.5.

SECTION 2.                            REPRESENTATIONS AND WARRANTIES

Section 2.1                                      Representations and Warranties of the Partnership.  The Partnership represents and warrants to the NGP VIII Parties that (a) the Partnership is a partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the limited partnership power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Partnership and (c) this Agreement has been duly executed and delivered by the Partnership and constitutes a valid and binding obligation of the Partnership, and is enforceable against the Partnership in accordance with its terms.

Section 2.2                                      Representations and Warranties of the NGP VIII Parties.  Each NGP VIII Party represents and warrants to the Partnership that (a) with respect to each NGP VIII Party that is not a natural person, such NGP VIII Party is an entity duly organized, validly existing and in good standing under the laws of its state of formation and has the power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by each of the NGP VIII Parties and the consummation thereby of the transactions contemplated hereby have been duly authorized by all necessary action on its part and no other proceedings on its part are necessary to authorize this Agreement or any of the transactions contemplated hereby and (c) this Agreement has been duly executed and delivered by each of the NGP VIII Parties and constitutes a valid and binding obligation of each of them, and is enforceable against each of them in accordance with its terms.

SECTION 3.                            MISCELLANEOUS

Section 3.1                                      Term.  This Agreement shall terminate upon the occurrence of both of the following:  (A) the date on which the NGP Entities collectively Beneficially Own (inclusive of any Voting Securities issuable upon exercise of any Warrants Beneficially Owned by the NGP Entities) less than 25% of the Outstanding Voting Securities (inclusive of any Voting Securities issuable upon exercise of any Warrants Beneficially Owned by the NGP Entities) and (B) the delivery by the NGP VIII Parties to the Partnership of a notice as to the occurrence of such event and the resulting termination of this Agreement.  This Agreement shall also terminate immediately if the definition of “Outstanding” contained in the Partnership Agreement is amended in a manner adverse to the NGP Entities in any material respect.

Section 3.2                                      Notices.  Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in person or sent by United States mail (postage prepaid, return receipt requested) or facsimile to the applicable addresses set forth below.  Any such notice shall be effective upon receipt only if received during normal business hours or, if not received during normal business hours, on the next Business Day.

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The Partnership:	Eagle Rock Energy Partners, L.P.
Attention: Charles C. Boettcher
Senior Vice President and General Counsel
Eagle Rock Energy G&P, LLC
(general partner of the general partner of
Eagle Rock Energy Partners, L.P.)
1415 Louisiana Street, Suite 2700
Houston, Texas 77002
Phone: (281) 408-1260
Fax: (281) 715-4142

The NGP VIII Parties:	[ ]
Attention:

Phone:
Fax:

Attention:

Phone:
Fax:

Each Party may, by written notice so delivered, change its address for notice purposes hereunder.

Section 3.3                                      Amendments; No Waivers.

(a)                                  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(b)                                 No failure or delay by any Party hereto in the exercise of any right hereunder shall impair such right or be construed as a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 3.4                                      Successors.  All covenants and other agreements contained in this Agreement by or on behalf of any of the Parties bind and inure to the benefit of their respective successors whether so expressed or not.

Section 3.5                                      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any

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such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.6                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the Parties hereto.

Section 3.7                                      Specific Performance.  The Parties each acknowledge and agree, and agree not to assert otherwise in any proceeding, that a breach or threatened breach of any of the provisions of this Agreement by a Party will cause irreparable injury to the other Parties to this Agreement for which remedies at law would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by any of them of the provisions of this Agreement, in addition to any remedies at law, the aggrieved Party, without posting any bond and without any showing of irreparable injury, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.  The provisions of this Section 3.7 are without prejudice to any other rights that the Parties hereto may have for any breach of this Agreement.  The Parties further agree not to assert in any proceeding that grounds for any equitable relief are not satisfied.

Section 3.8                                      Protections and Benefits of Agreement.  None of the NGP VIII Parties shall take any knowing or intentional action to deprive the Partnership of the benefits and protections afforded by this Agreement, including without limitation selling any of the Subject Securities to a Person that is not an Affiliate of the NGP VIII Parties with an agreement or understanding that such Subject Securities will be re-purchased by the NGP VIII Parties or any of their Affiliates free and clear of any restrictions contained in this Agreement or with an agreement or understanding to vote such Subject Securities in a manner directed by the NGP VIII Parties.

Section 3.9                                      Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of Delaware, without regard to the conflict of law principles thereof.  Any suit, action or proceeding arising out of or relating to this Agreement shall only be instituted in the Delaware Chancery Court, and if such court should decline jurisdiction, then in the Federal courts within the State of Delaware.  Each Party agrees to personal jurisdiction in any action brought in any court within the State of Delaware having subject matter jurisdiction over the matters arising under this Agreement.  Each Party waives any objection which it may have now or hereafter to the laying of the venue of such action or proceeding and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.  The Parties unconditionally waive any right to trial by jury in any such suit, action or proceeding.

*    *    *    *    *

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first referred to above.

NATURAL GAS PARTNERS VIII, L.P.

By:	,
its general partner

By:
Name:
Title:

Title:

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC.,
its general partner

By:
Name: Joe Mills
Title: Chief Executive Officer

[Signature page to Voting Agreement]

Schedule A

DEFINED TERMS

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that, for purposes of Section 3, the NGP VIII Parties and the NGP Entities shall be deemed to Beneficially Own any Voting Securities that such Persons have the enforceable right to acquire “beneficial ownership” thereof irrespective of when such right may be exercised.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.

“Common Unit” shall have the meaning assigned to such term in the Partnership Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Joinder Agreement” means a Joinder Agreement in the form attached hereto as Schedule B.

“General Partner” means Eagle Rock Energy GP, L.P., a Delaware limited partnership and the general partner of the Partnership.

“NGP Entities” means, collectively, (a) the NGP VIII Parties, (b) all other NGP Parties (as defined in the Partnership Agreement) and (c) NGP Income Co-Investment Fund II L.P. (regardless of whether such fund constitutes an NGP VIII Party or an NGP Party).

“NGP VIII Parties” means NGP VIII and each Person that executed a Joinder Agreement.

“Other Voting Securities” means all Voting Securities other than the Subject Securities that are, for purposes of the applicable vote or on the relevant date of determination (as the case may be), Outstanding.

“Outstanding” shall have the meaning assigned to such term in the Partnership Agreement.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as may be amended from time to time.

“Person” shall mean any individual, partnership (limited or general), joint venture, limited liability company, corporation, association, business entity, trust, business trust, unincorporated organization, government or department or agency of a government.

“Subject Securities” means (a) the Issued Securities; (b) any Voting Securities into which any Subject Securities are exchanged or converted into, whether pursuant to a unit split, unit distribution, reorganization, recapitalization, merger, share exchange, amalgamation or other similar transaction and (c) any Voting Securities distributed to the NGP VIII Parties as a distribution on any Subject Securities.

“Transfer” shall mean any sale, exchange, transfer or other disposition, and “to Transfer” shall mean to sell, exchange, transfer or otherwise dispose of.  For purposes of the first sentence of Section 1.3, “Transfer” shall include any pledge or encumbrance and “to Transfer” shall include to pledge or encumber.

“Voting Securities” shall mean the Common Units and, with respect to a particular matter to be voted upon, any other limited partner interest in the Partnership that is entitled to vote with the Common Units in respect of such matter.

“Warrants” shall mean the warrants to purchase Common Units issued pursuant to that certain Warrant Agreement dated as of         , 2010 between the Partnership and American Stock Transfer & Trust Company, LLC.

Schedule A - 2

Schedule B

JOINDER AGREEMENT

WHEREAS, Natural Gas Partners VIII, L.P., a Delaware limited partnership (“NGP VIII”), Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”) and any other NGP VIII Party heretofore executed and delivered a Voting Agreement (“Voting Agreement”), dated as of             , 2011; and

WHEREAS, each NGP VIII Party has agreed that it will not Transfer any Subject Securities to any Affiliate unless and until such transferee has agreed in writing to be bound by the Voting Agreement by execution of a Joinder Agreement (which such execution shall be deemed, for all purposes, to be the execution of the Voting Agreement), with such transferee being deemed to be an NGP VIII Party for purposes of the Voting Agreement;

WHEREAS, an NGP VIII Party desires to Transfer Subject Securities to the Person named on the signature page hereto (the “Transferee”);

WHEREAS, the Transferee acknowledges that such Subject Securities are subject to the terms of the Voting Agreement, including the proxy granted thereunder; and

WHEREAS, the Transferee desires to be bound by the terms of the Voting Agreement as an NGP VIII Party.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Voting Agreement.

NOW, THEREFORE, the Transferee hereby agrees for the benefit of the Partnership, as follows:

1.             Joinder.  The Transferee hereby acknowledges that it has received and reviewed a copy of the Voting Agreement and all other documents it deems fit to enter into this Joinder Agreement (the “Joinder Agreement”), and acknowledges and agrees (i) to join and become a party to the Voting Agreement by execution of this Joinder Agreement; (ii) to be bound by all covenants, agreements, representations, warranties, indemnities and acknowledgments attributable to the NGP VIII Parties as if made by, and with respect to, such Transferee; (iii) to perform all obligations and duties required and be entitled to all the benefits of the NGP VIII Parties under the Voting Agreement; and (iv) that any Subject Securities Beneficially Owned by the Transferee shall be subject to the terms and conditions of the Voting Agreement, including the proxy granted thereunder.

2.             Representations and Warranties and Agreements of the Transferee.  Each of the undersigned hereby represents and warrants to and agrees with the Partnership that it has all requisite power and authority to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transaction contemplated hereby and that when this Joinder Agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against the Transferee in accordance with its terms.

3.             Counterparts.  This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or via facsimile), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

4.             Amendments.  No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Transferee and the Partnership.

5.             Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

6.             Governing Law.  This Joinder Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of Delaware, without regard to the conflict of law principles thereof.  Any suit, action or proceeding arising out of or relating to this Joinder Agreement shall only be instituted in the Delaware Chancery Court, and if such court should decline jurisdiction, then in the Federal courts within the State of Delaware.  Each party agrees to the personal jurisdiction in any action brought in any court within the State of Delaware having subject matter jurisdiction over the matters arising under this Joinder Agreement.  Each party waives any objection which it may have now or hereafter to the laying of the venue of such action or proceeding and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.  The parties unconditionally waive any right to trial by jury in any such suit, action or proceeding.

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

TRANSFEREE:

By:
Name:

Accepted and Acknowledged:

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

By:
Name:
Title:

Exhibit I

SPOUSAL CONSENT

I, the undersigned and spouse of                                                 , hereby consent to the assignment, transfer and delivery by the undersigned’s spouse of all of the Company Interests of CC Energy II L.L.C., a Delaware limited liability company (the “Company”), held by the undersigned’s spouse to Eagle Rock Energy Partners, L.P. (the “Partnership”), a Delaware limited partnership, as contemplated by and in accordance with the terms of that certain Membership Interest Contribution Agreement (the “Agreement”) dated                          , 2011 by and among the Company, Crow Creek Energy II L.L.C., Crow Creek Operating Company II L.L.C., my spouse, certain other contributors and the Partnership.  In connection with such consent, effective from and after the Closing, the undersigned hereby waives and releases, on behalf of himself or herself, his or her executors, representatives and assigns, any and all claims and rights to an ownership interest in the Company Interests that he or she may have, whether pursuant to community property laws or otherwise.

The undersigned acknowledges and agrees that this consent and waiver is irrevocable without the consent of the Partnership.

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Spousal Consent as of the          day of                          2011.

Signature:

Printed Name:

Exhibit J-1

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (“Release”) is made and entered into on                              , 2011, by and among (1)                                              (“Employee-Contributor”), (2) CC Energy II L.L.C., a Delaware limited liability company (the “Company”), Crow Creek Operating Company II L.L.C. (“CC Operating”), a Delaware limited liability company, and Crow Creek Energy II L.L.C., a Delaware limited liability company (collectively the “Company Entities”), and (3) Eagle Rock Energy Partners, L.P, a Delaware limited partnership (the “Partnership”).  Employee-Contributor, the Company Entities and the Partnership are hereinafter referred to, collectively, as the “Parties” and, individually, as a “Party.” Any defined term used herein but not otherwise defined shall have the meaning given such term in the Contribution Agreement (as hereinafter defined).

RECITALS

WHEREAS, Employee-Contributor is an at-will employee of CC Operating, which is a subsidiary of the Company and one of the Company Entities;

WHEREAS, Employee-Contributor has certain ownership interests (the “Company Interests”) in the Company;

WHEREAS, pursuant to the Membership Interest Contribution Agreement (the “Contribution Agreement”), which is being executed contemporaneously with this Release, Employee-Contributor has agreed to contribute his/her Company Interests to the Partnership in exchange for the Contribution Consideration allocated to Contributor pursuant to the Contribution Agreement (the “Employee-Contributor Contribution Consideration”);

WHEREAS, Employee-Contributor’s employment with CC Operating will terminate at the Closing; and

WHEREAS, the Parties desire to mutually release each other from claims and causes of action as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       Prior Rights and Obligations.  The Parties agree that this Release, the Contribution Agreement, and any other agreements entered into pursuant to the Contribution Agreement [(including the applicable Confidentiality, Non-Compete and Non-Solicitation Agreement[ and the applicable Consulting Agreement])] will extinguish and supersede all rights, if any, which Employee-Contributor or the Company Entities may have, contractual or otherwise, relating to (a) the Employee-Contributor’s continued employment with, or termination from employment, with any of the Company Entities or (b) Employee-Contributor’s ownership of any equity or other interests in any of the Company Entities (including any incentive units, options, warrants or other rights to acquire any equity or other interest in any of the Company Entities whether vested or unvested as of the date hereof), including any rights under the Company Entities’ certificate of formation, limited liability company agreement or similar organizational documents or agreements, including (i) the Amended and Restated Operating Agreement of the Company, dated as of October 31, 2006, as amended as of the date hereof (the “Company LLC Agreement”), (ii) the Voting and Members Agreement, effective as of October 31, 2006, by and among the Company, Natural Gas Partners VIII, L.P. and certain other parties thereto (the “Voting Agreement”) and (iii) as applicable, the Subscription and Contribution Agreement, effective as of October 31, 2006, by and among the Company, Natural Gas Partners VIII, L.P., and certain management subscribers, as amended as of the date hereof (the “Subscription Agreement” and collectively, the “Organizational Documents”).

2.                                       Consideration.  The Parties agree that by mutually releasing any claims that they might have against each other, their respective releases in this Release are supported by sufficient consideration.  Furthermore, Employee-Contributor agrees and acknowledges that the Employee-Contributor Contribution Consideration and other benefits received by Employee-Contributor pursuant to the Contribution Agreement are further consideration for Employee-Contributor’s release in this Release.

3.                                       The Company Entities’ and the Partnership’s Release of Claims Against Employee-Contributor.  Each of the Company Entities and the Partnership releases and discharges Employee-Contributor from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising under the Organizational Documents, (2) relating to Employee-Contributor’s ownership of any equity or other interests in any of the Company Entities, (3) relating to actions or omissions of Employee-Contributor, in each case to the extent that such actions or omissions relate to the ownership or operation of the Company Entities, or (4) in connection with Employee-Contributor acting in his or her capacity as an employee of CC Operating at or prior to Closing, including in each case any and all claims which any of the Company Entities or the Partnership does not know or suspect to exist in its favor as of the date hereof or upon Closing (collectively, the “Company’s Released Claims”); provided, however, the Company’s Released Claims shall not include such claims or causes of action that arise out of (i) the representations, warranties or covenants made by Employee-Contributor in this Release or by Employee-Contributor or the Company Entities in the Contribution Agreement or the other documents and instruments delivered pursuant thereto or (ii) any right under the Contribution Agreement or any other agreement to which the Partnership and Employee-Contributor are parties.  Each of the Company Entities and the Partnership agrees not to file or permit to be filed or accept benefit from any claim, complaint or petition relating to the Company’s Released Claims; provided, however, this shall not limit any of the Company Entities or the Partnership from filing an action for the sole purpose of enforcing its rights under this Release.  THE RELEASES APPLY TO ALL CLAIMS, AND EACH OF THE COMPANY ENTITIES AND THE PARTNERSHIP AGREES TO WAIVE THE BENEFITS OF ANY LAW

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(INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE RELEASED PARTY.

4.                                       Employee-Contributor’s Release of Claims Against the Company Entities and the Partnership.

(a)                                  Release of Claims Arising out Employee-Contributor’s Employment.  Employee-Contributor releases and discharges the Company Entities and the Partnership, along with their owners, partners, members, affiliates, officers, directors, employees, agents, attorneys, and insurers (collectively, the “Company Released Parties”), from any and all claims, demands and causes of action, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever, arising from Employee-Contributor’s employment, or termination from employment, at CC Operating, including any claims for salary, benefits, expenses, costs, damages, compensation, remuneration or wages and any claims of alleged discriminatory employment practices including any claims or causes of action under the Age Discrimination in Employment Act. By entering into this Release, Employee-Contributor is not waiving (i) any rights under any Employee Plan or under COBRA, (ii) any rights to receive Employee-Contributor’s ordinary compensation from the Company Entities in return for work performed between the date hereof and the Closing, (iii) any payments for accrued vacation through the Closing; (iv) any rights that cannot by law be waived; and (vi) any rights under the Contribution Agreement.

(b)                                 Release of Claims Arising out of Employee-Contributor’s Ownership of the Company Entities and Contribution to the Partnership.  Employee-Contributor also releases and discharges the Company Released Parties from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising under the Organizational Documents, (2) relating to the Employee-Contributor’s ownership (or alleged ownership) of any equity or other interests in any of the Company Entities (including any incentive units, options, warrants or other rights to acquire any equity or other interest in any of the Company Entities whether vested or unvested as of the date hereof), (3) relating to the adequacy of the Employee-Contributor Contribution Consideration or (4) relating to actions or omissions of the Company Entities, or any acts or omissions of the managers, directors, shareholders, members, officers or employees (former or present) of the Company Entities, including in each case any and all claims which such Employee-Contributor does not know or suspect to exist in his, her or its favor as of the date hereof or upon Closing (collectively, together with the claims released pursuant to

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Section 4(a) of this Release, the “Employee-Contributor’s Released Claims”); provided, however, the Employee-Contributor’s Released Claims shall not include such claims or causes of action that arise out of (i) the representations, warranties or covenants made by the Partnership in this Release or the Contribution Agreement or the other documents and instruments delivered pursuant thereto, or (ii) any right of Employee-Contributor under the Contribution Agreement or any other agreement to which the Partnership and Employee-Contributor are parties.  Effective upon Closing, Employee-Contributor waives any preemptive rights that he or she may have, or ever had, with respect to any interest in the Company Entities and waives any right Employee-Contributor may have under the Company Entities’ Organizational Documents or otherwise to acquire any interest in the Company Entities being transferred pursuant to, or as contemplated by, the Contribution Agreement or any transfer that occurred prior to the date thereof.  Employee-Contributor agrees not to file or permit to be filed or accept benefit from any claim, complaint or petition relating to Employee-Contributor’s Released Claims; provided, however, this shall not limit Employee-Contributor from filing an action for the sole purpose of enforcing its rights under this Release.  THE RELEASES APPLY TO ALL CLAIMS, AND EMPLOYEE-CONTRIBUTOR AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE RELEASED PARTY.

5.                                       Warranties.  Employee-Contributor agrees, represents and warrants that:

(a)                                  The Employee-Contributor Contribution Consideration is fair value for his or her Company Interests, and such fair value received and the releases and other agreements made by the Company Entities and the Partnership in this Release are good and sufficient consideration for his or her execution of this Release.

(b)                                 Employee-Contributor will sign this Release when the Contribution Agreement is executed, but the Release will not become effective until Closing.  In the event that the Contribution Agreement is terminated prior to the Closing, this Release shall thereupon become void and of no force or effect.  Employee-Contributor agrees that he or she will reaffirm and ratify this Release upon Closing by signing the attached Supplemental Mutual Release Agreement.

(c)                                  Employee-Contributor has not filed any claims, appeals, complaints, charges or lawsuits against the Company Entities with any governmental agency or court.

(d)                                 Employee-Contributor acknowledges and agrees that he or she (i) has received or had full access to all the information he or she considered necessary or appropriate to make an informed decision with respect to his or her execution of

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the Contribution Agreement and this Release and (ii) has had an opportunity to ask questions and receive answers from the Company Entities and the Partnership regarding the terms and conditions of the Contribution Agreement and this Release.

Each of the Company Entities and the Partnership agrees, represents and warrants that it will reaffirm and ratify this Release upon Closing by signing the attached Supplemental Mutual Release Agreement.

6.                                       No Right to Future Employment with the Company Entities or the Partnership.  While the Partnership or one of its affiliates may offer to employ the Employee-Contributor following the Closing, Employee-Contributor agrees and acknowledges that he/she will have no right to employment with any of the Company Entities or Partnership or any of its affiliates following the Closing.

7.                                       Choice of Law.  This Release shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Texas (without regard to any conflicts of law principle which would require the application of some other state law) and, when applicable, the laws of the United States.

8.                                       Acknowledgment of Terms.  Employee-Contributor acknowledges that he or she has carefully read the Contribution Agreement and this Release, he or she has had the opportunity for review of the Contribution Agreement and this Release by his or her attorney, he or she fully understands the final and binding effect of the Contribution Agreement and this Release, he or she has signed the Contribution Agreement voluntarily, and he or she is signing this Release voluntarily.

9.                                       Waiver.  The failure of any Party to enforce or to require timely compliance with any term or provision of this Release shall not be deemed to be a waiver or relinquishment of rights or obligations arising hereunder, nor shall this failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Release.

10.                                 Severability.  Each part, term or provision of this Release is severable from the others.  Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Release has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

11.                                 Costs and Attorneys’ Fees.  If any action is initiated to enforce this Release, the prevailing Party shall be entitled to recover from the other Party its reasonable costs and attorneys’ fees.

12.                                 No Admission of Liability.  Employee-Contributor acknowledges, by entering into this Release, that the Company Entities or Partnership do not admit to any unlawful or tortious conduct or any other wrongdoing in connection with Employee-Contributor.  Each of the Company Entities and the Partnership acknowledges, by entering into this Release, that Employee-Contributor does not admit to any unlawful or tortious conduct or any other wrongdoing in connection with any of the Company Entities or the Partnership.

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13.                                 Construction.  This Release shall be deemed drafted equally by all the Parties.  Its language shall be construed as a whole and according to its fair meaning.  Any presumption or principle that the language is to be construed against any party shall not apply.  The headings in this Release are only for convenience and are not intended to affect construction or interpretation.  The plural includes the singular and the singular includes the plural; “and” and “or” are each used both conjunctively and disjunctively; “any,” “all,” “each,” or “every” means “any and all, and each and every;” “including” and “includes” are each “without limitation;” and “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to this entire Release and not to any particular paragraph, subparagraph, section or subsection.  The word “including” (in its various forms) means including without limitation.

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IN WITNESS WHEREOF, the parties hereto have executed this Mutual Release Agreement, as of the date first above stated to be effective as of the date of Closing.

EMPLOYEE-CONTRIBUTOR

[Insert EMPLOYEE-CONTRIBUTOR’S Name]
Date:

COMPANY ENTITIES

CC ENERGY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

CROW CREEK ENERGY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

CROW CREEK OPERATING COMPANY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

7

THE PARTNERSHIP

EAGLE ROCK ENERGY PARTNERS, L.P.

By its general partner,
Eagle Rock Energy GP, L.P.

By its general partner,
Eagle Rock Energy G&P, LLC

By:
Name:	Charles C. Boettcher
Title:	Senior Vice President and General Counsel

8

SUPPLEMENTAL MUTUAL RELEASE AGREEMENT

Reference is hereby made to the Mutual Release Agreement (“Release”) made and entered into on [                        ], 2011, by and among (1)                                              (“Employee-Contributor”), (2) CC Energy II L.L.C., a Delaware limited liability company (the “Company”), Crow Creek Operating Company II L.L.C., a Delaware limited liability company, and Crow Creek Energy II L.L.C., a Delaware limited liability company (collectively the “Company Entities”), and (3) Eagle Rock Energy Partners, L.P, a Delaware limited partnership (the “Partnership”).

Each of Employee-Contributor, the Company Entities and the Partnership reaffirm and ratify the Release, and each acknowledge and agree that (i) any and all claims that may have arisen between the time of the signing of the Release and the signing of this Supplemental Mutual Release Agreement (“Supplemental Agreement”) are released and discharged pursuant to the terms mutually agreed upon in the Release, and (ii) by mutually releasing any claims that Employee-Contributor might have against any of the Company Entities or the Partnership, on the one hand, and any claims that any of the Company Entities or the Partnership might have against Employee-Contributor, on the other hand, the respective releases in the Release and in this Supplemental Agreement are supported by sufficient consideration.  Furthermore, Employee-Contributor agrees and acknowledges that (x) the benefits received by him or her pursuant to the Contribution Agreement are further consideration for his or her releases in the Release and this Supplemental Agreement, (y) he or she has received all ordinary compensation from the Company Entities due and payable to him or her between the date of the Release and the date hereof, and (iii) he or she has received all payments for accrued vacation due and payable by any of the Company Entities.

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IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Mutual Release Agreement, as of [                                ], 2011.

EMPLOYEE-CONTRIBUTOR

[Insert EMPLOYEE-CONTRIBUTOR’S Name]
Date:

COMPANY ENTITIES

CC ENERGY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

CROW CREEK ENERGY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

CROW CREEK OPERATING COMPANY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

10

THE PARTNERSHIP

EAGLE ROCK ENERGY PARTNERS, L.P.

By its general partner,
Eagle Rock Energy GP, L.P.

By its general partner,
Eagle Rock Energy G&P, LLC

By:
Name:	Charles C. Boettcher
Title:	Senior Vice President and General Counsel

11

Exhibit J-2

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (“Release”) is made and entered into by and among (1)                                                (“Manager”), (2) CC Energy II L.L.C., a Delaware limited liability company (the “Company”), Crow Creek Operating Company II L.L.C., a Delaware limited liability company, and Crow Creek Energy II L.L.C., a Delaware limited liability company (collectively the “Company Entities”), and (3) Eagle Rock Energy Partners, L.P, a Delaware limited partnership (the “Partnership”).  Manager, the Companies Entities and the Partnership are hereinafter referred to, collectively, the “Parties” and, individually, as a “Party.”  Any defined term used herein but not otherwise defined shall have the meaning given such term in the Contribution Agreement (as hereinafter defined).

RECITALS

WHEREAS, Manager is a manager on the Board of Managers of the Company;

WHEREAS, Manager will cease to be a manager on the Board of Managers of the Company at the Closing;

WHEREAS, pursuant to that certain Membership Interest Contribution Agreement, dated as of               , 2011 (the “Contribution Agreement”), by and among the Company Entities, the Partnership, Natural Gas Partners VIII, L.P. (“NGP”) and certain contributors thereto, the delivery by Manager of this Release is a condition to Closing; and

WHEREAS, the Parties desire to mutually release each other from claims and causes of action as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       Prior Rights and Obligations.  The Parties agree that this Release, the Contribution Agreement, and any other agreements entered into pursuant to the Contribution Agreement will extinguish and supersede all rights, if any, which Manager or the Company Entities may have, contractual or otherwise, relating to Manager’s continued service on, or resignation from, the Board of Managers of any Company Entity, including any rights under the Company Entities’ certificate of formation, limited liability company agreement or similar organizational documents or agreements, including (a) the Amended and Restated Operating Agreement of the Company, dated as of October 31, 2006, as amended as of the date hereof (the “Company LLC Agreement”), and (b) the Advisory Services, Reimbursement and Indemnification Agreement, effective as of October 31, 2006, by and between the Company and NGP (the “Advisory Services Agreement” and collectively, the “Organizational Documents”).

2.                                       Consideration.  The Parties agree that by mutually releasing any claims that they might have against each other, their respective releases in this Release are supported by sufficient consideration.

3.                                       Manager’s Release of Claims Against the Company Entities and the Partnership.  Manager releases and discharges the Company Entities and the Partnership, along with their owners, partners, members, affiliates, officers, directors, employees, agents, attorneys, and insurers (collectively, the “Company Released Parties”), from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising from Manager’s service on, or resignation from, the Board of Managers of the Company (including any claims for compensation, benefits, expenses, costs, damages or remuneration), (2) arising under the Organizational Documents, or (3) relating to actions or omissions of the Company Entities, or any acts or omissions of the managers, directors, shareholders, members, officers or employees (former or present) of the Company Entities, including in each case any and all claims which such Manager does not know or suspect to exist in its favor as of the date hereof or upon Closing (collectively, the “Company’s Released Claims”).  Notwithstanding anything herein to the contrary, nothing in this Release shall limit in any way any right Manager may have under (i) Section 7.08 of the Contribution Agreement or otherwise to seek indemnification under Article XIII of the Contribution Agreement or (ii) any other agreement to which the Partnership and Manager are parties.  Manager agrees not to file or permit to be filed or accept benefit from any claim, complaint or petition relating to the Company’s Released Claims; provided, however, this shall not limit Manager from filing an action for the sole purpose of enforcing its rights under this Release.  THE RELEASES APPLY TO ALL CLAIMS, AND MANAGER AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE RELEASED PARTY.

4.                                       Release of Claims Against Manager by the Company Entities and the Partnership.  Each of the Company Entities and the Partnership releases and discharges Manager from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising under the Organizational Documents, or (2) in connection with Manager acting in his or her capacity as a manager of the Board of Managers of the Company at or prior to Closing, including in each case any and all claims which any of the Company Entities or the Partnership does not know or suspect to exist in its favor as of the date hereof or upon Closing.  Notwithstanding anything herein

2

to the contrary, nothing in this Release shall limit in any way any right of the Partnership (i) to seek indemnification under Article XIII of the Contribution Agreement or (ii) under any agreement to which the Partnership and Manager are parties.  Each of the Company Entities and the Partnership agrees not to file or permit to be filed or accept benefit from any claim, complaint or petition relating to any matter released and discharged under this Section 4; provided, however, this shall not limit any of the Company Entities or the Partnership from filing an action for the sole purpose of enforcing its rights under this Release.  THE RELEASES APPLY TO ALL CLAIMS, AND EACH OF THE COMPANY ENTITIES AND THE PARTNERSHIP AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE RELEASED PARTY.

5.                                       Warranties.  Manager agrees, represents and warrants that:

(a)                                  The releases and other agreements made by the Company Entities and the Partnership in this Release are good and sufficient consideration for its execution of this Release.

(b)                                 Manager has not filed any claims, appeals, complaints, charges or lawsuits against the Company Entities with any governmental agency or court.

(c)                                  Manager acknowledges and agrees that he or she (i) has received or had full access to all the information he or she considered necessary or appropriate to make an informed decision with respect to his or her execution of this Release and (ii) has had an opportunity to ask questions and receive answers from the Company Entities and the Partnership regarding the terms and conditions of this Release.

Each of the Company Entities and the Partnership agrees, represents and warrants that the releases and other agreements made by Manager in this Release are good and sufficient consideration for its execution of this Release.

6.                                       Choice of Law.  This Release shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Texas (without regard to any conflicts of law principle which would require the application of some other state law).

7.                                       Acknowledgment of Terms.  Manager acknowledges that it had the opportunity for review of this Release by its attorney, Manager fully understands its final and binding effect, and Manager is signing this Release voluntarily.

8.                                      Waiver.  The failure of any Party to enforce or to require timely compliance with any term or provision of this Release shall not be deemed to be a waiver or relinquishment of

3

rights or obligations arising hereunder, nor shall this failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Release.

9.                                       Severability.  Each part, term or provision of this Release is severable from the others.  Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Release has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

10.                                 Costs and Attorneys’ Fees.  If any action is initiated to enforce this Release, the prevailing party shall be entitled to recover from the other party its reasonable costs and attorneys’ fees.

11.                                 No Admission of Liability.  Manager acknowledges, by entering into this Release, that the Company Entities or Partnership do not admit to any unlawful or tortious conduct or any other wrongdoing in connection with Manager.  Each of the Company Entities and the Partnership acknowledges, by entering into this Release, that Manager does not admit to any unlawful or tortious conduct or any other wrongdoing in connection with any of the Company Entities or the Partnership.

12.                                 Construction.  This Release shall be deemed drafted equally by all the Parties.  Its language shall be construed as a whole and according to its fair meaning.  Any presumption or principle that the language is to be construed against any party shall not apply.  The headings in this Release are only for convenience and are not intended to affect construction or interpretation.  The plural includes the singular and the singular includes the plural; “and” and “or” are each used both conjunctively and disjunctively; “any,” “all,” “each,” or “every” means “any and all, and each and every;” “including” and “includes” are each “without limitation;” and “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to this entire Release and not to any particular paragraph, subparagraph, section or subsection.  The word “including” (in its various forms) means including without limitation.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties hereto have executed this Mutual Release Agreement, effective as of the date of Closing.

MANAGER

[Insert MANAGER’S Name]
Date:

COMPANY ENTITIES

CC ENERGY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

CROW CREEK ENERGY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

CROW CREEK OPERATING COMPANY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

5

THE PARTNERSHIP

EAGLE ROCK ENERGY PARTNERS, L.P.

By its general partner,
Eagle Rock Energy GP, L.P.

By its general partner,
Eagle Rock Energy G&P, LLC

By:
Name:	Charles C. Boettcher
Title:	Senior Vice President and General Counsel

6

Exhibit K

MUTUAL RELEASE AGREEMENT

This Mutual Release Agreement (“Release”) is made and entered into by and among (1) Natural Gas Partners VIII, L.P. (“Contributor”), (2) CC Energy II L.L.C., a Delaware limited liability company (the “Company”), Crow Creek Operating Company II L.L.C., a Delaware limited liability company, and Crow Creek Energy II L.L.C., a Delaware limited liability company (collectively the “Company Entities”), and (3) Eagle Rock Energy Partners, L.P, a Delaware limited partnership (the “Partnership”).  Contributor, the Companies Entities and the Partnership are hereinafter referred to, collectively, the “Parties” and, individually, as a “Party.”  Any defined term used herein but not otherwise defined shall have the meaning given such term in the Contribution Agreement (as hereinafter defined).

RECITALS

WHEREAS, Contributor has certain ownership interests (the “Company Interests”) in the Company;

WHEREAS, pursuant to that certain Membership Interest Contribution Agreement, dated as of               , 2011 (the “Contribution Agreement”), by and among the Parties and certain other contributors, Contributor has agreed to contribute its Company Interests to the Partnership in exchange for the Contribution Consideration (as defined in the Contribution Agreement) allocated to Contributor pursuant to the Contribution Agreement (the “NGP Contribution Consideration”); and

WHEREAS, the Parties desire to mutually release each other from claims and causes of action as hereinafter set forth.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       Prior Rights and Obligations.  The Parties agree that this Release, the Contribution Agreement, and any other agreements entered into pursuant to the Contribution Agreement will extinguish and supersede all rights, if any, which Contributor or the Company Entities may have, contractual or otherwise, relating to Contributor’s ownership of any equity or other interests in any of the Company Entities (including any options, warrants or other rights to acquire any equity or other interest in any of the Company Entities), including any rights under the Company Entities’ certificate of formation, limited liability company agreement or similar organizational documents or agreements, including (a) the Amended and Restated Operating Agreement of the Company, dated as of October 31, 2006, as amended as of the date hereof (the “Company LLC Agreement”), (b) the Voting and Members Agreement, effective as of October 31, 2006 by and among the Company, Contributor and certain other parties thereto (the “Voting Agreement”), (c) the Advisory Services, Reimbursement and Indemnification Agreement, effective as of October 31, 2006, by and between the Company and Contributor (the “Advisory Services Agreement”), and (d) the Subscription and

Contribution Agreement, effective as of October 31, 2006, by and among the Company, Contributor, and certain other parties, as amended as of the date hereof (the “Subscription Agreement” and collectively, the “Organizational Documents”).

2.                                       Consideration.  Contributor agrees and acknowledges that the NGP Contribution Consideration and other benefits received by Contributor pursuant to the Contribution Agreement are sufficient consideration for Contributor’s release in this Release.

3.                                       Contributor’s Release of Claims Against the Company Entities and the Partnership.  Contributor releases and discharges the Company Entities and the Partnership, along with their owners, partners, members, affiliates, officers, directors, employees, agents, attorneys, and insurers (collectively, the “Company Released Parties”), from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising under the Organizational Documents, (2) relating to the Contributor’s ownership (or alleged ownership) of any equity or other interests in any of the Company Entities (including any incentive units, options, warrants or other rights to acquire any equity or other interest in any of the Company Entities whether vested or unvested as of the date hereof), (3) relating to the adequacy of the NGP Contribution Consideration or (4) relating to actions or omissions of the Company Entities, or any acts or omissions of the managers, directors, shareholders, members, officers or employees (former or present) of the Company Entities, in each case to the extent that such acts or omissions relate to the ownership or operation of the Company Entities, including in each case any and all claims which such Contributor does not know or suspect to exist in its favor as of the date hereof or upon Closing (collectively, the “Company’s Released Claims”).  Notwithstanding anything herein to the contrary, nothing in this Release shall limit in any way any right of Contributor under (i) Section 7.08 of the Contribution Agreement, if applicable, or otherwise to seek indemnification under Article XIII of the Contribution Agreement or (ii) any other agreement to which the Partnership and Contributor are parties, including the Registration Rights Agreement and the Voting Agreement.  Effective upon Closing, Contributor waives any preemptive rights that it may have, or ever had, with respect to any interest in the Company Entities and waives any right Contributor may have under the Company Entities’ Organizational Documents or otherwise to acquire any interest in the Company Entities being transferred pursuant to, or as contemplated by, the Contribution Agreement or any transfer that occurred prior to the date thereof.  Contributor agrees not to file or permit to be filed or accept benefit from any claim, complaint or petition relating to the Company’s Released Claims; provided, however, this shall not limit Contributor from filing an action for the sole purpose of enforcing its rights under this Release.  THE RELEASES APPLY TO ALL CLAIMS, AND CONTRIBUTOR AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE

2

TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

4.                                       Release of Claims Against Contributor by the Company Entities and the Partnership.  Each of the Company Entities and the Partnership releases and discharges Contributor, along with its owners, partners, members, affiliates, officers, directors, employees, agents, attorneys, and insurers (collectively, the “Contributor Released Parties”), from any and all obligations and claims, demands and causes of action, whether known or unknown, that have accrued or may accrue and that relate to acts or omissions prior to Closing or that relate to the Closing (including any and all damages, whether known or unknown, arising by statute, common law, in contract, in tort or otherwise, of any kind, character or nature whatsoever) (1) arising under the Organizational Documents, (2) relating to the Contributor’s ownership of any equity or other interests in any of the Company Entities or (3) relating to actions or omissions of Contributor, or any acts or omissions of the managers, directors, shareholders, members, officers or employees (former or present) of Contributor, in each case to the extent that such acts or omissions relate to the ownership or operation of the Company Entities, including in each case any and all claims which any of the Company Entities or the Partnership does not know or suspect to exist in its favor as of the date hereof or upon Closing.  Notwithstanding anything herein to the contrary, nothing in this Release shall limit in any way any right of the Partnership (i) to seek indemnification under Article XIII of the Contribution Agreement or (ii) under any agreement to which the Partnership and Contributor are parties, including the Registration Rights Agreement and the Voting Agreement.  Each of the Company Entities and the Partnership agrees not to file or permit to be filed or accept benefit from any claim, complaint or petition relating to any matter released and discharged under this Section 4; provided, however, this shall not limit any of the Company Entities or the Partnership from filing an action for the sole purpose of enforcing its rights under this Release.  THE RELEASES APPLY TO ALL CLAIMS, AND EACH OF THE COMPANY ENTITIES AND THE PARTNERSHIP AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR ANY OTHER JURISDICTION THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY SUCH PARTY MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

5.                                       Warranties.  Contributor agrees, represents and warrants that:

(a)                                  The NGP Contribution Consideration and the releases and other agreements made by the Company Entities and the Partnership in this Release are good and sufficient consideration for its execution of this Release.

(b)                                 Contributor has not filed any claims, appeals, complaints, charges or lawsuits against the Company Entities with any governmental agency or court.

3

Each of the Company Entities and the Partnership agrees, represents and warrants that the releases and other agreements made by Contributor in this Release are good and sufficient consideration for its execution of this Release.

6.                                       Choice of Law.  This Release shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Texas (without regard to any conflicts of law principle which would require the application of some other state law).

7.                                       Acknowledgment of Terms.  Contributor acknowledges that it had the opportunity for review of this Release by its attorney, Contributor fully understands its final and binding effect, and Contributor is signing this Release voluntarily.

8.                                       Waiver.  The failure of any Party to enforce or to require timely compliance with any term or provision of this Release shall not be deemed to be a waiver or relinquishment of rights or obligations arising hereunder, nor shall this failure preclude the enforcement of any term or provision or avoid the liability for any breach of this Release.

9.                                       Severability.  Each part, term or provision of this Release is severable from the others.  Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Release has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

10.                                 Costs and Attorneys’ Fees.  If any action is initiated to enforce this Release, the prevailing party shall be entitled to recover from the other party its reasonable costs and attorneys’ fees.

11.                                 No Admission of Liability.  Contributor acknowledges, by entering into this Release, that the Company Entities or Partnership do not admit to any unlawful or tortious conduct or any other wrongdoing in connection with Contributor.  Each of the Company Entities and the Partnership acknowledges, by entering into this Release, that Contributor does not admit to any unlawful or tortious conduct or any other wrongdoing in connection with any of the Company Entities or the Partnership.

12.                                 Construction.  This Release shall be deemed drafted equally by all the Parties.  Its language shall be construed as a whole and according to its fair meaning.  Any presumption or principle that the language is to be construed against any party shall not apply.  The headings in this Release are only for convenience and are not intended to affect construction or interpretation.  The plural includes the singular and the singular includes the plural; “and” and “or” are each used both conjunctively and disjunctively; “any,” “all,” “each,” or “every” means “any and all, and each and every;” “including” and “includes” are each “without limitation;” and “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to this entire Release and not to any particular paragraph, subparagraph, section or subsection.  The word “including” (in its various forms) means including without limitation.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties hereto have executed this Mutual Release Agreement, effective as of the date of Closing.

CONTRIBUTOR

NATURAL GAS PARTNERS VIII, L.P.

By:	G.F.W. Energy VIII, L.P., its general partner

By:	GFW VIII, L.L.C., is general partner

By:
Name:
Title:

COMPANY ENTITIES

CC ENERGY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

CROW CREEK ENERGY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

CROW CREEK OPERATING COMPANY II L.L.C.

By:
Maurice F. Storm
Chief Executive Officer and President

5

THE PARTNERSHIP

EAGLE ROCK ENERGY PARTNERS, L.P.

By its general partner,
Eagle Rock Energy GP, L.P.

By its general partner,
Eagle Rock Energy G&P, LLC

By:
Name:	Charles C. Boettcher
Title:	Senior Vice President and General Counsel

6